                               TABLE OF CONTENTS

Tab     Contents
---     --------
1       Certified Resolutions and Incumbency Certificate - BMBC
2.      FIserv CIR, Inc.  Unanimous Written Consent
3.      License and Service Agreement
4       Index of Schedules, Exhibits, Addenda and Other Documents
5       Schedule 1 - License Fee/Professional Service Fee/Maintenance
                      Services Pricing and Payment
6       Exhibit A to Schedule 1 - CBS Documentation Request Form
7       Schedule 2 - Third Party Hardware and Software
8       Schedule 2.1 - Third Party Hardware and Software
9       Exhibit A to Schedule 2 - System Engineering Support
10      Schedule 3 - Business Requirements
11         Exhibit A to Schedule 3 - Day One Modifications
12.          1.      Line of Credit Backdate Rate Change
13           2.      Payment Factors for Credit Lines
14           3.      Unapplied Payment Buckets
15           4.      Construction Loans
16           5.      Backroom Systems Software Interface
17           6.      Overdraft Processing - "Tiered Pricing"
18           7.      Currency Transaction Reporting Interface
19           8.      Bank Card Limits
20           9.      Telephone Banking - Future Dated Transfers
21          10.      Telephone Transfer - Per Diem Figure on Loan Payoffs
22          11.      Telephone Banking - Date Driven Transaction History
23          12.      Telephone Banking - Whisper
24          13.      W-8's
25          14.      Safe Deposit Box Numbers


                         TABLE OF CONTENTS (Continued)

26       Exhibit B to Schedule 3
27      1.  Overpayment on Loan Payoff
28      2.  HUMDA Interface
29      3.  Account Analysis Statement Regeneration

30      4.  Checks Stop/Hold Display
31      5.  BILL Paying
32      6.  Duplicate Social Security Number
33      7.  Member Banker Identifier
34      8.  Fastcloser Interface
35       Schedule 4 - Preliminary Project Plan
36       Exhibit A to Schedule 4 - Generic Gantt Chart
37       Exhibit A to Schedule 4 - Revised Gantt Chart
38       Addendum No.1
            Section 3.9 - Professional Services
            Section 12  - Warranties
            Section 19.4 - Non-Assignment
            Section 19.5 - Non-Assignment
            Additional Provision - Cap of $50,000 on FIserv Travel &
                                     Living Expense
39       Addendum No. 2 - FIserv Fusion Deconversion
            Waiver of Termination Fee
            Waiver of Deconversion Tape Expense
            Authority to use Fusion beyond termination date if required
40       Addendum No. 3 - Vendor Questionnaire Response
41       Addendum No. 4 - CBS Proposal
42       Addendum No. 5 - Corporate Guarantee by Flserv Inc.
43       Addendum No. 6 - Confidentiality Agreement


TABLE OF CONTENTS (Continued)

44       Addendum No. 7 - Correspondence

         August 16 - Customization Requirements Sample
         Construction Loan Reports
         November 23 - Resolved Issues
         November 29 - Resolved Issued
         December 2 - Response to November 29 Letter
         December 2 - Regulatory Assistance Center
                        Day One Modification Change Requests

         December 2 - Agreement Language
         December 5-Teller Equipment
         Conversion Schedule Language Account Mix for Warranty
         December 9- Language Modifications (Various)
         December 14 - Corrections (Various)
         December 15 - Agreement Language (Various)
         December 19 - Construction Loans
         December 19 - Cash Management Commitments
                         Construction Loans

45       Addendum No. 8 - Credit Collection Accounting System


      -------------    0 T H E R  ------------------
46       Regulatory Assistance Center Agreement
47       Culverin Platform Automation Agreement
48       Shatswell McCloud Audit Software Agreement
49       CCAS Agreement
50       Image Software Agreement
51       PA Dept. of Banking Capital Expenditure Approval
52       FDIC Performance of Banking Services Notice


                          Bryn Mawr Bank Corporation
                             801 Lancaster Avenue
                      Bryn Mawr, Pennsylvania 19010-3396
                                (2l5) 526-2300


               CERTIFIED RESOLUTIONS AND INCUMBENCY CERTIFICATE
               ------------------------------------------------


     The undersigned Secretary of Bryn Mawr Bank Corporation does hereby certify that the following is a true and correct copy of resolutions duly adopted at a meeting of the Board of Directors of the Corporation held and called on December 15, 1994 at which a quorum was present and that said resolutions remain in full force and effect as of the date hereof.

                     Resolutions of the Board of Directors
                                      of
                          Bryn Mawr Bank Corporation
                          --------------------------

     RESOLVED, that the Board of Directors of Bryn Mawr Bank Corporation (the "Corporation") hereby approves; ratifies, confirms and adopts the terms and conditions of the LICENSE AND SERVICE AGREEMENT with its Schedules and Exhibits (the "agreement") by and between FISERV CIR, Inc. ("FISERV")and the Corporation in substantially the form presented to the Board of Directors.

     FURTHER RESOLVED, that the following persons (each an "Authorized Officer") be and they hereby are, authorized to execute and deliver, on behalf of the Corporation, the Agreement, together with such revisions as they consider appropriate and any further amendments thereto, as deemed necessary or appropriate by any such Authorized Officer.

1.   Robert L. Stevens, President

2.   Samuel C. Wasson, Jr., Secretary

3.   Joseph W. Rebl, Treasurer

     FURTHER RESOLVED, that any Authorized Officer be, and each of them hereby is, authorized, jointly and severally, to take any and all action and execute and deliver any and all documents in the name and on behalf of the Corporation as may be deemed necessary or appropriate by any such Authorized officer to carry out the purposes and intent of the foregoing resolutions and to perform the obligations of the Corporation under the Agreement and any amendment thereto.

     FURTHER RESOLVED, that all actions heretofore taken by the officers of the Corporation, and those of the officers of its subsidiary, The Bryn Mawr Trust Company (the "Bank"), and on its behalf, in connection with any of the foregoing matters are hereby in all respects ratified, confirmed and approved by the Board of Directors of the Corporation.

     FURTHER RESOLVED, that the approval of the Agreement is subject to the specific condition that any approval required by the Bank from the Pennsylvania Department of Banking pursuant to the Pennsylvania Banking Code of 1965, as amended, and regulations issued thereunder with respect to the equipment acquired pursuant to the Agreement based on a percentage of the amount of the Bank's capital, surplus, unallocated reserves, undivided profits and capital securities is duly obtained by the Bank.

Incumbency and Signature Certificate

This Certificate is executed and delivered to FIserv in connection with the Agreement. the undersigned Secretary of the Corporation hereby certifies that
(i) the individuals listed below are duly elected officers of the Corporation, and (ii) they hold the offices listed below their names and their signatures are set forth opposite their names.

Robert L. Stevens
President

Samuel C. Wasson, Jr.
Secretary

Joseph W. Rebl
Treasurer

Certificate of Corporate Secretary

I, Samuel C. Wasson, Jr., Secretary of the Corporation, certified that the above resolutions are true and correct copies of the resolutions duly adopted at a meeting of the Board of Directors of the Corporation duly called and held on December 15, 1994 and the same now appears in the minute book of the Board of Directors of the Corporation and the minutes reflect that a quorum was present at the meeting of the Board of Directors at which the resolutions were adopted. I further certify that, as of the date hereof, the foregoing resolutions and Incumbency and Signature Certificate are in full force and effect and have not been modified or rescinded.

     Witness my hand and the seal of the Corporation this 21st day of December, 1994.

Samuel C. Wasson, Jr.

(Affix Corporate Seal)


                               FISERV CIR, INC.
              UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS
              ---------------------------------------------------

     The undersigned, being the sole director of FIserv CIR, Inc., a Delaware Corporation (the "Corporation"), DO HEREBY CONSENT to the adoption of, and DO HEREBY ADOPT, the resolutions hereinafter set forth as the action of the Board of Directors pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, with the same force and effect as if they had been duly adopted at a special meeting of the Board of Directors of the Corporation duly called and held for such purposes, and DO HEREBY DIRECT the Secretary of the Corporation to file this Consent in the minute books of the Corporation:

          WHEREAS, Raju Shivdasani holds the position of President, CBS Division, and

          WHEREAS, FIserv CIR, Inc., is a wholly owned subsidiary of FIserv, Inc., having offices at 2601 Technology Drive, Orlando, Florida, among other locations.

          RESOLVED, that the President of the CBS Division has the authority to act on behalf of FIserv in all matters involving the CBS Division locations.

          IN WITNESS WHEREOF, the undersigned, being the sole Director of the Corporation, has executed this consent as of the 28th day of December 1994.

George D. Dalton


Attested on December 28, 1994
by Charles W. Sprague,
Assistant Secretary,
Flserv CIR, Inc.


                               FISERV CIR, INC.

                      CERTIFICATE OF ASSISTANT SECRETARY
                      ----------------------------------

     The undersigned, Charles W. Sprague, Assistant Secretary of FIserv CIR, Inc., a Delaware Corporation ("Flserv"), hereby certifies as follows:

          1. Attached hereto as Exhibit A is a true and correct copy of certain resolutions adopted by the Board of Directors of FIserv by unanimous written consent dated December 28, 1994, relating to that certain agreement with Bryn Mawr Bank Corporation; and such resolutions have not, since their adoption, been in any way modified or rescinded, are in full force and effect on the date hereof and are all resolutions adopted by the Board of Directors of Flserv in connection with such agreement and the transactions contemplated thereby.

          2. The following persons are now, and at all times since September 30, 1994 have been, duly elected officers of Flserv, holding the office or offices shown below and the signature set forth next to the name of each such officer is his true and actual signature:

Name                       Office                             Signature
Raju Shivdasani   President, CBS Division, Flserv CIR, Inc.

Charles W. Sprague Assistant Secretary

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the 28th day of December 1994.


                           Charles W. Sprague, Secretary


     The undersigned, George D. Dalton, Chairman of the Board of FIserv, hereby certifies that Charles W. prague is, and has been at all times since September 30, 1994, the duly elected and acting Secretary of Flserv and that the signature set forth above his true and actual signature.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 28th day of December, 1994.


                           George D.  Dalton, Chairman of the Board


General Authority
-----------------

     RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed to take all such further actions and to execute and deliver, in the name and on behalf of the Corporation and under its corporate seal or otherwise, any and all such further documents and instruments and to pay all such expenses, as they or any of them may deem necessary or advisable to carry out fully the purposes and intent of the foregoing resolution and the transactions contemplated thereby; and that the taking of any such action, the execution and delivery of each such document or instrument, and the payment of each such expenses shall be conclusive evidence of their necessity or advisability.

     IN WITNESS WHEREOF, the Undersigned being the sole director of the Corporation, has hereunto signed this consent as of the 28th day of December, 1994.


                           George D. Dalton

License and Service Agreement

This LICENSE AND SERVICE AGREEMENT numbered  3810145 is entered into as of the
                                             --------
Effective Date below by and between


     FIserv CIR, Inc.


a Corporation whose registered office is located at


     2601 Technology Drive
     Orlando, FL 32804


(hereinafter called 'Company') and


     Bryn Mawr Bank Corporation


whose registered office is located at


     801 Lancaster Avenue
     Bryn Mawr, PA 19010


(hereinafter called 'Client')



This Agreement shall be construed and enforced under the laws of the State of Pennsylvania.



Effective Date:        December 30, 1994

       Witnesseth:

       WHEREAS, Company is the licensor of the Software System (as hereinafter defined), and

       WHEREAS, Client wishes to install and Use (as hereinafter defined), the Software System in Client's premises.

       NOW, THEREFORE, be parties hereto agree from the Effective Date as follows:


L      Definitions

       The following are the definitions of various terms used in this
       Agreement:

1.1 'Accounts' means the total number of individually designated accounts processed by the Transaction, Time, and Loan Subsystems of the Software System.

1.2 'Archive Location" means that premise identified on Schedule I of this Agreement in which Client will maintain a non-production copy of the Software System and Modifications.

1.3 'Business Requirements"' means those high level descriptions of specific Client required modifications outlined in Schedule 3 of this Agreement.

1.4 'Client Confidential Information' means any confidential information concerning Client's business and all data pertaining to Client's customers.

1.5 'Computer System' means that dedicated computer machinery and manufacturer-supplied software that meets or exceeds the requirements identified on Schedule 2. Client shall have the sole responsibility to own or lease the equipment. Client shall have the responsibility to unpack, install, test and maintain the Computer System in accordance with all applicable building or electrical codes, regulations or requirements. Company will provide Client assistance with the planning and installation of the Computer System as detailed on Exhibit A to Schedule 2 of this Agreement in consideration for Client acquiring the equipment through the Company.

1.6 'Conversion' means the development by Company of computer programs designed to transfer the Client's existing data to the Software System and Modifications specified on Exhibit A. to Schedule 3 of the Agreement (the 'Exhibit A Modifications') and the actual successful transfer of Clients existing data to the Software System and Exhibit A Modifications in a form which is efficiently readable by the Software System and Exhibit A Modifications and that can be effectively processed by the Software System and Exhibit A Modifications. The Company hereby agrees to accept Flserv Fusion deconversion media and formats on behalf of Client. Client agrees to provide in records and data not processed with FIserv
       Fusion in a media format approved for use by the Company in order for the Company to fulfill its Conversion related tasks. Conversion of Client's data to the Software System and Exhibit A Modifications shall be deemed to be completed upon the conclusion of the events identified on Schedule 4 of this Agreement as well as the following:

           (i) Application file to file conversion of Client input files, reports and history to the Software System and Exhibit A Modifications. Client must be able to prove monetary amounts, with reasonable allowance for rounding errors.

          (ii) All Exhibit A to Schedule 3 modifications are delivered, operational and free from Specification Nonconformities.

         (iii) Successful completion in a live production environment of seven
               (7) consecutive end-of-day batch processing runs and at least one
               (1) month-end batch processing run, one (1) successful mid-month Freddie Mac Investor Reporting cycle and one (1) successful month-end dealer reserve accounting period.

          (iv) Successful mapping of Client products to the Software System and Exhibit A Modifications from the Flserv Fusion Systems, CLCS Construction Loan System and Bryn Mawr Trust Safe Deposit Box System.

           (v) Successful interface of the following Subsystem with the Software Ye"o

               a.  Culverin Platform Automation System
               b.  CCAS Credit Collection Accounting System
               c.  MAC ATM Processing
               d.  Flserv Distributed Processing Group Automated Return System
               e.  Flserv Distributed Processing Group Proof and Correction
                   System
               f.  lntervoice Telephone Banker VRU
               g.  Credit Bureau acceptance of tapes produced by the  CBS System
               h.  CBS Cash Management System
               i.  Regulatory Assistance Center Interface

          (vi) Client Acceptance and Conversion sign-off, which will not be unreasonably withheld in light of the aforementioned criteria being met.

1.6.1 Company agrees to assist Client by exercising reasonable professional effort to help facilitate the interface of the following with the Software System at no additional cost to Client.

          j.  Level 3 Audit Software
          k.  IPS Accounts Payable Software
          l.  IPS Investment Account Software
          m.  IPS Fixed Asset Accounting Software

          n.  OKRA MCIF File Preparation
          o.  G.G. Pulley POD Interface

1.7 'Documentation' means those manuals containing descriptions of the functionality and operating procedures of the Software System further described on Exhibit A to Schedule 1 of this Agreement.

1.8 'Effective Date' means the date identified as such in this Agreement as the date upon which this Agreement shall commence.

1.9 'Enhancements' mean changes made to the Software System which add program features or functions not originally within the Software System along with appropriate Documentation, generally packaged as additional modules of the Software System, and which are generally provided to Company's clients upon payment of additional license fees. Company reserves the right to reasonably define which changes are Enhancements and will be priced separately. Client will have no obligation to acquire or ba use Enhancements.

1.10 'Functional Specifications' means that work product produced by the Company for Client in accordance with the Client's defined Business Requirements.

1.11 'License Fee' means the total sum specified on Schedule I to this Agreement for the subsystems of the Software System identified on
       Schedule 1 of this Agreement, together with three (3) sets of the Company Standard Documentation including Complimentary Product Guides and Internal Operations Guides for the subsystems identified on Schedule 1, License Section Part A of this Agreement. Company hereby agrees, other
       ---------------
       than as outlined on Schedule I to this Agreement, that there will be no additional License Fees payable by the Client for Use of the Modifications identified on Exhibit A and Exhibit B to Schedule 3 of this Agreement.

1.12 'Maintenance Fee means those fees for the time being in effect for the provision of the Maintenance Services hereunder.

1.13 'Maintenance Services' means services to keep the Software System and Exhibit A and Exhibit B Modifications on Schedule 3 of this Agreement up to date through periodic Upgrades, sometimes referred to as base releases, including without limitation maintaining compliance with regulations and for services to correct a Nonconformity in the Software System and Modifications identified on Schedule 3 of this Agreement as it is upgraded from time to time. Maintenance Services will also apply to Enhancements, though *the Company may add additional maintenance fees for Enhancements which the Client consents to acquire and use. Maintenance Services are available only for the current and last prior release of the Software System.

1.14 'Modifications' as used in this Agreement means programming changes made to the Software System performed by the Company.

1.15 'Nonconformity' means a failure of the Software System and Modifications identified on Exhibit A and Exhibit B to Schedule 3 of this Agreement to accurately and efficiently process Client's data or to perform functions described in Company's Documentation and/or Company's System Detailed Specifications. Each reported Nonconformity will be classified by Company in accordance with the following list of priorities

       (a) Level One: Any Nonconformity which renders the Software System or any modification to it performed by Company inoperative.

       (b) Level Two: Any Nonconformity which significantly degrades the performance of the Software System or Modifications to it performed by Company, or which affects regulatory compliance, including but not limited to the calculation of interest, fees and balances, and errors affecting the accuracy of CUSTOMER statements.

       (c) Level Three: A Nonconformity which has a significant impact on the Client's ability to perform its normal business functions and for which no circumvent procedure is available.

       (d) Level Four: A Nonconformity which negatively impacts the ability of the Client to perform its normal business functions but for which there is a relatively cost effective circumvent procedure available.

       (e) Level Five: A Nonconformity which does not fit into any of the above categories.

1.16 'Other Location' means that premise identified on Schedule I of this Agreement in which Client may maintain an additional non-production copy of the Software System.

1.17 'Processing Location means the premise identified on Schedule 1 of this Agreement in which Client will operate and Use the Software System.

1.18 'Professional Service Fees' means those services provided by Company to perform installation and Conversion activities, make modifications and interfaces, train Client's employees or other services referred to in
       Schedule 1 of the Agreement and agreed to by Company and Client. Professional Service fees for the modifications included on Exhibit A and Exhibit B to Schedule 3 are defined in the Professional Services Section of Schedule 1 of the Agreement. The Aggregate Professional Services Fees agreed to by the parties in Parts A, B and C of Professional Services Section of Schedule I to the Agreement total $266,825 (which reflects the $16,000 discount offered per Robin Smith's letter dated November 29,1994). Additional Professional Service

       Fees may be incurred outside of those identified on Schedule 1 at the request of Client, and agreed to by Company, for the daily rates identified on Schedule 1 in Part D.

1.19   'Project Plan' means that document, substantially similar to Exhibit A of
       Schedule 4 of this Agreement, which from time to time will be updated and amended by mutual agreement of the Company and Client for any work contemplated by this Agreement. Company and Client agree that additions, modifications or changes to the Project Plan are meant to add detailed task items for the purpose of better project management and in no cam? are to be construed as a change to the scope, nature or timing of the Conversion nor construed as an agreement to delay or change the Conversion Date provided, however, that the Conversion Date may be delayed or postponed by be mutual agreement of the parties to this Agreement which is evidenced by a writing signed by duly authorized representatives of be parties hereto.

1.20 'Software System' means the computer programs in source code and procedure statements in machine readable form, together with three (3) sets of the Company standard Documentation including Complimentary Product Guides and Internal Operations Guides for the subsystems identified on Schedule 1, License Section Part A of this Agreement. The Software System does not, unless specified differently, include separate, independent and standalone modules, subsystems or modifications which have been developed and maintained by me Company, Client or any Third Party.

1.21 'Specification Nonconformity' means a failure of the modified Software System to operate in accordance with the System Detail Specifications. Following Client Acceptance of modifications, Specification Nonconformities will be handled according to the list of priorities defined in Section 1.14 of this Agreement

1.22 'System Detail Specifications' means those detailed work specifications developed by Company for Client as a result of the Client's defined Business Requirement(s) and subsequent acceptance of the Functional Specifications of the Business Requirement.

1.23 'Taxes' means all sales, use, excise, value added, and other taxes and duties however designated which are levied by any taxing authority having jurisdiction over the Client. Taxes shall not include any levies by any taxing authority which are based upon the net income of Company.

1.24 'Third Party' means any party other than Company's employees or subcontractors.

1.25 'Upgrades' means changes made to the Software System and Modifications to it performed by Company and related Documentation to maintain compatibility with operating system software release, improve upon previously existing features, perform program fixes and maintain the

       Software System and modifications in compliance with regulatory requirements and which are sometimes referred to as "base releases" and are available to Client for no additional License, Maintenance and typically do not involve additional Professional Services Fees.

1.26 'Use' means copying or loading any portion of the Software System or modifications thereof from storage units or media into any equipment for the processing of data by the Software System and Modifications once so loaded, or the operation of any procedure or machine instruction utilizing any portion of either the computer program or instructional material supplied with the Software System. Use is deemed to occur at the Processing Location where any of the above Processes happen. Use is limited to type of operations described in Company Documentation solely to process Client's own work and that of majority-owned affiliates. Use specifically excludes any service bureau or timeshare services to minority-owned or unaffiliated third parties without prior written consent by Company and payment by Client of additional fees in accordance with mutually agreed terms.

1.27 'Workday' means an eight-hour working day for the purposes of this Agreement.

1.28   'Conversion Date' means the date on which the results identified on
       Section 1.6 of this Agreement are successfully attained and the successful completion of tasks identified on the Project Plan which must occur on or before November 24, 1995. This date cannot be delayed or postponed without prior written agreement by Company and Client.

2.     License to Use the Software System

2.1 Company agrees to furnish the Software System and Modifications identified on Exhibit A and Exhibit B to Schedule 3 of this Agreement to Client and does hereby grant to Client a non-exclusive, nontransferable License to Use the Software System and Modifications thereof at the Processing Location to press the designated number of Accounts as specified on Schedule 1 of this Agreement.

2.2 Client may change the Processing Location, without cost to Client, in the event Client transfers it's data processing department to a new Processing Location within the same country as the Processing Location. Client will provide Company with a minimum of fifteen (15) days advance notice of any proposed transfer of the Processing Location in which the Software System is being used for production purposes.

2.3 The Company, prohibits the copying of any portions of the Software System except that Client may copy reasonable quantities of the Documentation; and may copy machine language code, in whole or in part, in reasonable quantities, in printed or electronic form, for use by Client at another location for archives back-up, emergency restart or testing purposes, or to replace copy made on defective media. The original, and any copies of the Software System, or any part thereof, shall be the property of Company.

2.4 Client shall maintain copies of the Software System and Modifications thereof at the locations) specified on Schedule 1 of this Agreement. Client may, in the event of a Computer System failure, malfunction, disaster or for disaster recovery testing purposes, utilize copies of the Software System and Modifications at other than the Processing Location, provided &at upon correction of the Computer System failure, malfunction, disaster or completion of the disaster recovery testing, the Software System and Modifications thereof are returned to production Use solely at the Processing Location.

2.5 Client shall reproduce and include Company's copyright and other proprietary notices on all copies, in whole or in part, in any form, of the Software System made in accordance with the terms of this Agreement.

2.6 Company grants to Client the right to Use any Enhancements or modifications furnished or authorized by Company pursuant to a separate written agreement.

3.     Professional Services

3.1 In consideration of the payment to Company by Client of the Professional Services Fees and the cost of all items and services provided and any other expenses incurred by Company in connection with this Agreement, as defined on Schedule 1, Company hereby agrees to provide personnel to work on behalf of Client in accordance with the terms and conditions set out below.

3.2 Company shall develop modifications to the Software System for the Client based upon the Business Requirements attached as Schedule 3 to this Agreement. The costs for these modifications are outlined on Schedule 1 of this Agreement.

3.3 Company shall provide a Project Plan based upon the requirements set forth on Schedule 4 to this Agreement and substantially similar to the Project Plan attached as Exhibit A to Schedule 4 of this Agreement. The Project Plan provided to Client shall contain a listing of the nature and timing of the tasks to complete the project, some of which are to be performed by Company and some by Client. Company shall utilize its reasonable best efforts to complete the project in accordance with the dates set forth in the Project Plan. Furthermore, Company and Client, agree that any additions, changes or deletions to the Project Plan will be incorporated as part of Schedule 4 to this Agreement provided, however, that the Conversion Date may be delayed or postponed by the mutual agreement of the parties to this Agreement which is evidenced by a writing signed by duly authorized representatives of the parties hereto.

3.4    Company is to provide Modifications defined on Exhibit A and Exhibit B to
       Schedule 3 of this Agreement, and is to provide installation and conversion services and training services for Client for the Software System and Modifications. The fees for the Modifications are specified on
       Schedule 1. The nature and timing of installation, conversion tasks and training shall be specified in the Project Plan mutually agreed upon by the parties hereto.

3.5 Modifications to the Software System shall be based upon specifications created by Company and approved by Client as provided below:

          (i) Company shall develop Functional Specifications based upon the Business Requirements contained in Schedule 3 of this Agreement Company shall not be obligated to perform any development work until the Functional Specifications have been accepted in writing by Client which acceptance shall not be unreasonably withheld or unduly delayed. Company and Client agree the Functional Specifications developed will be incorporated as part of this Agreement.

         (ii) Modifications, changes or additions to the Software System beyond those stated in the Functional Specifications shall be added only upon mutual written agreement. In the event the parties agree to add any such items, the Project Plan shall automatically be modified to the extent necessary to allow for the implementation or provision of the items.

        (iii) After the acceptance of the Functional Specifications, the Company shall prepare "System Detail Specifications" including an acceptance test plan for the adaptations described Herein. After Client's written acceptance of the System Detail Specifications, which acceptance shall not be unreasonably withheld or delayed, Company shall commence activities to modify the Software System for use by Client in accordance with the Project Plan.

         (iv) The Software System Modifications shall be deemed to have been accepted by Client upon the completion of a formal acceptance test (as set forth in the Systems Detail Specifications) and Client written acceptance. Acceptance by Client will not be unreasonably withheld or unduly delayed. Client agrees promptly to notify Company in writing (and with reasonable particularity) upon conclusion of the acceptance test or earlier upon discovery of any Specification Nonconformities disclosed by such testing or use. Company shall correct any Specification Nonconformities disclosed by such testing without further charge to Client within a reasonable time of Client's notice.

3.6 Additional Professional Services Fees may be incurred outside of those identified on Schedule I at the request of Client, and agreed to by Company, for the daily rates identified on Schedule 1.

3.7 If support is primarily required in part days, Company may notify Client that an hourly fee rate shall apply. The hourly rate will be calculated prorata of the stated daily rate unless otherwise agreed.

3.8 The daily rates quoted in Schedule I will be valid for three (3) months following Client's conversion and acceptance of the Software System. Thereafter, they will be subject to change by Company on one (1) months notice

4.     Maintenance Services

4.1 In consideration of the payment to Company by Client of the Maintenance Fee, Company agrees to furnish to Client Maintenance Services as described and subject to the terms and conditions contained in Agreement.

4.2 Company shall maintain the Software System and Modifications identified on Exhibit A and Exhibit B to Schedule 3 of this Agreement with appropriate features.that will enable the Client to comply with applicable Federal and State regulations.

4.3 As part of Maintenance Services, Company shall provide telephone support for reporting of Level One, Level Two, or Level Three Nonconformities twenty-four hours per day, seven days per week Company shall accept reports of Level Four and Level Five Nonconformities or related Client questions during normal business hours on Monday through Friday from 8:30 AM to 5:30 PM Eastern time. Company may, upon Client authorization and initiation, u@e remote diagnostic software and dial-up telephone lines in providing these services.

4.4 Company shall promptly assign such technical personnel as are necessary to identify, isolate, and reconstruct any reported Level One Nonconformity and, provided that such Level One Nonconformity is capable of reconstruction and is due to a defect in the Software System or modification thereof performed by Company, Company shall utilize its best efforts to correct or utilize a circumvent procedure to restore system operation within twenty-four (24) hours of Company's receipt of the call. Company shall provide such services to Client free of any additional Maintenance Fees and charges, including but no limited to any reimbursement for travel of Company technical personnel incurred during the resolution of a Level One Nonconformity.

4.5 Company shall use its best efforts to correct or adopt a circumvent procedure with respect to a Level Two Nonconformity within forty-eight hours of its receipt of the Level Two Nonconformity report.

4.6 Company shall use its commercially reasonable best efforts to correct a Level Three Nonconformity within five business days of its receipt of the Level Three Nonconformity report.

4.7 Company shall use its commercially reasonable best efforts to correct or adopt a circumvent procedure with respect to a Level Four Nonconformity within twenty-four hours of its receipt of the Nonconformity. If a circumvent procedure has been adopted, Company shall deliver a software coded correction to the Level Four Nonconformity with the next scheduled Upgrade of the Software System that is still open for development changes at the time of the notice of the Level Four Nonconformity.

4.8 Company will use its commercially reasonable best efforts to correct Level Five Nonconformities with the next Upgrade open for development at the time of the notice of the Level Five Nonconformity.

4.9 Should Company's review of the Level One, Level Two or Level Three Nonconformity indicate, in Company's reasonable opinion, that the reported problem is not in the Software System or Exhibit A and Exhibit B to Schedule 3 modification but is due to Client's abuse or misuse of the Software System or modification thereof, or by a modification or addition to the Software System as modified not performed by Company (inclusive of the integration by other than Company of Third Party products with the Software System or Modifications), or by Client's failure to properly maintain the Computer System or Modifications, or to install the required System Software releases as instructed by Company, then:

       (i) Client agrees, if required by Company, to reimburse Company the related costs of work performed by Company in investigating the problem calculated on a time-and-materials basis at Company's then standard professional service rates, and

       (ii) Company, on request of Client, shall advise Client whether Company can correct or assist in resolving such problem, and the terms under which Company shall undertake the same, and on written acceptance by Client shall correct or assist in resolving the problem in accordance with such terms.

4.10 Services in addition to those defined in or elected under this Agreement may be made available on a time-and-materials basis at Company's current professional services rates and on a mutually agreed upon schedule.

4.11 The initial Maintenance Fee specified in Schedule 1 of this Agreement shall be effective on the Conversion Date and shall continue for a period of five (5) years. There may be an increase in the Maintenance Fee specified on Schedule 1 on each anniversary of the Conversion Date. The Maintenance Fee shall not be increased by more than the lesser of (i) eight percent (8%) per year or (ii) the change in the U.S. Department of Labor, Consumer Price Index for Urban Wage Earners and Clerical

       Workers, All Cities, (1982 = 100%) for the twelve under this month period preceding the annual anniversary of the Conversion Date.

4.12 Maintenance Fees shall also be subject to increase following the delivery of Enhancements to the Software System accepted by Client pursuant to a separate written agreement or due to changes in the number of accounts processed as specified in Schedule I of this Agreement.

4.13   Invoicing of the Maintenance Fee will commence as specified on
       Schedule 1.

5.     Use Of And Rights To Company's Work Product

       All information, reports, studies, object or source code, flow charts, diagrams and other tangible or intangible material of any nature whatsoever produced by or as a result of any of the services performed hereunder shall be the sole and exclusive property of Company or its corporate parent. Client shall be entitled to Use all such work product produced by Company in accordance with the terms and conditions of this Agreement. Nothing contained in this Agreement shall be deemed to provide greater rights with respect to the Software System, as modified for Client's use herein, than those provided in this Agreement.

6.     Term

6.1 The term of the License grant shall begin on the Effective Date and continue in perpetuity unless terminated earlier as provided herein.

6.2 Maintenance Services may be renewed after the initial five (5) year term following the Conversion Date for a successive term of one (1), two (2), three (3), four (4) or five (5) years depending upon Company's business practice for renewal agreement terms in effect at that time and mutually agreed to by the parties hereto at a monthly,fee of $5,690 for the first year of such agreement.

7.     Delivery

       The Company agrees to deliver the Software System and Modifications identified on Exhibit A and Exhibit B to Schedule 3 to the Processing Location. The Client is responsible for copying and maintaining any additional copies of the Software System and Modifications at other authorized locations.

8.     Payment

8.1 Company shall add to each invoice for reimbursement by Client an amount equal to any applicable Taxes. Company shall remit such Taxes to the appropriate taxing authorities.

8.2 Each payment to be made to Company under this Agreement shall be paid by Client, in funds as specified on Schedule 1, within thirty (30) days of the date of an invoice in respect thereof and the time of payment shall be of the essence of this Agreement.

8.3    If the whole or any part of any invoice remains outstanding for thirty
       (30) days or more, the Client shall pay an agreed financial charge calculated at the rate of one and one half percent (1-1/2%) per part or complete month on the overdue balance.

8.4 Except as expressly provided in this Agreement to the contrary, Client agrees to pay the reasonable travel and living expenses of any employees of Company and its authorized contractors who render services at either the Processing Location or any other Client site in connection with the activities described in this Agreement. All expenses shall be itemized on invoices submitted by Company and shall be due and payable upon presentation of each invoice as provided herein.

9.     Performance

9.1 Client shall give Company full access to the Processing Location, the Software System, and the Computer System to enable the Company to provide services hereunder and shall make available information, facilities, and services reasonably required by Company for the performance of its obligations under this Agreement provided that Client's cooperation with Company will not unreasonably interfere with the Client's on-going operation of its business.

9.2 Work in determining the nature of any problem or in making corrections, amendments, or additions to the Software System may be carried out at Company's site or at the Processing Location at the discretion of Company.

9.3 Client agrees to maintain the Computer System and operate the Software System according to Company's reasonable recommendations during the term of this Agreement.

10.    Rescheduling

       Company and Client do not contemplate rescheduling of the Conversion Date unless mutually agreed to in writing between Company and Client.

11.    Schedules, Exhibits, Addenda and Other Documents

       The attached Schedules, Exhibits, Addenda and Other Documents form part of and are included in this Agreement.

12.    Warranties

12.1 The Company warrants, for a period of ninety (90) days following Client acceptance of the Software

       System, the Software System will perform the functions specified in the Documentation identified in Exhibit A of Schedule I to this Agreement. In the event the Software System fails to perform any of those functions, and the Company is notified in writing stating with reasonable particularity the nature of the Software System's failure to perform those functions, Company will promptly commence to correct these Nonconformities in accordance with the same provisions outlined in Section 4 of this Agreement. This warranty shall not apply if the failure has been caused by unauthorized changes to the Software System or Modifications identified on Exhibit A and Exhibit B to
       Schedule 3 or by incorrect Use. Circumvent procedures recommended by Company and agreed to by Client pursuant to Section 1.11 of this Agreement shall not constitute incorrect use for the purposes of this Agreement. Furthermore, Company warrants the Software System and those Modifications are designed to operate on the minimum Computer System specified on Schedule 2 of this Agreement and both parties hereto agree that the warranties given by Company are conditional upon the procurement and maintenance by Client of the Computer System.

12.2 The Company's obligation under the warranty stated in the foregoing paragraph shall be to repair or replace defective or non-conforming parts of the Software System at its own expense.

12.3 The Company warrants that it has the right to License the Use of the Software System and Modifications thereto performed by Company identified on Exhibit A and Exhibit B to Schedule 3 of this Agreement.

12.4 Company warrants that the Services described in this Agreement shall be performed in a workmanlike manner and in accordance with standards applicable to the financial software services industry.

12.5 THE WARRANTIES STATED ABOVE ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY COMPANY. COMPANY DOES NOT MAKE, AND CLIENT HEREBY EXPRESSLY WAIVES, ALL OTHER WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE STATED EXPRESS WARRANTIES ARE IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF COMPANY FOR DAMAGES ARISING OUT OF OR IN CONNECTION WiTH THE DELIVERY, USE OR PERFORMANCE OF THE SOFTWARE SYSTEM

13.    Indemnity

13.1 Company shall indemnify Client and hold it harmless, including Client's incursion of any legal fees, associated with any claim or action which alleges that the Use of the Software System and Modifications thereof performed by Company infringes a patent, copyright or other proprietary right of a third party. Client agrees that it will notify Company promptly in writing of any such claim and grants Company sole right to control the defense and disposition of such claim.

13.3 If as a result of any such claim Company or Client is permanently enjoined from using the Software System or Modifications thereof performed by Company by a final nonappealable decree, Company may procure for Client to continue to use the Software System or cation thereof or at its sole option and expense, may provide a replacement or modification for the Software System so as to settle such a claim. If modification of the Software System is not reasonably practical in the sole opinion of the Company (reasonably given), Company may discontinue and terminate this license upon written notice to Client and shall refund to Client all License and Modification Fees paid to Company under this Agreement. In making this determination, Company will give due consideration to all factors including financial expense.

13.3   Each party shall indemnify and hold the other harmless against any

       (a)  loss of or any damage to any tangible property or

       (b)  injury to or death of any person;

       caused by the negligence of, breach of statutory duty by, or willful misconduct of the indemnifying party's employees, agents, or sub-contractors.

13.4 The foregoing states the entire liability of Company for the infringement of any copyrights, patents or other proprietary rights of a third person by the Software System or any parts thereof or any modifications thereof performed by Company, and Client hereby expressly waives any other liabilities on the part of Company arising therefrom.

14.    Limitation of Liability of the Parties

14.1   Company shall have no liability for any claim which is based upon

       (a) the Use of any part of the Software System in combination with materials or software not provided by Company; or ...

       (b)  modifications made by Client or any Third Party.

14.2 COMPANY SHALL HAVE NO LIABILITY With RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR LOSS OF GOODWILL, OR FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR INCIDENTAL DAMAGES, WHETHER IN TORT OR IN CONTRACT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF

       SUCH DAMAGES. IN ANY EVENT, THE LIABILITY OF COMPANY TO CLIENT FOR ANY REASON AND UPON ANY CAUSE OF ACTION WHATSOEVER SHALL BE LIMITED TO THE AMOUNT OF ANY LICENSE FEE WHICH CLIENT HAS PAID TO COMPANY AS OF THE DATE ON WHICH SUCH CAUSE OF ACTION ACCRUES.

15.    Title

15.1 Nothing in this Agreement shall convey to Client any title to or any rights in the Software System including but not limited to all proprietary rights or ownership of aM, modifications. The Client's sole right in relation to the Software System or any modifications is to Use the same for the duration of this Agreement under the terms and conditions herein contained.

15.2 The Software System and all modifications, Enhancements, or Upgrades made to the Software System and all patents, copyrights, or other proprietary rights related to each of the above are the sole and exclusive property of Company, whether made by Company, Client or any of their employees or agents.

16.    Non-Disclosure

16.1 Company has granted Client the limited right to use the Software System as provided in this Agreement. Client acknowledges that

       (a) the Software System, including all specifications, work product, translations and other materials developed by Company, and

       (b) the terms and conditions of this Agreement contain highly confidential unique, secret and valuable information of Company. Client agrees that it shall not decompile, disassemble or reverse engineer the Software System and that it shall not sell, transfer, publish, disclose, display or otherwise make available to others the Software System, any materials relating to or forming a part of the Software System or any other proprietary information of Company without the prior written consent of Company except as is inherently necessary in the use of the Software System in Client's business. Client agrees to secure and protect the Software System and proprietary information and to take appropriate action either by publication of a policy applicable to all employees and subcontractors or by written agreement with its employees and subcontractors who are permitted access to such materials to satisfy its obligations hereunder. Client further agrees that it shall use its best efforts to assist Company in identifying and preventing any unauthorized use or disclosure of any portion of the Software System or proprietary information. As a precondition of Client's disclosure of the Software System in whole or in part, to a Third Party, Client shall obtain from any Third Party an appropriate instrument in writing which protects the Company's rights under this section of the Agreement. All obligations and undertakings of Client relating to confidentiality and nondisclosure, whether contained in this Section or elsewhere in this Agreement, shall survive the termination of this Agreement for any reason.

16.2 Company shall protect any Client Confidential Information from disclosure with the same degree of care afforded by Company to its own confidential information. All obligations and undertakings of Company specified herein with respect to Client Confidential Information shaft survive the termination of this Agreement for whatever reason.

16.3 Client shall permit Company's authorized representatives at all reasonable times to audit Client's Use at the Processing Location, or electronically, to determine that the provisions of this Agreement are being faithfully performed. For that purpose, after reasonable advance notice to Client, Company shall be entitled to enter into any of Client's premises and Client hereby grants authority to Company and authorized representatives to enter such premises for such purpose. Any such audit shall be conducted in such a manner and at times so as to minimize the disruption to Client's business and/or the Use of the Software System.

16.4 Client shall promptly notify Company if it becomes aware of any breach of confidence relating to the Software System or other Company proprietary information and give Company all reasonable assistance in connection with Company's investigation of same.

16.5 For the purpose of this Section 16 of the Agreement, the Client shall include the Client and its subsidiary and their employees and their respective agents and subcontractors.

16.6 Company agrees not to use the Client's name in any press release or any public disclosure without prior written consent.

17.    Default, Remedies and Termination

17.1   The occurrence of any of the following shall constitute a default by
       Client: (i) Client shall fail to make any payment due under this Agreement after ten (10) days' written notice from Company to Client, or
       (ii) Client has breached or failed to abide by a material provision of this Agreement and Client has not cured the breach or failure (or, if the breach of failure is such that its cure would take a longer period, commenced to cure and proceeded diligently therewith) within thirty (30) days of receiving written notice from Company specifying the breach or failure, or (iii) Client terminates or suspends its business.

17.2 In be event of a default by Client, Company shall have the following remedies: (i) Company may suspend performance of its obligations under this Agreement, (ii) Company may, upon notice to Client terminate this Agreement, (iii) Company may, upon notice to Client, terminate the license contained in this Agreement for Client to use the Software System, and (iv) Company shall have all who- rights and remedies provided for by law, including equitable remedies.

17.3   The occurrence of any of the following shall constitute a default by
       Company: (i) Company shall fail to make any payment due under this Agreement after ten (10) days' written notice from Client to Company, or
       (ii) Company has breached or failed to abide by a material provision of this Agreement and Company has not cured the breach or failure (or, if the breach of failure is such that its cure would take a longer period, commenced to cure and proceeds diligently therewith) within thirty (30) days of receiving written notice from Client specifying the breach or failure, or (iii) Company terminates or suspends its business, becomes subject to any bankruptcy or insolvency proceeding under federal or state law (unless removed or dismissed within sixty (60) days from the commencement thereof) or becomes insolvent, becomes subject to direct control by a trustee, receiver or similar authority, or makes an assignment for the benefit of creditors, or (iv) an attempt by the Company to maintain compatibility of the Software System with the Computer System or (v) an attempt by the Company to assign the Agreement or any action by way of delegation of duties or otherwise the result of which is a de facto assignment of the Company's duties and or responsibilities under the Agreement, except as provided in Section 19.4 hereof.

17.4 In the event of a default by Company, Client shall have the following remedies (i) Client may suspend performance of any or all of its obligations under the Agreement and so long as non fulfillment by the Client of its obligations under the Agreement does not prevent the performance by the Company of its obligations under the Agreement, the Company shall continue to perform such obligations, and further provided that as long as the event of default by the Company continues, the Client is not obligated to pay the Company any sums due under the Agreement,
       (ii) Client may, upon notice to the Company, terminate this Agreement, and (iii) Client shall have all other rights and remedies provided by law, including equitable remedies.

17.5 In the event of Termination of this Agreement, whether by Company or by Client, Company shall allow Client up to one (1) year to continue using the Software System, provided thereafter, Client returns or destroys the Software System and provided that Client continues to pay all fees due and payable under this Agreement and Company returns all information and data which the Company has concerning the Client and any of its subsidiaries.

17.6 Notwithstanding any other provision of the Agreement, in the event that the Client is acquired and the Company refuses for whatever reason to assign this Agreement to an entity satisfactory to the Client or terminate this Agreement at the Client's request, the Client may terminate this Agreement and will be relieved of any further obligations and liability under the Agreement to the Company on the Termination Date, herein defined, by (i) giving the Company not less than thirty (30) days prior written notice of the date on which the Client will terminate the Agreement (the "Termination Date") and (ii) tendering to the Company on or prior to the Termination Date the aggregate unpaid balance of Maintenance Fee due to the Company pursuant to this Agreement.

18.    Force Majeure

       Neither party shall be responsible for delays or failures in performance resulting from acts reasonably beyond the control of that party.

19.    Non-Assignment

19.1 In the event of the sale of fifty percent (50%) or more of Client's common stock, or the sale of all or substantially all of Client's assets, or in the event of any merger in which Client is not the surviving organization, Client may transfer this Agreement and the license upon the prior written consent of Company, which consent shall not be unreasonably withheld or delayed.

19.2 If the organization acquiring Client's common stock, assets or surviving a merger is an organization deriving more than five percent (5%) of its gross revenues from providing service bureau, time share, computer software consulting services, computer software licensing or computer hardware sales, Company shall be under no obligation to consent to such transfer.

19.3 Except as expressly provided above neither party may assign or transfer its rights, duties or obligations under this Agreement to any person or entity, in whole or in part, without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

20.    Entire Agreement

20.1 This instrument constitutes the complete and exclusive statement of the Agreement between the parties as to the subject matter hereof and supersedes all previous Agreements with respect thereto.

20.2 Each party hereby acknowledges that it has not entered into this Agreement in reliance upon any representation made by the other party but not embodied herein.


20.3 This Agreement may not be modified or altered except by a written instrument executed by both parties.

21.    Variation

       No variation of this Agreement shall be binding on either party unless such variation is incorporated in a revised Schedule to this Agreement and signed by the duly authorized representatives of both parties.

22.    Notices

       Any notice required to be given hereunder shall be given by sending the same

          (a) by air courier to the addresses as first set out above or to any subsequent address designated by either party for the purpose of receiving notices pursuant to this Agreement, and any notice so sent shall be deemed to have been given three(3) business days after the same was mailed; or

23.    Action

       No action, regardless of form, arising out of this Agreement shall be brought by Client or Company more than two (2) years after such cause of action shall have accrued.

24.    General Terms

24.1 Except with respect to a default described under Section 16 or to claims arising from an infringement of the Software System, in the event a dispute arises concerning the terms of this Agreement, the aggrieved party, may at its sole option, refer such dispute to arbitration as specified herein. Such arbitration shall be held in the City or suburbs of Philadelphia, Pennsylvania, in accordance with the rules of the American Arbitration Association pertaining to the Resolution of Computer Disputes ("AAA Rules") then in effect. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over the parties. The arbitrators shall have the authority to grant any legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter.

24.2 The prevailing party in an action brought against the other to enforce the terms of this Agreement or any rights or obligations hereunder, shall be entitled to receive its reasonable costs and expenses of bringing such action including its reasonable attorneys fees.

24.3 Company and Client agree that each provision in Agreement is deemed equally essential to each party.

24.4 The section headings used herein are inserted only as a matter of convenience and for reference and shall not affect the construction or interpretation of this Agreement.

24.5 If any provision of this Agreement is held to be unenforceable, the other provisions shall nevertheless continue in full force and effect.

24.6 The failure of either parties to insist upon strict performance of any of the provisions of this Agreement shall not be construed as the waiver of any subsequent default of a similar nature.

     IN WITNESS whereof this Agreement has been executed as of the Effective Date set forth on Page 1 by the following duly authorized representatives:

 For and on behalf of Client               By:

                                           Name:

                                           Title


 For and on behalf of Company              By:

                                           Name   Raju M. Shivdasani

                                           Title  President, CBS Division
                                                  -----------------------

                      THE FINANCIAL DATA SERVICES COMPANY


Index of Schedules, Exhibits, Addenda and Other Documents Pursuant to Section 11 of this Agreement, the following Schedules, Exhibits, Addenda and Other Documents are included in this Agreement:

Schedule 1 - License Fee/Professional Services/Maintenance Services Pricing and Payment
Exhibit A to Schedule 1 - Documentation Request Form
Schedule 2 - Third Party Hardware and Operating System Software
Exhibit A to Schedule 2 - Systems Engineering Support
Schedule 3 - Business Requirements
Exhibit A to Schedule 3 - Modifications to be provided prior to Conversion Exhibit B to Schedule 3 - Modifications to be provided on or before a mutually agreed upon date
Schedule 4- Preliminary Project Plan
Exhibit A to Schedule 4 - Generic Project Plan
Addendum No. 1 - Agreement Modifications
Addendum No. 2 - FIserv Fusion Deconversion Considerations
Addendum No. 3 - Vendor Questionnaire
Addendum No. 4 - Proposal
Addendum No. 5 - Corporate Guarantee
Addendum No. 6 - Confidentiality Agreement
Addendum No. 7 - Correspondence

                                                                        Initials
                      THE FINANCIAL DATA SERVICES COMPANY

License and Service Agreement               No.    3810145


SCHEDULE 1

Company:           Flserv CIR, Inc.
Client:            Bryn Mawr Bank Corporation

License Section

A.  Software System Subsystems:

1.  The following Subsystems of the Software System:

Transaction Subsystem
Time Subsystem
Loan Subsystem
General Ledger Subsystem
Customer Information File Subsystem
Common File Subsystem
Financial Transaction Management Subsystems
ACH Origination Subsystem
FHLMC/FNMA Packaging Subsystem
CBS PS/2 Teller Subsystem
Card Management/Transaction Authorization & EPS Interface Subsystem
Safe Deposit Box Subsystem
Account Reconciliation Subsystem
Platform Interface Subsystem (inclusive of Culverin Message Level Interface) Call Reporter Interface Subsystem
Sendero Interface Subsystem
CCAS Collections Interface Subsystem
OKRA MCIF Interface Subsystem
InterVoice Interface Subsystem
Cash Management Subsystem

B.  Processing Location:     330 East Lancaster Avenue
                             Wayne, PA 19087

Archive Site:  801 Lancaster Avenue
               Bryn Mawr, PA 19010

Other Location:  Disaster Recovery Site to be Determined

C.  Total License Fee

Modules                      License Fee  $380,000

An incremental License Fee will be paid after the 100,000 account threshold is reached of $25,000 for each 25,000 accounts up to a total of 175,000 accounts, and $75,000 for each 75,000 accounts thereafter to a maximum of $1,225,000 after which no additional License Fee would be due.

D.License Fee Payment Timetable

The Amount Payable is due according to the following timetable:


Event                                          Amount Payable

Upon Contract Execution                          $126,667
Upon Completion and Client Acceptance of Data
Verification Phase                               $126,667
Upon Client Acceptance of Conversion             $126,667


Professional Services Section

A.  Installation and Conversion Fee              $101,575

Event                                          Amount Payable

Upon Contract Execution                          $ 33,858
Upon Completion and,Client Acceptance of Data
Verification Phase                               $ 33,858
Upon Client Acceptance of Conversion             $ 33,858

                                                                        Initials

B.  Modifications/Interfaces

    The following modifications are to be provided to Client prior to conversion for the fees stated:


1.Line of Credit Rate Change Backdating                    No Charge*
2.Payment Factors for Credit Lines                         No Charge*
3.Unapplied Payment Bucket                                 No Charge*
4.Construction Loans                                       $ 31,500
5.Backroom Systems Software Interface                      No Charge
6.Overdraft Processing - "Tiered Pricing'                  No Charge*
7.Currency Transaction Reporting Interface                 $ 10,500
8.Bank Card Limits                                         No Charge*
9.Telephone Banking:
- Future Date Transfers Between Accounts                   $ 23,000
- Give a Per Diem Figure on Loan Payoffs                   $ 14,500
- Date Driven Transaction History                          $ 16,500
- Whisper                                                  No Charge*
10. W-8's                                                  No Charge*
11. Safe Deposit Box Numbers                               $  6,500
Total                                                      $103,500

Event                                                    Amount Payable
Upon Contract Execution                                    $ 34,500
Upon Completion and Client Acceptance of
System Detail Specifications                               $ 34,500
Upon Client Acceptance of Modification(s)                  $ 34,500

The following modifications are to be provided to Client on or before a mutually agreed upon date for the fees stated:

1.Overpayment of Loan Payoff                               $ 18,500
2.HUMDA Software Interface                                    3,500
3.Account Analysis Statement Regeneration                  No Charge*
4.Checks Stop/Hold Display                                 No Charge*
5.Bill Paying                                              No Charge*
6.Duplicate Social Security Number                         $  5,500
7.Member Banker Identifier                                 $ 27,500
8.Fastcloser Interface                                     No Charge*
Total                                                      $ 55,000

Grand Total                                                $158,500

Event                                                    Amount Payable
Upon Contract Execution                                    $ 18,334
Upon Completion and Client Acceptance of
System Detail Specifications                               $ 18,333
Upon Client Acceptance of Modification(s)                  $ 18,333

* Indicates these modifications are incorporated as part of the Software System as defined in this Agreement.

                                                                        Initials

C.  Training                                              $l8,750

    Company agrees to provide Client training services as follows:

    a) Orlando-Based Pre-Conversion Training - Based on approximately fifteen
    (15) class days within our pre-conversion training curriculum, the package will allow for Client to receive seventy-five (75) student days of Orlando-based pre-conversion training. This approach would enable Client, in conjunction with the Company's Project Manager and Training Manager, to determine the right number of skill sets of the personnel to attend the individual classes.

    b) Supplemental Pre-Conversion On-Site Training - The training package includes a provision for Client's internal pre-conversion training to be supplemented by up to ten (10) days of on-site training conducted by members of the Company's Training Institute. The actual content and scheduling of this training would be mutually agreed to by members of Client's project team, the Company's Project Manager and Training Manager.

    c) On-Going Release Training - Company offers release training associated with the approximately two (2) software system releases performed on an annual basis. This initial training package allows for Client's personnel to attend the 1996 release training in Orlando. This provision would include allowing Client to attend up to twenty (20) student days of Orlando-based release training in 1996.

    d) Advanced Training - The Company's Training Institute periodically offers training in advanced utilization of various features of the Software System. The training package includes a provision for Client's personnel to attend up to fifteen (15) student days of Orlando-based advanced training in 1996.

    Event                                                 Amount Payable
    Upon Contract Execution                                 $6,250
    Upon Completion and Client Acceptance of Data
    Verification Phase                                      $6,250
    Upon Client Acceptance of Conversion                    $6,250


D.  Professional Services

    User Analyst                         $  750        Project Manager -               $1,000
    Customer Service Rep                 $  750        Systems Programmer              $1,000
    Training Instructor                  $1,000        Senior Manager                  $2,000
    Installation Programmer              $  750        Contract Programmer             $  500
    Application Programmer               $  750

    NOTE: A. Rates assume an eight (8) hour man day.
          B. Customer is responsible for reasonable travel and living expenses if services are provided on-site.


                                      16
                                                                        Initials

E.  Special Professional Services Provision

    Company agrees to provide Client with up to thirty-five (35) days of programming support for modifications which may be uncovered during the conversion process and mutually agreed to by both Company and Client in writing and are expressly to be used for activities associated with moving Client's products, services and processing onto the Software System and Exhibit A and Exhibit B to Schedule 3 modifications at Conversion. Days remaining, after Client acceptance testing and sign-off for both the Conversion and Exhibit B Modifications are released by Client and cease to be a responsibility of Company.

    Maintenance Services Section

A.  Maintenance Services

    Modules

    Transaction Subsystem
    Time Subsystem
    Loan Subsystem
    General Ledger Subsystem
    Customer Information File Subsystem
    Common File Subsystem
    Financial Transaction Management Subsystem
    ACH Origination Subsystem
    FHLMC/FNMA Packaging Subsystem
    CBS PS/2 Teller Subsystem
    Card Management/Transaction Authorization & EPS Interface Subsystem Safe
     Deposit Box
    Subsystem
    Account Reconciliation Subsystem
    Platform Interface Subsystem (inclusive of Culverin Message Level Interface) Call Reporter Interface Subsystem Sendero Interface Subsystem
    CCAS Collections Interface Subsystem
    OKRA MCIF Interface Subsystem
    InterVoice Interface Subsystem
    Cash Management Subsystem

    Basic Maintenance Fee:                         $3,416 per month
    Modification/Interface Maintenance Fee:          $650 per month
    Total Maintenance Fees:                        $4,066 per month


    * In the event any of the modifications identified in this Schedule 1, for which Client is being charged, at the time become part of the Software System, the Modification/Interface Maintenance Fees will be reduced on a pro-rata basis, i.e. the price actually paid by the Client for the Modification will be multiplied by twelve percent (12%). This will result in an annual fee calculation for the specific Modification being considered. This number would then be divided by twelve (12) and the corresponding amount subsequently deducted from the monthly Modification/Interface Maintenance Fee.

                                      17
                                                                        Initials

B.  Maintenance Fee Payment Timetable

    An incremental monthly Maintenance Fee will be paid after the 100,000 account threshold is reached of $375 for each 25,000 accounts up to a total of 175,000 accounts, and $1,125 will be paid for each 75,000 accounts processed thereafter to a total of 1,000,000 accounts above which no additional incremental Maintenance Fees would be due.

C.  Third Party Products

    Client is licensing the following products for which separate License and Service Agreements must be executed prior to delivery. The fees and payment for these Third Party Products are in addition to those identified for the Software System.

                                         One-Time Fees       Monthly Support
                                                                  Fees
    Regulatory Assistance Center - CTR      $18,000               $300*

    * The Monthly Support Fee begins in the second year of the License
      Agreement.




                                      18
                                                                        Initials

Exhibit A to Schedule 1
Flserv/CBS Documentation Request complete Documentation Set
Transaction Subsystem
New CBS Customer Set [$3,020]

(Does nor include complementary Product Guides of Internal Guides) Collateral Subsystem
Collateral Subsystem Processing Guide [$90] #CP01
Customer Information File Subsystem
CIF Subsystem Processing Guide (2 Vols.) [$180] #CU01
Financial Transaction Management Subsystem
FTM Subsystem User Guide [$90] #FT0I
FM Subsystem Reports Guide [$901 #FT02
FM Subsystem DP Guide ($90] #FT03
FM Common File Processing Guide [$901 #FT04
General Ledger Subsystem
GL Subsystem User Guide (3 Vols.) [$270] #GL01
GL Subsystem Reports Guide [$90] #GL02
GL Subsystem DP Guide [$90] #GL03

Loan Subsystem
Loan Subsystem User Guide (4 Vols.) [$360] #LN01
Loan Subsystem Reports Guide (2 Vols.) [ $180] #LN02
Loan Subsystem DP Guide [$90] #LA03
Loan Common File Processing Guide ($90) #LA04

Security Subsystem
Security Subsystem Processing Guide [$90] #SC0I

Time Subsystem
Time Subsystem User Guide (2 Vols.) [$180] #TM01
Time Subsystem Reports Guide [$90] #TM02
Time Subsystem DP Guide [$90] #TM03
Time Common File Processing Guide [$90] #TM04

Transaction Subsystem
User Guide (2 Vols) [$180] #TA01
Transaction Subsystem Reports Guide [$90] #TA02
Transaction Subsystem DP Guide ($90] #TA03
Transaction Common File Processing Guide ($90] #TA04

Other
CBS System Operator Guide [$90] #SO0l
Year-End Processing Procedures Guide [$90] #YE01
Write in:

Complementary Products
Account Reconciliation Processing Guide [$90] #RC0l
ACH Origination Processing Guide ($90] #AC01
Audio Response Processing Guide [$90] #AU0I
Safe Deposit Box Processing Guide [$90] #SD01
Host Teller System Processing Guide (2 Vols) [$1801 #TL01
PS/2 Teller System Processing Guide [$90] #CT0I
Cash Management Host Processing Guide [$90] CC01
Voice Response Processing Guide [$90] #VR01
CBS Interfaces Processing Guide Binder [$10] #CB01
CRISP Interface Guide [$30] #AP01

DLRS Interface Guide [$30] #DL01
Sendero Asset/Liability Interface Guide [$30] #AL01
Support Net Interface Guide [$301 #AR01
Laser Pro Interface Guide [$301 #LP01
Deposit Pro Interface Guide [$30] #DP01
OKRA Marketing Info Interface Guide ($30] MI01
BCAS Delinquent Loans Interface Guide [$30] #CA01
ALE Delinquent Loans Interface Guide [$30] #CS0I
Call Reporting Interface Guide [$30] #CR01
Platform Loan Interface Guide [$30] #PL01

Internal Guides
CBS Technical Standards Guide [$70] #CB03



Shipping Information                                           Ship via:  UPS
2nd Day Air                                                    Airbonre DHL
Requested by   (please print)                                  Date  (Bank Name)

Special instructions:                                          (Attention)

Please call ADMIN NAME at 294-5### if you have any questions (Address) concerning this order. Thank you.
                                                              (City, State, Zip)

internal Use Only

Authorized by:                                              0  Order Date:
By:                                                         0
oc is for:  Customer                Sent for examination purposes only Internal
Ship Date:                                                  By:

                                                            Bill to:  Customer
Dept. (cost center)    Shipment ID Nbr:

                                                            CSDF0026

                                                       September 31, 1994


THE FINANCIAL DATA SERVICES COMPANY
License and Service Agreement                          No.        3810145
SCHEDULE 2                                             Third Party Hardware and
                                                       Operating System Software

Company:                                               Flserv CIR, Inc.
Client:                                                Bryn Mawr Bank
                                                       Corporation

AS/400 Model F35 to Model 310/2043 Upgrade Configuration 128MB Main Storage with 20.6GB (10.3GB) Disk Storage Mirrored System Bus Level Disk Storage Protection Utilizes Raid-5 Disk Storage Protection

Qty
1        IBM 9406-310'Lic' System Unit                   $98,500
1        IBM 3104 64MB Main Storage                       30,400
1        IBM 3100 16MB Main Storage (REMOVE)              -4,320
1        IBM 2619 16/4 BPS Token-Ring/HP                   3,375
1        IBM 5043 Conv Prim Rack to Sec Rack               1,000
20       IBM 6652 Additional Disk Unit (1.03GB)           38,000
1        IBM 5052 16 Disk Unit Storage Expanion            5,000
1        IBM 5062 System Unit Exptwr (Optical)            13,500
1        IBM 5143 Bulk 40OW Power Supply                   3,900
1        IBM 551 8 Dhk Unit Storage Expansion              2,700
1        IBM 6502 Disk Unit Cntrlrfor Raid                25,800
1        IBM 3935-001 'Lic' Adv Function Printer          38,995
         Total Hardware                                 $256,850

         Operating System Software Upgrade Charges (User Based/Version 3)
         ----------------------------------------------------------------
         IBM 5733-128 Appl Dsgn & Development           $    190
         IBM 5733-127 Facilities St Implementation           215
         IBM 5733-206 PLSS Admin Ctrl                        459
         IBM 5755-AS3 System Program Order                    35
         IBM 5763-SS1 Operating System /400
           (0-200+ Users)                                  8,960
         IBM 5763-XAl Clnt Acc/400 Family (0-125+ Users)   5,000
         IBM 5763-PWl App Dev Toolset/400                  3,750
         IBM 5763-CM1 Comm Utilities/400                   4,630
         IBM 5763-QU1 Query/400 (0-25+ Users)              1,875
         IBM 5763-RG1 ILE RPG/400                          3,600
         IBM 5763-PT1 Performance Tools/400                7,200
         Total Operating System Software                $ 35,914
         Total Hardware/Operating Software              $292,764
            Customer Discount (15%)                      -43,915
                                                         248,849

                  Event                               Amount Payable
         Upon Order of Equipment (20%)                  $ 49,770
         Upon Delivery (80%)                            $199,079


                                      19
                                                                        Initials

                      THE FINANCIAL DATA  SERVICE COMPANY


License and Service Agreement                 No.           3810145
                                                            -------

SCHEDULE 2.1                                  Third Party Hardware and Operating
                                              System Software

Company:         Flserv CIR, Inc.
Client:          Bryn Mawr Bank Corporation

           AS/400 Advanced System Model 200 Processor Feature #2031
                   32MB Main Storage with 4.lGB Disk Storage
                             User Based: SS1 (0-5)
                                BMTPAOO7/00142

Qty   Description                                                    Price
 1    IBM 9402-200 'Lic' System Unit                                 $37,560
      Hardware Total                                                 $37,560

      Operating Software

      IBM 5763-SS1 Operating System/400 (0-5 Users)                  $ 2,100
      IBM 5763-PWl App Dev Toolset/400                                 2,500
      IBM 5763-RG1 ILE RPG/400                                         2,000
      Operating Software Total                                       $ 6,600

      Total Hardware/Operating Software                              $44,160

Less:          Customer Discount (15%)                                -6,624
                                                                     $37,536

                Event                        Amount Payable
                -----                        --------------
Upon Order of equipment                          $7,507

Upon Delivery (80%)                             $30,029
     --------------                             -------


                                      20
                                                                        Initials

                            Exhibit A to Schedule 2
                            ---------------------
                          Systems Engineering Support
                          ---------------------------

    In consideration for purchasing the IBM AS/400 computer system and peripherals from Company, Company will provide the following systems engineering services at no additional charge other than reasonable travel and living expenses associated with Company personnel performing work at the Client's location.

I.   Project Scope and Definition
         o   Requirements
         o   Schedule
         o   Ancillary Vendor Selection
         o   Resource Identification


II.  Physical Site Planning
         o   Facility Consultation
         o   Electrical Requirements Consultation
         o Air Conditioning Requirement Consultation 9 Fire Protection Consultation
         o   Physical Security Analysis Consultation
         o   Equipment Layout Consultation


III. Hardware Installation and Set-Up
         o   Assist IBM and Client in installation of all equipment
         o   Implementation of ECS link


IV.  System Software Installation
         o   Initial System Software Load
         o   Coordinated Release of applicable IBM updates and PTF's

V.   System Configuration and Tuning
         o   Subsystem Configuration Consultation
         o   Local Device Configuration Consultation
         o   Remote Device Configuration Consultation


VI.  System Security and Profiles
         o   User Profile Analysis Consultation
         o   User Profile Log Consultation
         o   User Profile Set-Up Consultation
         o   System Security Set-Up Consultation


vii.  Backup and Recovery o Analysis of procedures


viii. Disaster Recovery
         o   Hardware and facility analysis o Disaster test assistance



                                       2


                                                          FIserv

                                             THE FINANCIAL DATA SERVICES COMPANY

License and Service Agreement      No.       3810145

SCHEDULE 3                         Business Requirements
                                   (To Be Agreed Upon Findings of the Audit.
                                   This should include each party's
                                   responsibilities and a formal Operations sign-off procedure.)

Company:       FIserv CIR, Inc.

Client:      Bryn Mawr Bank Corporation



Attached as Exhibit A to this Schedule 3 are the Functional Requirements associated with Client specific modifications to the Software System which are to be delivered prior to conversion.

Attached as Exhibit B to this Schedule 3 are the Functional Requirements associated with Client specific modifications to the Software System which are to be delivered on or before the dates specified.



                                      21
                                                                        Initials

                      THE Financial DATA SERVICES COMPANY



                            Exhibit A to Schedule 3
                            -----------------------

The following modifications are to be provided to Client prior to conversion:

1.    Line of Credit Rate Change Backdating

2.    Payment Factors for Credit Lines
                                 -----
3.    Unapplied Payment Bucket

4.    Construction Loans

5.    Backroom Systems Software Interface

6.    Overdraft Processing - "Tiered Pricing"

7.    Currency Transaction Reporting Interface

8.    Bank Card Limits

9.    Telephone Banking:
      - Future Date Transfers Between Accounts
      - Give a Per Diem Figure on Loan Payoffs
      - Date Driven Transaction History
      - Whisper

10.     W-8's

11.   Safe Deposit Box Numbers



                                      22
                                                                        Initials


                            Exhibit A to Schedule 3
                            -----------------------

                             Business Requirement
Project Name: Line of Credit Rate Change Backdating
--------------     --------------------------------

Bank Name:            Bryn Mawr Trust
Prepared by:          Lawrence Rorstrom
Date Prepared: November 7,1994
---------------

1 Overview

     Business Description
     ---------

     Add new variable rate capabilities to support method used on Home Equity and Personal Line of Credit accounts. These products provide for a variable interest rate that is determined upon the day an index rate change takes place. On the day an index rate change takes place, the new interest rate is determined by adding a margin to the lowest index rate entered on the index associated with the account during the billing cycle. If the index rate increased during the billing cycle, the new interest rate becomes effective on the first day of the next billing cycle, and no adjustment in accruals is necessary. However, if the index rate decreased during the billing cycle, the new interest rate is effective on the first day of the billing cycle in which the rate decreased, and accruals will be adjusted accordingly on the day the rate change takes place. Minimum and Maximum interest rates also apply to these accounts.

     Process Overview
     ----------------

     This modification requires the following changes to variable rate processing. First, provide the capability of reading index rate history and determining the lowest index rate in effect during an account's billing cycle. Second, provide the capability of accurately backdating interest rate changes across loan activity.

     Constraints

     This new variable rate method applies to Line of Credit products only (known as Check Credit on the CBS system). It will not be available on other product lines.

                     1

     2. Changes to Current CBS Processing Controls

2.1  Changes to Current Control Options (Bank Parameters/Profile)

     No changes required

2.2  Product Definition (Product Types)

     Modify the Product Definition routines to accept a now Rate Change Period associated with Interest Guarantee Code 6 accounts (Rate Changes with Activity).

2.3 Codes/Misc. (Code Definition and Miscellaneous changes not previously defined)

     No changes required.

                                               Proprietary Information
September 15, 1994          Page 1 of 6                      Document Name:
     Revised:                                                December 9,1994


Business Requirement
Project Name: Line of Credit Rate Change Backdating
---------------------------------------------------

2.4   Common File Reporting No changes required.
3.    Changes to Application

3.1   Account Opening (New Account Function)

      Modify the Add New Loan function to accept a new Rate Change Period associated with Interest. Guarantee Code 6 accounts (Rate Changes with Activity).

3.2   Non Financial Maintenance

      Modify the Rate/Payment/Term Change function to accept a new Rate Change Period associated with Interest Guarantee Code 6 accounts (Rate Changes with Activity).

3.3   Transaction Processing (Financial Transactions, Adjustments, etc..)

      Modify the rate change transaction to accurately recalculate interest due when a rate change is backdated across balance changes.

3.4   Maturity Functions (Special process at maturity including
      Renewals/Extensions)

      No changes required.

3.5 Interest Charge/Payment (changes to interest charged and/or payment interest charged and/or payment changes)

      No changes required.

3.6   Interest Accruals (Changes affecting accruals)

3.6.1 Interest accrual calculations will be modified to accurately recalculate interest due when a rate change is backdated across balance changes.

3.6.2 Variable rate processing will be modified to compute new interest rates and process rate changes as described in the process overview section.

3.7   Regulatory Reporting (Government Reporting/Compliance)

      No changes required.

3.8   Management Reporting

      No changes required.

3.9   Exception Reporting (Error Reporting)

      No changes required.





Business Requirement
Project Name: Line of Credit Rate Change Backdating
---------------------------------------------------

3.10      Daily Reporting (Balancing Reports, Posting Reports, etc...

No changes required.

3.11  Special Forms (Notices/Statements)

Check Credit statements will be modified to accurately disclose rate change activity and Finance Charge Calculation Information.

3.12  Inquiry

No changes required.


  3.13  General Ledger Interface (Application interface to G/L)

No changes required.

3.14  Other subsystem interfaces (including Complementary Products)

No changes required.

4.0   Changes to Overnight/Sequential Update (PCOMBDAILY, GLPOST, etc.)

No changes required.

PQCF002.DOT                    Proprietary Information        Document Name:
BRLN004.DOC
September 15,1994                 Page 3 of 6
Revised: December 9,1994



Business Requirement
Project Name: Line of Credit Rate Change Backdating
---------------------------------------------------

5.0 This Section Intentionally Left Blank



PQCF002.DOT             Proprietary Information             Document  Name:
BRLN004.DOC
September 15,1994       Page 4 of 6                    Revised: December 9,1994
Business Requirement
Project Name: Line of Credit Rate Change Backdating
---------------------------------------------------

  6.  Sign Offs

  6.1 Business Requirement:           Line of Credit Rate Change Backdating
                                    ----------------------------------


In signing this Business Requirement document, client is authorizing Fiserv to complete the modification as described and accepts financial responsibility for all work performed on this task in accordance with terms of contract.


Signed for and on behalf of Fiserv by:


                                     Name:
Title:

Date:

Signed for and on behalf of client by:
                                     Name:
Title:
Date:



PQCF002.DOT               Proprietary Information        Document Name:
BRLN004.DOC
September 15,1994         Page 5 of 6                            Revised:
December 9,1994

Business Requirement   Project Name: Line of Credit Rate Change Backdating
                       ---------------------------------------------------

    7.0 Amendment History
    Amendment Date     Comments
    --------------
       November 7,1994  Original Draft

       December 8,1994 Revised to describe when new interest rates are calculated. Added additional information to the Interest Accrual and Special Forms section. Sections revised: 1, 3.6, 3.11.



PQCF002.DOT                   Proprietary Information        Document Name:
BRLN004.DOC
September 15,1994              Page 6 of 6                            Revised:
December 9,1994


                                 Exhibit A to Schedule 3
                                 -----------------------

Business Requirement

Project Name: Payment Factors for Credit Line
---------------------------------------------

            Bank Name:  Bryn Mawr Trust
            Prepared by:  Lawrence Rorstrom
            Date Prepared:  November 7, 1994


            1. Overview

     Business Description

  Provide the ability bill and collect loan payments based upon a payment factor.

     Process Overview
     ----------------

Currently, two tables of
 payment factors are
 utilized.  One for Home
 Equity Credit
calculating the monthly
  payment amounts.  The
  monthly payment is
  determined for some
  personal
and home equity products
  by multiplying the
  outstanding principal
  balance at the time the
  bill is
produced by a factor,
  which corresponds to the
  current interest rate on
  the account, " accrued
interest and insurance.
  Other personal and home
  equity products have the
  payment determined by
multiplying the
  outstanding principal
  balance at the time the
  bill is produced times a
  factor to
determine the total
  payment due. Which
  includes accrued
  interest and insurance.
  For all products,
the payment calculation is
  always rounded up to the
  nearest whole dollar
  amount.  For example, if
$43.01 is calculated, the
  payment amount billed is
  $44.00.                      Lines, the other for
                              Personal Credit Lines.
                                 Additionally, two
                              methods are utilized in


  Example:                   Interest Rate In Effect       Corresponding Payment
                                                                          Factor
   Less than 10.00%                              .0160
                                         10.00 - 11.50                     .0173
                                         11.51 - 13.00                     .0185
                                         13.01 - 14.50                     .0198
                                         14.51 - 16.00                     .0210

If the outstanding loan
 balance is $2,500.00, and
 current interest rate is
 10.50%, then the
 calculated payment amount
  will be $44.00, plus
  accrued interest and
  insurance for some
 products.  For other
  products, the calculated
  payment amount will be
  $44.00,
 accrued interest and
  insurance.  If the
  amount calculated
  payment amount
 minimum payment for the
  product, the minimum
  payment amount will

                             including
                             falls below the
                             be billed.
Constraints

In order to implement this modification, an existing CBS payment type will be utilized. Unique product type(s) will be established for these loans to reside in. This will identity them as requiring the special payment calculations described.

2. Changes to Current CBS Processing Controls

2.1 Changes to Current Control Options (Bank Parameters/Profile) No changes required.

PQCF002.DOT          Proprietary Information               Document Name:
BRLN002.DOC
September 15, 1994     Page 1 of 6                               Revised:
December 8,1994


        Business Requirement

Project Name: Payment Factors for Credit Line
---------------------------------------------


2.2   Product Definition (Product Types)

Provide a common it file table of interest rate ranges and associated payment factors.

2.3   Codes/Misc. (Code Definition and Miscellaneous changes not previously
defined) No   changes required.

2.4   Common File Reporting

Include Payment Factor Table on maintenance reports.

  3.  Changes to Application

3.1   Account Opening (New Account Function)

No changes required.

3.2   Non Financial Maintenance

No changes required.

3.3   Transaction Processing (Financial Transactions, Adjustments, etc...

Payment processing: Modify payment processing to accept and distribute factored payments correctly.

3.4   Maturity Functions (Special process at maturity including
Renewals/Extensions)

No changes required.

3.5 Interest Charge/Payment (changes to interest charged and/or payment amount changes)

Modify payment billing to compute the correct payment amount and principal and interest distribution.

3.6   Interest Accruals (Changes affecting accruals)

No changes required.

3.7 Regulatory Reporting (Government Reporting/Compliance) No changes required.

3.8   Management Reporting

  No changes required.

3.9   Exception Reporting (Error Reporting)

No changes required.

PQCF002.DOT          Proprietary Information               Document Name:
BRLN002.DOC
September 15, 1994    Page 2 of 6                               Revised:
December 8,1994

Business Requirement

Project Name: Payment Factors for Credit Line
---------------------------------------------

3.10 Daily Reporting (Balancing Reports, Posting Reports, etc...

No changes required.

3.11   Special Forms (Notices/Statements)

No changes required.

3.12   Inquiry

No changes required.

3.13   General Ledger Interface (Application interface to G/L)

No changes required.

3.14   Other subsystem interfaces (Including Complementary Products)

No changes required.

4.0 Changes to Overnight/Sequential Update (PCOMBDAILY, GLPOST, etc.) No changes required.

PQCF002.DOT                      Proprietary Information               Document
Name: BRLN002.DOC
September 15, 1994               Page 3 of 6
Revised: December 8,1994


Business Requirement
Project Name: Payment Factors for Credit Line
---------------------------------------------
5.0 This Section Intentionally Left Blank



PQCF002.DOT                  Proprietary Information  Document Name: BRLN002.DOC
September 15, 1994                 Page 4 of 6         Revised: December 8,1994

Business Requirement
Project Name: Payment
 Factors for Credit Line
---------------------------
  6.                         Sign Offs

6.1  Business Requirement:                            Payment Factors for
                                                      Credit Line
                                                      --------------------------

In signing this Business Requirement document, client is authorizing Fiserv to complete the modification as described and accepts financial responsibility for all work performed on this task in accordance with terms of contract.


Signed for and on behalf of Fiserv by:

Name:

                                 Title:

                      Date:


Signed for and on behalf of client by,

Name:

Title:

Date:


PQCF002.DOT    Proprietary Information               Document Name: BRLN002.DOC
September 15, 1994      Page 5 of 6                               Revised:
December 8,1994

Business Requirement

Project Name: Payment Factors for Credit Line

7.0 Amendment History
Amendment Date   Comments
--------------   --------

November 7, 1 994  Original Draft

December 8,1994    Revision #M - Changed details of how payments are calculated.
Amended example, redefined constraints to be more specific.  Sections revised: 1



PQCF002.DOT    Proprietary Information               Document Name: BRLN002.DOC
September 15, 1994      Page 6 of 6                               Revised:
December 8,1994


Exhibit A to Schedule 3
---------------------
Business Requirement
Project Name: Unapplied Payment Buckets
---------------------------------------
Bank Name:           Bryn Mawr Trust
Prepared by:         Lawrence Rorstrom
Date Prepared: November 7, 1994
-------------------------

  1  Overview
Business Description
--------------------

Provide the ability to enter and track unapplied funds. Unapplied funds are credited when a borrower's payment is not sufficient to fully satisfy a payment due, or when a borrower makes a payment in excess of the payment due.

Process Overview
----------------

When short payments are received, unapplied funds will be credited instead of applying a partial payment to a billing. Unapplied funds are tracked in a separate balance field and recorded in a unique General Ledger account. When balance in unapplied funds is sufficient to make full payment, the system will automatically withdraw funds from unapplied funds and credit the oldest billed payment. This process will occur during the over night/sequential update. Two new transactions are required for debiting and crediting unapplied funds. These transactions will be available as on-line transactions and batch posted transactions. Unapplied payment buckets will be available on all products, and specified in the distribution string, if it is to be employed.

Constraints

Not applicable.

2.  Changes to Current CBS Processing Controls

2.1 Changes to Current Control Options (Bank Parameters/Profile) No changes required.

2.2                          Product Definition (Product Types) Add   Product
 Definition.                 General Ledger Interface Account
                             Number to


2.3                          Codes/Misc. (Code Definition and         changes
 required.                   Miscellaneous changes not previously
                             defined) No


2.4                          Common File Reporting Add new common     Definition
 Listing.                    file fields to Maintenance report and
                             Product



PQCF002.DOT        Proprietary Information                 Document Name:
BRLN003.DOC
September 15,1994     Page 1 of 6
Revised: December 8,1994

Business Requirement
Project Name: Unapplied Payment Buckets
---------------------------------------
3.  Changes to Application

3.1 Account Opening (New Account Function)

No changes required.

3.2 Non Financial Maintenance

No changes required.

3.3 Transaction Processing (Financial Transactions, Adjustments, etc..)
Two new transactions are required for debiting and crediting unapplied funds. These transactions will be available as on-line transactions and batch posted transactions.
The payment posting routines will be modified to automatically apply short payments to unapplied funds instead of billed payments.

3.4 Maturity Functions (Special process at maturity including
Renewals/Extensions)

No changes required.

3.5 Interest Charge/Payment (changes to interest charged and/or payment amount changes)


No changes required.

3.6 Interest Accruals (Changes affecting accruals)

No changes required.

3.7 Regulatory Reporting (Government Reporting/Compliance)
No changes required.

3.8 Management Reporting Unapplied funds will be added to the following management reports:

Loan Register and Customer Liability Report.
Delinquent Loan Report.

3.9 Exception Reporting (Error Reporting)

No changes required.

3.10            Daily Reporting (Balancing Reports, Posting Reports, etc...

Unapplied funds will be added to the following daily reports:
Loan Posting Journal
Loan Posting Recap
Loan Recap


PQCF002.DOT           Proprietary Information                 Document Name:
BRLN003.DOC
September 15,1994      Page 2 of 6
Revised: December 8,1994

Business Requirement

Project Name: Unapplied Payment Buckets
---------------------------------------
3.11             Special Forms (Notices/Statements)

Loan Statements will be modified to report unapplied funds activity.

3.12   Inquiry

Loan Inquiry will be modified to display the balance in unapplied funds and
include the   balance in all displays of payoff amount.

Loan Payoff inquiry will be modified to include unapplied funds on the display
screen and   in the payoff calculation.

3.13   General Ledger Interface (Application interface to G/L)

The Loan interface to General Ledger will be modified to include activity on unapplied funds.

3.14   Other subsystem interfaces (including Complementary Products)

No changes required.

4.0    Changes to Overnight/Sequential Update (PCOMBDAILY, GLPOST, etc.)


Pcombdaily will be modified to process payments from unapplied funds. Each run, following batch loan posting, accounts with a balance in unapplied funds will be interrogated to determine if sufficient funds are available to apply a full payment to the oldest payment billing. If sufficient funds are available, a regular payment will be posted to the account and the balance in unapplied funds will be reduced by the payment amount applied. If sufficient funds are not available, the account will be bypassed. Two new .reports will be generated. One report will list all accounts that had payments posted. The other will list all accounts with a balance in unapplied funds.



PQCF002.DOT           Proprietary Information                 Document Name:
BRLN003.DOC
September 15,1994     Page 3 of 6
Revised: December 8,1994

Business Requirement

Project Name: Unapplied Payment Buckets
---------------------------------------
5.0 This Section Intentionally Left Blank





PQCF002.DOT                  Proprietary Information  Document Name: BRLN003.DOC
September 15,1994                  Page 4 of 6         Revised: December 8,1994

 Business Requirement

Project Name: Unapplied
 Payment Buckets
---------------------------

   6.                        Sign Offs
6.1  Business Requirement:                            Unapplied Payment  Buckets
                                                      --------------------------

In signing this Business Requirement document, client is authorizing Flserv to complete the modification as described and accepts financial responsibility for all work performed on this task in accordance with terms of contract.

Signed for and on behalf of Fiserv by:

                           Name:

Title:
                      Date:

Signed for and on behalf of client by:               .
     Name:
Title:
Date:



PQCF002.DOT         Proprietary Information        Document Name: BRLN003.DOC
September 15,1994    Page 5 of 6                              Revised: December
8,1994


Business Requirement

Project Name: Unapplied Payment Buckets
---------------------------------------

    7.0 Amendment History
  Amendment Date       Comments
  --------------
       November 7,1994  Original Draft

       December 8,1994 Revision #1 - Added comment concerning excess payments. Specified that availability will be to all products. Sections revised: 1.



PQCF002.DOT             Proprietary Information                 Document Name:
BRLN003.DOC
September 15,1994       Page 6 of 6
Revised: December 8,1994

                                                         Exhibit A to Schedule 3
                                                         ---------------------


                             Business Requirement

Project Name: Construction Loans
--------------------------

Bank Name:           Bryn Mawr Trust
Prepared by: Lawrence Rorstrom
Date Prepared: November 7,1994

1.  Overview

    Business Description-n
    ----------------------

Provide the ability to track multiple construction loan commitments, having multiple purposes, with one master note representing the total (gross) commitment amount.

Process Overview

A new master note file will be created for grouping individual notes.
Individual notes (loan accounts) will be setup kw each construction loan unit. Individual notes will act independently of each other, as any normal note would. The master note records will contain balances which represent the aggregate of all units. When a new unit needs to be funded, the user will setup a new note and add the note number to the master note that it belongs to. The unit note number will be edited for validity. Disbursements will be processed at the unit level, same as normal CBS processing. When payments are made, they will be credited at the unit level, same as normal CBS processing. Nightly updates will aggregate unit balances and update the master note records with new balance information.

A single, combined billing will be produced for all units on a loan master record. The bill will detail each unit. Three new reports are required, as follows: (1) A listing of all units by master note number; (2) a listing of all stand-by letters of credit units; and (3) a listing of all loans with an original term of greater than one year..

Constraints
-----------

1.) All disbursements, payments, and payoffs will be processed at the unit level.
2.) All units attached to a loan master record must have the same payment due date and billing lead days so that a single, combined billing can be produced.

2.    Changes to Current CBS Processing Controls

2.1  Changes to Current Control Options (Bank Parameters/Profile)

No changes required.

2.2  Product Definition (Product Types)

No changes required.

2.3 Codes/Misc. (Code Definition and Miscellaneous changes not previously defined)

No changes required.



Business Requirement

2.4  Common File Reporting No changes required.
3.  Changes to Application

3.1  Account Opening (New Account Function)

No changes required.

3.2  Non Financial Maintenance

Maintain Master Loan Records (Work with Function)

Add the ability to add, change, delete, display Master Loan Records.
The user must be able to enter the following information about each Loan Master Record.
Loan Master Number
Loan Master description.
Unit note number as it resides on CBS Loan System.
Unit Number - Number identifying the unit associated with the sub-commitment. Unit Description - Character description of the unit.
     Fields must be supplied for all necessary balance fields
The system will automatically aggregate balance fields at the unit level and update the master record.


3.3  Transaction Processing (Financial Transactions, Adjustments, etc..)

No changes required.

3.4  Maturity Functions (Special process at maturity including
Renewals/Extensions)

No changes required.

3.5 Interest Charge/Payment (changes to interest charged and/or payment amount changes)

No changes required.

3.6  Interest Accruals (Changes affecting accruals)

No changes required.






Business Requirement



3.7  Regulatory Reporting (Government Reporting/Compliance)

No changes required.

3.8  Management Reporting

3.8.1 Provide a new report titled Unit Description Report with Balances. This report will be available on request and include all loans with sub-commitments. The following information will be listed: Unit Number, Unit Description, Purpose Code, Commitment Amount, Amount Disbursed, Amount Repaid, Unit Balance, Amount Available, Loan Account Number, Borrower's Short Name and Collateral Property Address. This report will be sorted by loan account number and unit number. Totals will be provided by account number and bank.

3.8.2 Provide a new report titled Stand-By Letters of Credit. This Report will be available on request and include all sub-commitments identified with a purpose code of stand-by letter of credit. The following information will be listed: Loan Account Number, Borrower's Short Name, Unit Number, Commitment Amount, Amount Disbursed and Amount Available. This report will be sorted by loan account number and unit number. Totals will be provided for aggregate bank.

3.8.3 Provide a new report titled Loans with Original Term Greater than One Year. This report will be available on request and include all loans, with sub-commitments, that have an original term greater than one year. Original term is defined as the time period from the origination date to the original maturity date. Any sub-commitment coded as stand-by letter of credit or suspense funds with the purpose code is to be excluded from the report. The following information will be listed: Loan Account Number, Borrower's Short Name, Commitment Amount, Amount Disbursed, Amount Repaid, Amount Outstanding and Amount Available. This report will be sorted by loan account number and unit number Totals will be provided by account number and bank.

3.9  Exception Reporting (Error Reporting)

No changes required.

3.10  Daily Reporting (Balancing Reports, Posting Reports, etc...

No changes required.

3.11  Special Forms (Notices/Statements)

Provide a new notice, Construction Advance Request, which is at the sub-commitment level. This notice will be available on request and is printed on a preprinted form, at the local workstation printer. Notice includes primary borrowers Name and Address, Loan Maturity Date, Loan Account Number, date notice printed, Collateral Property Address, Unit Description, Amount Available for Disbursement and Total Percentage Disbursed.

3.12   Inquiry

Provide a new inquiry function to allow users to lookup the master note an account (unit) is related to.



                   Business Requirement

Project Name: Construction Loans
--------------------------------


3.13   General Ledger Interface (Application interface to G/L)

No changes required.

3.14   Other subsystem interfaces (including Complementary Products)

No changes required.

4.0  Changes to Overnight/Sequential Update (PCOMBDAILY, GLPOST, etc.)

A new program will be written to aggregate various note balances which belong to the same master note and update the master note.



.
Business Requirement

Project Name: Construction Loans
--------------------------------


5.0   This Section Intentionally Left Blank










Business Requirement

Project Name: Construction Loans
--------------------------------

6.  Sign Offs

6.1  Business Requirement: Construction Loans
                           ------------------

In signing this Business Requirement document, client is authorizing Fiserv to complete the modification as described and accepts financial responsibility for all work performed on this task in accordance with terms of contract.

      Signed for and on behalf of Fiserv by:

                          Name:
                          Title:
                               Date:

Signed for and on behalf of client by:
Name:
Date:

                                 Title:



                   Business Requirement

Project Name: Construction Loans

  7.0 Amendment History
  Amendment Date       Comments

  November 7,1994      Original Draft

  December 8,1994      Revised to add additional reporting requirements, purpose
code field, comment regarding additional history information, comments indicating how amount available is calculated and where notices are printed.
All made minor revisions to addclarification. Sections revised: 1, 3.1, 3.3, 3.8, 3.11.

  December 29,1994 Revise to change concept I modification. A new master loan file will be created and sub-commitments will now be regular notes which will be attached to a master loan. Sections revised: 1, 3.1, 3.2, 3.3, 3.12, 4.0.

  January 5, 1995      Added comment about excluding "suspense funds" from
report.  Section revised 3.8.3.

                                                Exhibit A to Schedule 3
                                                ---------------------


Business Requirement
Project Name: Backroom Systems Software Interface
-------------------------------------------------

Bank Name:         Bryn Mawr Trust Company
Prepared by: Kent A. Holtzclaw
Date Prepared: November 3, 1994

1 Overview

Business Description
--------------------

Create an interface for both Return Item Control System (RIBS) and Automated Proof Correction System (APCS). RIBS will access CBS for both customer and account information. The Transaction created will memo post on CBS with batch update via ACH file in nightly processing. APCS will access CBS for both customer and account information. Adjustment transaction will be placed in a BTE file for update in nightly processing. This is available fora all transaction subsystem accounts (DDA and Savings).

Process Overview

When either package is accessed appropriate CIF and account level information will be download to the software. Upon completion of input a file will be created to upload to the AS/400 for processing. Within "System Operator" functions of CBS options will be created to:

Memo Post RIBS file
Create and process ACH file for RIBS
Create BTE file for APCS

  Nightly processing will monitor to determine if these files have been created and return a message if they have not. The message will have an option to continue processing or cancel the job. If the job is canceled the operator will take the above options and restart the nightly processing.

Fees for DIR will pass to the Account Analysis counters if the account is on Account Analysis, if not on analysis then post to the account.

No maintenance can be done to either the account or CIF via RIBS or APCS, only monetary activity.

2.    Changes to Current.CBS Processing Controls
2.1 Changes to Current Control Options (Bank Parameters/Profile) No changes required
2.2  Product Definition (Product Types)

No changes required.


Business Requirement

Project Name: Backroom Systems Software interface


2.3 Codes/Misc. (Code Definition and Miscellaneous changes not previously defined)

No changes required.
2.4  Common File Reporting No changes required.
3.  Changes to Application

3.1  Account Opening (New Account Function)

No changes required.

3.2  Non Financial Maintenance

No changes required.

3.3  Transaction Processing (Financial Transactions, Adjustments, etc..)

Files will be process in the existing behavior of CBS for memo post. ACH, and BTE.

3.4  Maturity Functions (Special process at maturity including
Renewals/Extensions)

No changes required.

3.5 Interest Charge/Payment (changes to interest charged and/or payment amount changes) No changes required.

3.6    Interest Accruals (Changes affecting accruals)

No changes required.

3.7  Regulatory Reporting (Government Reporting/Compliance)

No changes required.

3.8  Management Reporting

No changes required.

3.9  Exception Reporting (Error Reporting)

No changes required.

3.10   Daily Reporting (Balancing Reports, Posting Reports, etc...

The existing ACH and BTE reports will be used.



Business Requirement
Project Name: Backroom Systems Software Interface
-------------------------------------------------

3.11   Special Forms (Notices/Statements)

RIBS and APCS generate and produce Return Item and correction notices and will continue to do so. The CBS interface will provide the necessary data for these.

It is required that two separate notices be generated when a fee is involved for non analysis accounts. One for the Rem, and one for the fee.

3.12   Inquiry

No changes required.

3.13   General Ledger Interface (Application interface to G/L)

No changes required.

3.14   Other subsystem interfaces (including Complementary Products)

No changes required.

4.0  Changes to Overnight/Sequential Update (PCOMBDAILY, GLPOST, etc.)

No changes required.

5.0     This Section Intentionally Left Blank







Business Requirement
.Project Name: Backroom Systems Software Interface
--------------------------------------------------

6.  Sign Offs

6.1  Business Requirement: Backroom SYSTEMS Software Interface

In signing this Business Requirement document, client is authorizing Fiserv to complete the modification as described and accepts financial responsibility for all work performed on this task in accordance with terms of contract.


Signed for and on behalf of Fiserv by:
                                   ---

Name:                    Gloria Brashears

Title:                    Mgr.  Product Mgmt/Quality Control

Date:                     November 8,1994

                              Signed for and on behalf of client by:
                              Name:
                              Title:
                              Date:



Business Requirement
Project Name: Backroom Systems Software Interface
-------------------------------------------------

7.0   Amendment History

Amendment Date       Comments.
--------------       --------
  Exhibit A to Schedule 3
  -----------------------


Business Requirement
Project Name: Overdraft Processing - "Tiered Pricing"
-----------------------------------------------------

Bank Name:         Bryn Mawr Trust Company
Prepared by: Gloria Brashears
Date Prepared: 10/25/94

   1  Overview

Business Description
--------------------

Bryn Mawr Trust Company requires the option ta use tiered pricing for fee assessments for NSF/OD items. These tiers are based on the number of checks presented for which there are non-sufficient funds.

Bryn Mawr Trust also requires the ability to change or waive the system calculated NSF fee using the on-line NSF/OD decision support function.

Process Overview
----------------

The bank level basic profile will be enhanced to include 5 tiers for charging NSF fees. Each tier will represent the number of items presented and the per check charge associated with that her.

The Officer Table will be expanded to designate by officer the authority to change a system calculated NSF fee.

The On-line Decision support function will be modified to display the defaulted fee amount (as determined from the tier) and allow the officer to change the fee amount based on the designation in the Officer Table.

Constraints
-----------

Fees that are accessed in batch can not be overridden by an officer.

  The minimum and maximum daily charge amounts at the Bank level will still
apply to fees assessed   based on the tiers.

   2.  Changes to Current CBS Processing Controls

2.1 Changes to Current Control Options (Bank Parameters/Profile)

The TA Basic Profile will be enhanced to include tiers for NSF/OD charges:

           Nbr items    Fee
      1      999 999  9999.99
      2      999 999  9999.99
      3      999 999  9999.99
      4      999 999  9999.99
      5      999 999  9999.99


                   Business Requirement

Project Name: Overdraft Processing - "Tiered Pricing"
-----------------------------------------------------


For example: if the charge for the first item presented is $20.00, the charge for items 2 through 10 is $10.00 and any item over 10 is $5.00, the tier would be defined as follows:

          Nbr items    Fee
     1      001 001    20.00
     2      002 010     10.0
     3      010 999     5.00
     4      999 999  9999.99
     5      999 999  9999-99

The Officer Table will be expanded to include an additional field - Allow changes to NSF fees - Y or N. Base CBS provides a daily maximum charge for NSF/OD, This can be used to meet the maximum Charge of $55.00.

2.2  Product Definition (Product Types)

No changes required.

2.3 Codes/Misc. (Code Definition and Miscellaneous changes not previously defined)

No changes required.

2.4  Common File Reporting

The Common File Report for Basic Profile and the Officer Table will be enhanced
to include printing                                                  ofthe new
fields.

3.  Changes to Application

3.1  Account Opening (New Account Function)

No changes required.

3.2  Non Financial Maintenance

No changes required.

3.3  Transaction Processing (Financial Transactions, Adjustments, etc..)

No changes required.

3.4  Maturity Functions (Special process at maturity including
Renewals/Extensions)

No changes required.

3.5 Interest Charge/Payment (changes to interest charged and/or payment amount changes) NSF processing will be modified to assess fees based on the new fee tiers.

3.6  Interest Accruals (Changes affecting accruals)



Business Requirement
Project Name: Overdraft Processing - "Tiered Pricing"
-----------------------------------------------------


No changes required.

3.7  Regulatory Reporting (Government Reporting/Compliance)

No changes required.

3.8  Management Reporting

No changes required.

3.9  Exception Reporting (Error Reporting)

A report will be provided that shows any changes made to the system calculated fee amount.

3.10   Daily Reporting (Balancing Reports, Posting Reports, etc...

No changes required.

3.11   Special Forms (Notices/Statements)

No changes required.

3.12   Inquiry

No changes required.

3.13   General Ledger Interface (Application interface to G/L)

No changes required.

3.14   Other subsystem interfaces (including Complementary Products)

No changes required.

4.0  Changes to Overnight/Sequential Update (PCOMBDAILY, GLPOST, etc.)

No changes required.

5.0 This Section Intentionally Left Blank



Business Requirement
Project Name: Overdraft Processing - "Tiered Pricing"
-----------------------------------------------------


     6.  Sign Offs

   6.1 Business Requirement: Overdraft Processing - "Tiered Pricing"


In signing this Business Requirement document, client is authorizing Fiserv to complete the modification as described and accepts financial responsibility for all work performed on this task in accordance with terms of contract.


Signed for and on behalf of Flserv by:

   Name:                 Gloria Brashears

   Title:                 Mgr.  Product Mgmt./Quality Control

   Date:                  November 8, 1994
Signed for and on behalf of client by:

     Name:     Title:

Date:



Business Requirement

Project Name: Overdraft Processing - "Tiered Pricing"
-----------------------------------------------------

7.0 Amendment History

Amendment Date       Comment
--------------



Business Requirement


Bank Name:     Bryn Mawr Trust Company
Prepared by:   Gloria Brashears
Date Prepared:  November 1, 1994

   1  Overview

   Business Description
  ---------------------
Bryn Mawr Trust Company requires the capability to monitor, track and file Large Currency
  Transactions and Monetary Instruments in a more automated method than the CBS
system currently                                                      provides.

Process,Overview
----------------

Although the (CBS systems supplies reporting to track Large Currency Transactions that is in compliance with the regulations, the process to produce, track and file 4789 forms is a manual effort For customers that have significant activity in large cash transactions, CBS offers an interface to the Regulatory Assistance Center to help automate this activity.

Fiserv provides an interface from the CBS PC teller system to the Regulatory Assistance Center Branch Currency Control (BCC) system and a download of cash
transactions from nightly  processing to        the Cash Reporting Control (CRC)
product.

Each branch maintains a file of beneficiary and conductor information for Large Currency Activity within the BCC system. Whenever a teller processes a cash transaction over a user-defined limit, the CBS PS teller system will automatically call the BCC system. Information such as dollar amount, type of transaction, teller number and account number will default into the BCC screen used to gather information for currency reporting. If the customer does not exist within the BCC system, the BCC system will display the appropriate screens to add that customer. The CBS PC teller system will also provide a function key to allow the teller to access the BCC system at any time.

Information from the BCC system at each branch is transferred to a central location at the end of the branch business day. These files can be transferred using functions of a WAN, through PC support to the AS400, etc. Once the hills
am received in a central location, these files are merged into the   CRC system.

During nightly processing, the CBS system will create a file containing all cash transactions captured by the system. This file is then downloaded to the CRC system for further processing.

  Constraints
  -----------

File transfers from the BCC system to the CRC system and the download of the cash file from the CBS system to the CRC system are the responsibility of Bryn Mawr Trust.

Reports, 4789 forms and magnetic filing media are produced by the Regulatory Assistance Center.

Fiserv/CBS is not responsible for the conversion of any information from the existing system used for Cash Transaction Reporting to the Regulatory Assistance Center products.






Business Requirement
Project            Currency Transaction Reporting Interface
                            -----------

2.  Changes to Current CBS Processing Controls

2.1   Changes to Current Control Options (Bank Parameters/Profile)

The CBS PC teller system includes options for large cash transaction amount and monetary instrument amount. These amounts are maintained in the Institution Options.

2.2  Product Definition (Product Types)

No changes required.

2.3 Codes/Misc. (Code Definition and Miscellaneous changes not previously defined)

No changes required.

2.4  Common File Reporting

No changes required.

3.  Changes to Application

3.1  Account Opening (New Account Function)

No changes required.

3.2  Non Financial Maintenance

A function key is available on the CBS PC teller system which is used to access the RAC BCC system.

3.3  Transaction Processing (Financial Transactions, Adjustments, etc..)

If a transaction is processed with cash over the amount specified for Large Currency Transactions in the Institution Options, the PC teller system will automatically call the BCC system and default information from the teller transaction screen will default into the appropriate fields on the BCC system.

It a monetary instrument (cashiers checks, etc) is processed using cash over the amount for Monetary Instruments in the Institution Options, the PC teller system will automatically call the BCC system and default information from the teller system into the appropriate fields on the BCC system.

3.4  Maturity Functions (Special process at maturity including
Renewals/Extensions)

No changes required.

3.5 Interest Charge/Payment (changes to interest charged and/or payment amount changes)

No changes required.

3.6  Interest Accruals (Changes affecting accruals)

No changes required.



Business Requirement
Project Name: Currency Transaction Reporting Interface
------------------------------------------------------

3.7  Regulatory Reporting (Government Reporting/Compliance)

No changes required.

3.8  Management Reporting

No changes required.

3.9  Exception Reporting (Error Reporting)

No changes required.

3.10   Daily Reporting (Balancing Reports, Posting Reports, etc...

No changes required.

3.11   Special Forms (Notices/Statements)

No changes required.

3.12   Inquiry

No changes required.

3.13   General Ledger Interface (Application interface to G/L)

No changes required.

3.14   Other subsystem interfaces (including Complementary Products)

No changes required.

4.0  Changes to Overnight/Sequential Update (PCOMBDAILY, GLPOST, etc.)

During nightly processing, a file containing all cash transactions captured by the CBS system will be created for download to the CRC system. A layout of the fields in this file is attached.

5.0 This Section Intentionally Left Blank


Business Requirement

Project Name: - Currency Transaction Reporting Interface
                                               ---------

   6.  Sign Offs

   6.1  Business Requirement: Currency Transaction Reporting Interface


In signing this Business Requirement document, client is authorizing Fiserv to complete the modification as described and accepts financial responsibility for all work performed on this task in accordance with terms of contract.

Signed for and on behalf of Fiserv by:

   Name:                       Gloria Brashears

   Title:                      Mgr.  Product Mgmt/Quality Control

   Date:                       Nov  8,1994
                                   ------

Signed for and on behalf of client by: -  Name: -
Title:
Date:

Business Requirement

Project Name: Currency Transaction Rep
                       ---------------

7.0 Amendment History

Amendment    Comment
---------





      Exhibit A to Schedule 3
      -----------------------

Business Requirement
Project Name: Bank Card Limits
------------------------------

Bank Name:         Bryn Mawr Trust Company
Prepared by: Gloria Brashears
Date Prepared: 09/15/94

   1.  Overview

Business Description
-----------

Bryn Mawr Trust Company requires the ability to set limits for ATM deposits and withdrawal activity at the individual card level.

Process Overview
----------------

The CBS system currently maintains withdrawal and deposit limits within the VIP class codes.
Individual cards are tied to a VIP class code with no option to override the limit at the card level.

   The CBS system will be enhanced to use the limits set at the VIP class code
as default values at the   card level with the option to override any of these
limits for an individual card.

VIP class codes should be understood as a table which associates a card limit to a specific VIP class code. These can still be used, however, the card limit may be overridden at the account level.

Constraints


   None

2.  Changes to Current CBS Processing Controls

2.1  Changes to Current Control Options (Bank Parameters/Profile)

No changes required

2.2  Product Definition (Product Types)

No changes required.

2.3 Codes/Misc. (Code Definition and miscellaneous changes not previously defined)
No changes required.

2.4  Common File Reporting No,changes required.

3.  Changes to Application

3.1       Account Opening  (New Account Function)
The Add Card Base General Information Screen will be enhanced to include the following fields:


Business Requirement

Project Name: Bank Card Limits
------------------------------

Max.  ATM trans withdrawal limit
Max.  ATM daily withdrawal limit
Max.  POS trans withdrawal limit
Max.  POS daily withdrawal limit
Max. deposit available
        Max. deposit percentage available
Preferred deposit Max. available
Preferred deposit percentage available

Information in these fields will default from the VIP class code designated for that card with the ability to change these fields on the Add Card Base General Information Screen.

3.2  Non Financial Maintenance

The Change Card Base General Information Screen will be enhanced to include the following fields:
Max.  ATM trans withdrawal limit
Max.  ATM daily withdrawal limit
Max.  POS trans withdrawal limit
Max.  POS daily withdrawal limit
Max. deposit available
Max. deposit percentage available
Preferred deposit Max. available
Preferred deposit percentage available

  3.3 Transaction Processing (Financial Transactions, Adjustments, etc..)

ATM withdrawals and deposits and POS withdrawals will very the limits at the card level.

3.4  Maturity Functions (Special process at maturity including
Renewals/Extensions)

No changes required.

3.5 Interest Charge/Payment (changes to interest charged and/or payment amount changes) No changes required.

3.6  Interest Accruals (Changes affecting accruals)

No changes required.

3.7  Regulatory Reporting (Government Reporting/Compliance)

No changes required.

3.8  Management Reporting

No changes required.

3.9  Exception Reporting (Error Reporting)

No changes required.





Business Requirement

Project Name: Bank Card Limits
------------------------------


3.10 Daily Reporting (Balancing Reports, Posting Reports, etc...

No changes required.

3.11   Special Forms (Notices/Statements)

No changes required.

3.12   Inquiry

The Display Card Base General Information screen will be enhanced to display the following fields:
Max.  ATM trans withdrawal limit
Max.  ATM daily withdrawal limit
Max.  POS trans withdrawal limit

       Max.  POS daily withdrawal limit
Max. deposit available
       Max. deposit percentage available
Preferred deposit Max. available
Preferred deposit percentage available

3.13   General Ledger Interface (Application interface to G/L)

No changes required.

3.14   Other subsystem interfaces (including Complementary Products)

No changes required.

4.0 Changes to Overnight/Sequential Update (PCOMBDAILY, GLPOST, etc.) No changes required.

5.0      This Section Intentionally Left Blank

Business Requirement

Project Name: Bank Card Limits
------------------------------


   6.  Sign Offs

   6.1  Business Requirement: Bank Card Limits


In signing this Business Requirement document, client is authorizing Fiserv to complete the modification as described and accepts financial responsibility for all work performed on this task in accordance with terms of contract.

Signed for and on behalf of Fiserv by:

   Name:                 Gloria A Brashears

   Title:                 Mgr.  Product Mgmt./Quality Control

   Date:                  November 8,1994

Signed for and on behalf of client by:

Name:
Title:

Date:

Business Requirement

Project Name: Bank Card Limits
------------------------------

   7.0  Amendment History

Amendment Date     Comments
--------------     --------

Exhibit A to Schedule 3



                      Business Requirement

Project Name : Telephone Banking - Future Dated Transfers Between Accounts

Bank Name:   Bryn Mawr
Prepared by: Kristen Backus
Date Prepared: November 3,1994

  1  Overview

Business Description
--------------------

Bryn Mawr Bank requires the ability to future date account transfers through the Audio Response system.

Process Overview
----------------

The Audio Response system currently allows the capability to transfer funds between accounts at the time the transaction is requested. In order to allow future dated transactions to occur the Audio Response system will need to work in conjunction with the FM Transfer system.

  The Audio Response system will be modified to allow the user to define whether they want to allow for future dating their transfers. If a transaction is future dated it will need to be defined by a separate tran code in the Transfer Tran Code Definition. The Create Transfer Tran Code function will be modified to include a second screen to define the tran codes for future dated transactions. This screen will only appear if the "Allow for Future Dated Transfers" option is 'Y'. This second screen function will also need to be added to 'Display Transfer Tran Code Definition'; Change Transfer Tran Code Definition, and 'Delete Transfer Tran Code Definition'.

If the Audio Response system sees a date in the future it will transfer the information to the FM transfer file and process the information on the date requested. The transaction will memo post to the account and be deleted from the transfer system the next day.

Future dated transactions will only be allowed to occur from DDA or savings accounts.

The Audio Script will need to be expanded to include the messages that will relate to the future dated transfers.

The Audio Transfer system will not allow for future dated transfers to occur from a Loan account.

2.  Changes to current CBS Processing Controls

2.1  Changes to Current Control Options (Bank Parameters/Profile)

Eight different Transfer types will need to be defined in the FTM Transfer Type.

         From DDA to DD   From SAV to DD
         From DDA to SV   From SAV to SV
         From DDA to LN   From SAV to LN
         From DDA to IRA  From SAV to IRA






Business Requirement

Project Name: Telephone Banking - Future Dated Transfers Between Accounts
-------------------------------------------------------------------------

2.2  Product Definition (Product Types)

No changes required.

2.3 Codes/Misc. (Code Definition and Miscellaneous changes not previously defined) No changes required.

2.4  Common File Reporting

No changes required.

3.  Changes to Application

3.1  Account Opening (New Account Function)

No changes required.

3.2  Non Financial Maintenance

No changes required.

3.3  Transaction Processing (Financial Transactions, Adjustments, etc..)

The future dated transfers will go into the FTM system and memo post on the date requested. If it is a non-processing date the system will post the transaction based on the Non-Processing Day Flag as defined in the Model Transfer -Type.
The transaction will have an expiration date one day after the transfer is to occur.

3.4  Maturity Functions (Special process at maturity including
Renewals/Extensions)

No changes required.

3.5 Interest Charge/Payment (changes to interest charged and/or payment amount changes)

No changes required.

3.6  Interest Accruals (Changes affecting accruals)

No changes required.

3.7  Regulatory Reporting (Government Reporting/Compliance)

No changes required.

3.8  Management Reporting

No changes required.

Business Requirement

Project Name:  Telephone Banking - Future Dated Transfers Between Accounts
--------------------------------------------------------------------------


3.9  Exception Reporting (Error Reporting)

No changes required.

3.10   Daily Reporting (Balancing Reports, Posting Reports, etc.)

  All Future dated transactions will appear on the transfer report when they occur.
Any additions or changes to the FTM common file will be reported on the regular FTM reports.

3.11   Special Forms (Notices/Statements)

No changes required.

3.12   Inquiry

No changes required.

3.13   General Ledger Interface (Application interface to G/L)

No changes required.

3.14   Other subsystem interfaces (including Complementary Products)

No changes required.

4.0  Changes to Overnight/Sequential Update (PCOMBDAILY, GLPOST, etc.)

No changes required.



Business Requirement

Project Name: Telephone Banking - Future Dated Transfers Between Accounts
-------------------------------------------------------------------------


5.0  This Section Intentionally Left Blank

Business Requirement

Project name: Telephone Banking - Future Dated Transfers Between Accounts
-------------------------------------------------------------------------

6 Sign Offs

6.1 Business Requirement: Telephone Banking - Future Dated Transfers Between Accounts


In signing this Business Requirement document, client is authorizing Flserv to complete the modification as described and accepts financial responsibility for ail work performed on this task in accordance with terms of contract.

      Signed for and on behalf of Fiserv by:        Name:  Gloria Brashears
Title:       Mgr.  Pro-duct Mgmt/Quality Control
Date:                     Date:   November 7, 1994
                                              ----

Signed for and on behalf of client by:
  Name:
  Title: Date:




Business Requirement

Future Dated Transfers Between Accounts
       --------------------------------
Project name: Telephone Banking - Future Dated Transfers Between Accounts 7.0
-------------------------------------------------------------------------
Amendment History

Amendment Date        Comments
--------------        --------

Exhibit A to Schedule  3
------------------------



Business Requirement

Project Name: Telephone Transfer - Per Diem Figure on Loan Payoffs
------------------------------------------------------------------

Bank Name:        Bryn Mawr
Prepared by: Kristen Backus
Date Prepared: November 3,1994
Revision Date: December 8,1994

Overview

Business Description

Bryn Mawr requires the ability for their customers end dealers to call Audio Response to verity loan payoff and per them payoff amounts.

Process Overview
----------------

The Audio Response currently enables merchants to verify checks drawn on the bank. The ability to retrieve a loan payoff and the per them figure will occur in the same manner as the merchant verification. This feature will require the dealer be assigned a merchant ID number. When the dealer would like a loan payoff figure, the dealer can call the Voice Response system, enter his dealer ID, enter the loan number, and the system will respond with the current payoff amount as well as a per them figure.

The regular payoff option quoted to an individual customer will also include a per them figure.

The Audio Script will need to be expanded to include the messages that will relate to Per Diem Loan payoffs.

Constraints

2.  Changes to current CBS Processing Controls

2.1  Changes to Current Control Options (Bank Parameters/Profile)

No changes required

2.2  Product Definition (Product Types)

No changes required.

2.3 Codes/Misc. (Code Definition and Miscellaneous changes not previously defined No changes required.

2.4  Common File Reporting

No changes required.



Business Requirement

Project Name: Telephone Transfer - Per Diem Figure on Loan Payoffs
------------------------------------------------------------------

3.  Changes to Application

3.1  Account Opening (New Account Function)

No changes required.

3.2  Non Financial Maintenance

No changes required.

3.3  Transaction Processing (Financial Transactions, Adjustments, etc..)

No changes required.

3.4  Maturity Functions (Special process at maturity including
Renewals/Extensions)

No changes required.

3.5 Interest Charge/Payment (changes to interest charged and/or payment amount changes) No changes required.

3.6  Interest Accruals (Changes affecting accruals)

No changes required.

3.7  Regulatory Reporting (Government Reporting/Compliance)

No changes required.

3.8  Management Reporting

No changes required.

3.9  Exception Reporting (Error Reporting)

No changes required.

3.10   Daily Reporting (Balancing Reports, Posting Reports, etc...

No changes required.

3.11   Special Forms (Notices/Statements)

No changes required.

3.12   Inquiry

No changes required.

3.13   General Ledger Interface (Application interface to G/L)




Business Requirement

Project Name: Telephone Transfer - Per Diem Figure on Loan Payoffs
------------------------------------------------------------------

No changes required.

3.14  Other subsystem interfaces (including Complementary Products)

No changes required.

4.0 Changes to Overnight/Sequential Update (PCOMBDAILY, GLPOST, etc.) No changes required.



Business Requirement

Project Name: Telephone Transfer - Per Diem Figure on Loan Payoffs
------------------------------------------------------------------

5.0 This Section Intentionally Left Blank

                      Business Requirement

Project Name: Telephone Transfer - Per Diem Figure on Loan Payoffs
------------------------------------------------------------------


6.  Sign Offs

6.1  Business Requirement: Telephone Transfer - Per Diem Figure on Loan Payoffs


In signing this Business Requirement document, client is authorizing Flserv to complete the modification as described and accepts financial responsibility for all work performed on this task in accordance with terms of contract.

Signed for and on behalf of Fiserv by:

Name:                    Gloria Brashears

Title:                    Mgr.  Product Mgmt/Quality Control

Date:   November 7,1994

Signed for and on behalf of client by:
Name:
Title:
    Date:



Business Requirement

Project Name: Telephone Transfer - Per Diem Figure on Loan Payoffs
------------------------------------------------------------------

7.0 Amendment History

Amendment Date      Comments
--------------      --------

                     Exhibit A to Schedule 3
                     -----             ---


Business Requirement

Project Name: Telephone Banking - Date Driven Transaction History
-----------------------------------------------------------------

Bank Name:          Bryn Mawr
Prepared by:       Kristen Backus
Date Prepared: November 3,1994
Revised :             November 21, 1994

1.    Overview

Business Description
--------------------

Bryn Mawr requires the ability to access, through Audio Response, transaction history by a specific date or by a date range.

Process Overview
----------------

The Audio Response system offers customers numerous options to get information from their checking and savings accounts. Bryn Mawr will also offer the ability to get transaction history for a specific ate or date range.

A new script message will need to be included asking for a start date. This will allow the customer to enter a date and be presented with 5 transactions from that date. They will then be allowed to continue the search or exit from the option. If the search is continued 5 more options will appear and this process will continue until the customers elects to exit. The system will only provide information as far back as on line viewing information can provide. The transactions will be returned in the order they appear in the history, with the oldest date returned first.

The system will only provide transaction history as far back as on-line viewing allows. This is defined by the bank in the common file level.

2.  Changes to Current CBS Processing Controls

2.1  Changes to Current Control Options (Bank Parameters/Profile)

No changes required

2.2  Product Definition (Product Types)

No changes required.

2.3 Codes/Misc. (Code Definition and Miscellaneous changes not previously defined)

No changes required.

  2.4 Common File Reporting

No changes required.



Business Requirement

Project Name: Telephone Banking - Date Driven Transaction History
-----------------------------------------------------------------

3.  Changes to Application

3.1  Account Opening (New Account Function)

No changes required.

3.2  Non Financial Maintenance

No changes required.

3.3  Transaction Processing (Financial Transactions, Adjustments, etc..)

No changes required.

3.4  Maturity Functions (Special process at maturity including
Renewals/Extensions)

No changes required.

3.5 Interest Charge/Payment (changes to interest charged and/or payment amount changes) No changes required.

3.6  Interest Accruals (Changes affecting accruals)

No changes required.

3.7  Regulatory Reporting (Government Reporting/Compliance)

No changes required.

3.8  Management Reporting

No changes required.

3.9  Exception Reporting (Error Reporting)

No changes required.


3.10   Daily Reporting (Balancing Reports, Posting Reports, etc...

No changes required.

3.11   Special Forms (Notices/Statements)

No changes required.

3.12   Inquiry

No changes required.

3.13   General Ledger Interface (Application interface to G/L)




Business Requirement

Project Name: Telephone Banking - Date Driven Transaction History
-----------------------------------------------------------------


No changes required.

3.14   Other subsystem interfaces (Including Complementary Products)

No changes required.

4.0 Changes to Overnight/Sequential Update (PCOMBDAILY, GLPOST, etc.) No changes required.

Business Requirement

Project Name: Telephone Banking - Date Driven Transaction History
-----------------------------------------------------------------


5.0 This Section Intentionally Left Blank



Business Requirement

project Name, Telephone Banking - Date Driven Transaction History
              ---------------------------------------------------

  6.  Sign Offs

  6.1  Business Requirement: Telephone Banking - Date Driven Transaction History


  In signing this Business Requirement document, client is authorizing Fiserv to complete the modification as described and accepts financial responsibility for all work performed on this task in accordance with terms of contract.

Signed for and on behalf of Fiserv by:

  Name:                  Gloria Brashears

  Title:                  Mgr.  Product Mgmt/Quality Control

Date:
Signed for and on behalf of client by:

Name:

Title:

Date:

Business Requirement

project Name: Telephone Banking - Date Driven Transaction History Ban
              -------------------------------------------------------

7.0  Amendment History

Amendment Date       Comments
--------------       --------



                                                Exhibit A, to Schedule 3
                                                -----------   ----------


Business Requirement

Project Name: Telephone Banking - Whisper
-----------------------------------------

Bank Name:         Bryn Mawr
Prepared by: Kristen Backus
Date Prepared: November 3,1994

1.  Overview

Business Description
--------------------

Bryn Mawr requires the ability for the Audio Response System to whisper a customer account number into the ear of the customer service representative.

Process Overview
------

The whisper feature will be incorporated into Voice Response by Intervoice.

Constraints
-----------
Enter any restrictions or limitations associated with the project.
2.  Changes to Current CBS Processing Controls

2.1  Changes to Current Control Options (Bank Parameters/Profile)

No changes required

2.2  Product Definition (Product Types)

No changes required.

2.3 Codes/Misc. (Code Definition and Miscellaneous changes not previously defined) No changes required.

2.4  Common File Reporting

No changes required.

3.  Changes to Application

3.1  Account Opening (New Account Function)

No changes required.

3.2  Non Financial Maintenance

No changes required.

3.3  Transaction Processing (Financial Transactions, Adjustments, etc..)




    Business Requirement

  Project Name: Telephone Banking - Whisper
  -----------------------------------------


No changes required.

3.4  Maturity Function (Special process at maturity, including
Renewal/Extensions)

No changes required.

3.5 Interest Charge/Payment (changes to interest charged and/or payment amount changes) No changes required.

3.6  Interest Accruals (Changes affecting accruals)

No changes required.

3.7  Regulatory Reporting (Government Reporting/Compliance)

No changes required.

3.8  Management Reporting

No changes required.

3.9  Exception Reporting (Error Reporting)

No changes required.

3.10   Daily Reporting (Balancing Reports, Posting Reports, etc...)

No changes required.

3.11   Special Forms (Notices/Statements)

No changes required.

3.12   Inquiry

No changes required.

3.13   General Ledger Interface (Application interface to G/L)

No changes required.

3.14   Other subsystem interfaces (including Complementary Products)

No changes required.

4.0 Changes to Overnight/Sequential Update (PCOMBDAILY, GLPOST, et) No changes required.

    Business Requirement

Project Name: Telephone Banking - Whisper
-----------------------------------------


5.0 This Section Intentionally Left Blank





Business Requirement

Project Name: Telephone Banking - Whisper
-----------------------------------------

  6.  Sign Offs

  6.1  Business Requirement: Telephone Banking - Whisper


In signing this Business Requirement document, client is authorizing Fiserv to complete the modification as described and accepts financial responsibility for all work performed on this task in accordance with terms of contract.


Signed for and on behalf of Fiserv by:
  Name:                  Gloria Brashears

  Title:                  Mgr.  Product Mgmt/Quality Control

Date:   November 7, 1994
                    ----
                              Signed for and on behalf of client by:
                              Name:
                              Title:
                              Date:

                  Business Requirement

Project Name: Telephone Banking - Whisper
-----------------------------------------

7.0 Amendment History

Amendment Date       Comments
--------------       --------



Business Requirement

Project Name: W-8's
-------------------

Bank Name:           Bryn Mawr
Prepared by:         Kristen Backus
Date Prepared: November 2,1994
Revised:      November 21, 1994

  1  Overview

Business Description
--------------------

Bryn Mawr requires the ability, to automatically produce W-8 notices for their foreign customers and generate reports

Process Overview
----------------

The request for the W-8 Edit Report will generate an extract file of Foreign status customers whose TIN active date is greater than three years from the current processing date. The system will use the extract file to generate W-8 forms. In creating the extract and reports, the system will use the TAX

ID flag and the TIN activity date. The date the CIF key is opened will automatically update the TIN activity date.

To be able to identify when a W-8 has been received from a customer a new field will be added to the CIF static data area that will allow for input of the value "R". When an "R" is input to this field it will automatically update the TIN activity date to the current processing date. The number of W-8's sent to a customer will be tracked in the 'Nbr of W-9's-8's" field.

The Tax ID flag must be 'F in order for the customer to be considered foreign status.


2.  Changes to Current CBS Processing Controls

  2.1 Changes to Current Control Options (Bank Parameters/Profile)

The following new options need to be added:

System Operator Functions : Under Miscellaneous CBS add the option "W-8 edit report" and "Print W-8 forms".

Under CIF maintenance change the field "Nbr of W-9s" to "Nbr of W-9s - 8s".

2.2  Product Definition (Product Types)

No changes required.

2.3 Codes/Misc. (Code Definition and Miscellaneous changes not previously defined)

No changes required.



Business Requirement

Project Name: W-8's
-------------------

2.4  Common File Reporting No changes required.
3.  Changes to Application
3.1  Account Opening (New Account Function)

No changes required.

3.2  Non Financial Maintenance

A new field will need to be added to CIF Static Data maintenance to allow for the update of the value of "R" if a W-8 is returned from the customer. When the "R" is input the system will automatically update the TIN active date to the current processing date.

3.3  Transaction Processing (Financial Transactions, Adjustments, etc..)

When the W-8 edit report is selected the system will look for all customer with a TAX ID flag of 'F' and a TIN Active greater than three years old.

3.4  Maturity Functions (Special process at maturity including
Renewals/Extensions)

No changes required.

3.5 Interest Charge/Payment (changes to interest charged and/or payment amount changes)

No changes required.

3.6  Interest Accruals (Changes affecting accruals)

  No changes required.

3.7  Regulatory Reporting (Government Reporting/Compliance)

No changes required.

3.8  Management Reporting

No changes required.

3.9  Exception Reporting (Error Reporting)

A new W-8 edit report will be generated to list all customers who have a foreign status flag of 'F and a TIN activity date greater than three years from the processing date.

3.10   Daily Reporting (Balancing Reports, Posting Reports, etc...

No changes required.



Business Requirement

Project Name: W-8's
-------------------

3.11  Special Forms (Notices/Statements)

A new W-8 form will be required to send to the customers. This form will have to conform to IRS standards.

3.12  Inquiry

No changes required.

3.13  General Ledger Interface (Application interface to G/L)

No changes required.

3.14  Other subsystem interfaces (including Complementary Products)

No changes required.

4.0  Changes to Overnight/Sequential Update (PCOMBDAILY, GLPOST, etc.)

No changes required.







Business Requirement

Project Name: W-8's
-------------------

5.0 This Section Intentionally Left Blank



Business Requirement

Project Name: W-8's
-------------------

6.  Sign Offs

6.1  Business Requirement: W-8's


In signing this Business Requirement document, client is authorizing Flserv to complete the modification as described and accepts financial responsibility for all work performed on this task in accordance with terms of contract.


Signed for and on behalf of Fiserv by:

Name:                    Gloria Brashears

Title:                    Mgr.  Product Mgmt/Quality Control

Date: November 7, 1994


Signed for and on behalf of client by:

Name:

Title:

Date:






Business Requirement

Project Name: W-8's
-------------------

7.0 Amendment History

Amendment Date      Comments
--------------      --------




Exhibit A to Schedule 3
---------------------


Business Requirement
Project Name: Safety Deposit Box User Defined Field
---------------------------------------------------

Bank Name:         Bryn Mawr
Prepared by:       Kristen Backus
Date Prepared: December 9, 1994

1. Overview

Business Description
--------------------

Bryn Mawr requires the ability to use a user defined field in Safe Deposit Box to store the Alpha
Numeric Box number and have this number printed on all notices to the customer.

Process Overview
----------------

The Alpha numeric number defined in User field 1 will be added to an notices generated from Safety
Deposit Box.

Constraints

The Alpha numeric number will have to be entered manually by the bank.

2.  Changes to Current CBS Processing Controls

2.1   Changes to Current Control Options (Bank Parameters/Profile)

No changes required

2.2  Product Definition (Product Types)

No changes required.

2.3 Codes/Misc. (Code Definition and Miscellaneous changes not previously defined) No changes required.

2.4  Common File Reporting

No changes required.

3.  Changes to Application

3.1  Account Opening (New Account Function)

No changes required.

3.2  Non Financial Maintenance

No changes required.

3.3  Transaction Processing (Financial Transactions, Adjustments, etc..)




Business Requirement
Project Name: Safety Deposit Box User Defined Field
---------------------------------------------------

No changes required.

3.4  Maturity Functions (Special process at maturity including
Renewals/Extensions)

No changes required.

3.5 Interest Charge/Payment (changes to interest charged and/or payment amount changes)

No changes required.

3.6  Interest Accruals (Changes affecting accruals)

No changes required.

3.7  Regulatory Reporting (Government Reporting/Compliance)

No changes required.

3.8  Management Reporting

No changes required.

3.9  Exception Reporting (Error Reporting)

No changes required.

3.10  Daily Reporting (Balancing Reports, Posting Reports, etc...

.No changes required.

3.11  Special Forms (Notices/Statements)

The alpha numeric number defined in User field I for Safety Deposit Box will be printed on all notices to the customer.

3.12   Inquiry

No changes required.

3.13   General Ledger Interface (Application interface to G/L)

No changes required.

3.14   Other subsystem interfaces (including Complementary Products)

No changes required.

4.0 Changes to Overnight/Sequential Update (PCOMBDAILY, GLPOST, etc.) No changes required.



                   Business Requirement
Project Name: Safety Deposit Box User Defined Field
---------------------------------------------------
5.0 This Section Intentionally Left Blank

Business Requirement
project Name: Safety Deposit Box User Defined Field
        -------------------------------------------

6.  Sign Offs

6.1  Business Requirement: Safety Deposit Box User Defined Field


In signing this Business Requirement document, client is authorizing Flserv to complete the modification as described and accepts financial responsibility for all work performed on this task in accordance with terms of contract.

Signed for and on behalf of Fiserv by:

Name:                    Lawrence Rorstorm

Tile:                     Product Mgmt/Quality Control
                          Date:  December 9,1994

     Signed for and on behalf of client by:
                         Name:
                          Title:
                          Date:



Business Requirement
Project Name: Safety Deposit Box User Defined Field
---------------------------------------------------
7.0 Amendment History
Amendment            Comments
---------            --------

Exhibit B to Schedule 3
---------------------

The following Modifications are to be provided to Client on or before a mutually agreed upon date:
1. Overpayment of Loan Payoff (on or before June 30, 1996)
2. HUMDA Software Interface (on or before June 30, 1996)
3. Account Analysis Statement Regeneration (on or before June 30 1996)
4. Checks Stop/Hold Display (on or before March 31,1996)
5. Bill Paying (on or before June 30, 1996)
6. Duplicate Social Security Number (on or before June 30, 1996)
7. Member Banker Identifier (on or before March 31, 1996)
8.    Fastcloser Interface (on or before March 31, 1996)







Confidential US Comb 11/7/94                 23



License and Service Agreement                   No.           3810145
                                                              -------
SCHEDULE                                       Preliminary Project Plan
Company:             Flserv CIR, Inc.
Client:              Bryn Mawr Bank Corporation



Company and Client agree to develop a project plan which results in a completed installation of the Software System on or before November 24, 1994. A preliminary plan is attached as part of this Schedule 4.



Confidential US Comb 11/7/94                    24
Initial s

Exhibit A to Schedule 4
-----------------------

FISERV, INC.  GENERIC PROJECT PLAN

GANTT CHART

Name
----
 1                        Planning Activities
 2  CBS agreement finalized
 3  Introduction Package
 4  Initial Contact
 5  Project Kickoff
 6  Planning Meeting
 7  Establish Bank Team
 8  Assign Tasks & Dates
 9  Hardware/Software Set-up
10  Confirm hardware ship date
11  Coordinate Hardware Install with IBM    12  Hardware Site Preparation
13  Install AS 400
14  Install initial profile and set-up
15  Ship CBS Documentation
16  Ship CBS System/Demo
17  Install CBS System/Demo
18  Network Implementation
19  Establish Network Design
20  Site Preparation
21  Hardware Order
22  Communication Line Order
23  Install Network
24  Test Network
25  Value Added Products
26  Collections
27  Item Processing
28  Optical
29  ATM
30  Secondary Market
31  Platform
32  Account Reconciliation
33  Accounting
34  MCIF (i e. OKRA)
35  ACH
36  Teller
37  Cash Management
38  Safe Deposit
39  Audio Response
    --------------
40  Bank Specific Tasks
41  Training
42  Workflow/Balancing
43  Forms

44    DAILYs
45    Manual Conversions
      ------
46    1-UP Statements
47    Account Checklist
48    Balancing Reports
49    System (CBS) Acceptance Test
50  Contract Mods
51  Mod1 Construction
52  Functional Specifications
53  Sign-off
54  Code/Test
55  Mod1 Implementation   q
   56    Install Mods
   57    Reconvert with Mods
58   Beta Tests
59  Beta Test sign-off
60   Client Training Phase
61           Application Training
62           CIF/Deposit

FISERV, INC.  GENERIC PROJECT PLAN
GANTT CHART

63                       CIF/Loan
64                         G/L
65                       CIF
66     System Operator Workshop
67       Training
68       Establish Daily Environment
69       Set Up Conversion Environment
70    Value Added Training
71  Common File/Audit
72    Pre-Workshop
73  Audit Completion
74  Chart of Accounts
75  Sample Forms
76  Current Tran Codes
77  Current Product List
78  Brochures

79  Service Charge Routine
80  Interest Plans
81  Rate Shoots
82  Financial Statements
83  Sample Reports
84  Branches
85   Officers
86    Workshop
87  Audit Review
88   Common File Overview
89  Service Charge Walk-thru
90   Interest Plan Walk-thru
91  Profile Walk-thru
92    Product Definition Walk-thru
93  Define Translation Requirements

FISERV, INC.  GENERIC PROJECT PLAN
GANTT CHART


94                      Post-Workshop
95  Finalize Common File
96  Define Bank Profile
97                    Define Tran Profile
98  Define Time Profile
99  Define Loan Profile
100  Define G/ L Profile
101  Define Loan Products
102  Define Tran Products
103  Define Time Products
104  Define Service Charge Plans
105  Define Interest Plans
106  Define Officers
107  Define Cost Centers
108  Define Branches
109  Define G/L Lotus/Chart
110  Define G/L Lotus/Report
111  Define G/L Lotus/Teller
112  Finalize Translation
113  Loan Product Types
114  Tran Product Types

115  Time Product Types
116  Officer Codes
117  Transaction Codes
118  Service Charge Type
119  Miscellaneous Codes
120  User-Defined Codes
121  Data Definition
122  Set Up Conversion Library
123  Inventory Data Files & Reports
124  Analyze, Define & Load Extract Files

FISERV, INC.  GENERIC PROJECT PLAN
GANTT CHART
125  Deliver File Specifications
126                        Data Conversion Phase
127   CIF -Complete Data Mapping Specs
128  C IF - Code & Unit Test Conversion Programs
129  CIF - User Reviews
130  CIF - Joint Review/Sign off
131  TRAN-DDA - Complete Data Mapping Specs
132  TRAN-DDA- Code & Unit Test Conversion Program
133  TRAN-DDA - User Reviews
134  TRAN-SV - Complete Data Mapping Specs
135  TRAN-SV - Code & Unit Test Conversion Programs
136  TRAN-SV - User Reviews
137  TRAN - Application Test Runs (TRAN DAILY)
138  TRAN - Joint Review/Sign off
139  TIME-CD/IRA - Complete Data Mapping Specs
140  TIME-CD/IRA - Code & Unit Test Conversion Program
141  TIME-CD/IRA - User Reviews
142  TIME - Application Test Runs (TIME DAILY)
143  TIME - Joint Review/Sign off
144  LOANS-IL - Complete Data Mapping Specs
145  LOANS-IL- Code & Unit Test Conversion Program
146  LOANS-IL - User Reviews
147  LOANS-CL - Complete Data Mapping Spec
148  LOANS-CL - Code & Unit Test Conversion Program
149  LOANS-CL - User Reviews
150  LOANS-ML - Complete Data Mapping Specs
151  LOANS-ML - Code & Unit Test Conversion Program
152  LOANS-ML - User Review
153  LOANS-RL - Complete Data Mapping Spec

154   LOANS-RL - Code & Unit Test Conversion Program
155                  LOANS-RL - User Reviews

FISERV, INC.  GENERIC PROJECT PLAN
GANTT CHART


156  LOANS - Application Test Runs (LOAN DAILY)
157   LOANS Joint Review/Sign-off
158  GL - Prepare Data Mapping Spec
159  GL - Joint  Review/Sign-off
160  GL - Complete Conversion Programming
161  GL - Conversion Application Test
162  GL - Joint Review/Sign off
163  Data Verification Readiness
164  Run Daily
165  Verify Statements/IRA, DDA, etc.
166  Verity Interest Plans
167  Verify Service Charge
168  Balance Sign-off
169  Cut Test Files
170  Ship Test Files
171  Load Test Files
172  Verity Test Environment
173  Develop Detail Conversion Plan
174     Data Acceptance Phase
175  Review Common File
176  Secure Common File Access
177  Begin Account Review
178  System-System Balance Sign-off Walk-thru
179  DAILY Run
180  CONVERSION 'GO LIVE'
181  Execute 'live' conversion
182  POST INSTALLATION ASSESSMENT
183  Questionnaire
184  On-Site Visit
185  ***Modifications have not been scheduled.Conversion
186                       date may be impacted by modification activity.  ***

FISERV, INC.  GENERIC PROJECT PLAN

                               GANTT CHART

187                              TELLER/PLATFORM implementation
188                              Complete requirements/transaction set
189                              Define network environment
190                              Modification - construction
191                              System test - mods
192                              Review/sign-off
193            Stress test network

Addendum No. 1
to
Comprehensive Banking System
License and Service Agreement

Between Bryn Mawr Bank Corporation ("Client") and FIserv CIR, Inc. ("Company"). Purpose
-------
Client and Company wish to amend Agreement No. with an Effective Date of

December 30, 1994 Notwithstanding anything in that Agreement to the contrary, in
---------
the event of a conflict between the event of the Agreement and this Addendum, the provisions of this Addendum shall take precedence.

Section 3 - Professional Services
---------------------------------

The following new provision is added to Section 3 of this Agreement:

3.9 Within ninety (90) days of the Effective Date of this Agreement, Company agrees to develop detailed Business Requirements for Client to describe those modifications identified on Exhibit B to Schedule 3 of this Agreement. These Business Requirements will detail specific functionality for each of the proposed modification to be delivered on or before the dates specified on Exhibit B to Schedule 3 of this Agreement. The pricing for those Modifications identified on Exhibit B to Schedule 3 of this Agreement will not exceed the prices outlined for me same on Schedule I of this Agreement.

Section 12 - Warranties
-----------------------

Client and Company wish to amend Section 12 of this Agreement with the following Additional Warranty Provisions. In the event of a conflict between these Additional Warranty Provisions and Section 12 of the Agreement, these Additional Warranty Provisions shall prevail.'

1 .  System Performance Considerations
     ---------------------------------

Company warrants the Software System performance will meet or exceed me following criteria:

     (i) "End of Day" batch processing will not exceed two (2) hours for up to 100,000 Accounts.



initials

(ii) Average response time for remote devices will not exceed two (2) seconds. Measurements will be taken by stopwatch from the time the enter key is depressed until the terminal begins its response. Measurements will be taken no fewer than eight times per month on or near the following designated times on each measurement day: 10:30 a.m., 12:00 noon and 2:00 p.m.


The conditions under which these results can be duplicated by Client are as follows:
A) Client's acquisition of the AS/400 configuration outlined on Schedule 2 of His Agreement.
B)  Operation of the Software System in accordance with the operating
instructions provided in   the Documentation.
C)  Company approved memory and machine configuration parameters.
D) Disk capacities are maintained under an eighty percent (80%) total disk saturation level.
E)  Batch jobs are not run concurrently in the same memory and machine pools
with interactive   jobs.
F)  Communication line speeds are not less than 56 KBPS.

G)  The AS/400 is operated utilizing version V3R0.5 or equivalent operating
system and the test                     is conducted utilizing an unmodified
version of the Software Systems release 9401.

H) Account mix does not exceed seventy percent (70%) Transaction accounts. "End of Day" processing is to be measured exclusive of time required for statement processing, back-ups and report production.

In the event that the performance standards defined in the Agreement are not met Client personnel will be obligated to follow the reasonable operational changes or processing schedule changes recommended by Company personnel to achieve the performance standards. If Company and Client conclude that the performance standards can only be met with a more powerful Computer System, Company will provide the Computer System to client at a discount of an additional 20%, off of Company's cost of acquiring the same.

2

         The foregoing represents Company's sole obligation and Client's sole remedy for a failure of the Software System to meet the performance criteria outlined above.

Section 19 - Non--Assignment
----------------------------

 The following new provisions are added to Section 19 of this Agreement:

19.4 "Notwithstanding the above, in the event the Company is acquired and Client refuses for whatever reason to consent to the assignment of this Agreement, Client may, at its sole option, terminate this Agreement provided Client has paid all amounts outstanding to the Company, has paid at least twenty-four (24) months of the Maintenance Fees due in accordance with Section 4 of this Agreement and pays to the Company a one-time fee equivalent to twelve
(12) months of the then current Maintenance Fee in effect."

19.5 "The foregoing represents the Client's sole remedy in the event of an election to deny assignment of this Agreement in the event the Company is acquired."

Additional Provisions.

Company and Client agree that in no event will Client be responsible for reimbursing to Company travel and living expenses incurred by Company exceeding a total of $50,000 associated with Company's (i) Professional Services for Conversion and Installation as described on the Project Plan in Exhibit A to
Schedule 4 of this Agreement, (ii) Training as described in Schedule 1, Professional Services Section, Part C, Paragraph b), (iii) al Professional Services as defined in Schedule 1, Professional Services Section, Part E, and
(iv) Systems Engineering Support responsibilities described in Exhibit A to
Schedule 2 under this Agreement.

For and on behalf of Client by:
                              Name:
                              Title:

For and on behalf of Company by:
                                            Name:        Title:

3
Initials
v
     THE FINANCIAL DATA SERVICES COMPANY



                                 Addendum No. 2
                                       to
                          Comprehensive Banking System
                         License and Service Agreement



Between Bryn Mawr Bank Corporation ("Client") and FIserv CIR, Inc. ("Company").



Purpose
-------

Client and Company wish to amend Agreement No. 3810145 with an Effective Date of
                                               -------
December 30, 1994. Notwithstanding anything in that Agreement to the contrary,
-------------------
in the event of a conflict between the terms of the Agreement and this Addendum, the provisions of this Addendum shall take precedence.


FIserv Fusion Deconversion Considerations
-----------------------------------------

The attached letter from Frank Martire, President, FIserv-Division III, is attached to this
Addendum No. 2 as a representation of the Company's commitment relative to the Client's deconversion from the FIserv Fusion applications.



For and on behalf of Client             By:

                              Name:   Samuel C. Wasson, Jr.

                              Title:  Secretary

For and on behalf of Company  By:

                              Name:   Raju M. Shivdasani

                              Title:         President, CBS Division

THE FINANCIAL DATA SERVICES COMPANY


December 12, 1994



Mr. Thomas M. Petro
Senior Vice President
The Bryn Mawr Trust Company
801 Lancaster Avenue
Bryn Mawr, PA 19010

Dear Mr. Petro:

On behalf of FIserv, I want to thank you for your decision to convert to the Comprehensive Banking System. I am sure Raju Shivdasani and his staff will do everything in their power to ensure your transition to the new system is successful.

On the basis of your decision to convert from the FIserv Fusion application to another FIserv solution, I want to state our commitment to the Bryn Mawr Trust to negate the financial impact of the account processing fees associated with the early termination of your existing agreement. This means that in the event you convert to the CBS System prior to expiration of your FIserv Fusion agreement, we will absorb any of these costs internally. Furthermore, we will agree to absorb the costs associated with "de-conversion" from FIserv Fusion, i.e. file cuts. It is my understanding these are currently estimated to be approximately $39,000. In the event you receive invoices related to either of these areas, please forward these to Robin Smith at the CBS Division for him to resolve internally.

Finally, in the event your conversion is delayed beyond the expiration of your current agreement, we will agree to continue to provide processing services for the Bryn Mawr Trust on a month by month basis under the same terms and conditions of your current agreement. These will be provided without penalty or surcharge for as long as required.

Thank you again for your decision and if I can be of further assistance, please feel free to call. We look forward to a long and mutually beneficial relationship with the Bryn Mawr Trust Company.

Sincerely,


Frank Martire
President, Division III
FM:hjs

  Corporate Headquarters: 255 FIserv Drive, Brookfield, WI 53045  414-879-5000
            Mailing Address: PO.  Box 979, Brookfield, WI 53008-0979

THE FINANCIAL DATA SERVICES COMPANY



                                 Addendum No. 3
                                       to
                          Comprehensive Banking System
                         License and Service Agreement



Between Bryn Mawr Bank Corporation ("Client") and FIserv CIR, Inc. ("Company").



Purpose
-------

Client and Company wish to amend Agreement No. 3810145 with an Effective Date of
                                               -------
December 30, 1994 . Notwithstanding anything in this Addendum to the contrary,
------------------
in the event of a conflict between the terms of the Agreement and this Addendum, the provisions of the Agreement shall take precedence.


Vendor Questionnaire
--------------------

Attached to this Addendum No. 3 is the Company's response to the Client's Vendor Questionnaire. Company warrants that its response to the Vendor Questionnaire, as attached, is substantially accurate in all respects.

For and on behalf of Client   By:

                              Name:       SAMUEL C. WASSON, JR.

                              Title:         SECRETARY

For and on behalf of Company  By:

                              Name:   Raju M. Shivdasani

                              Title:  President, CBS Division

FIserv/CBS
Response to                                  The Bryn Mawr Trust Company
Vendor Questionnaire



                               Table of Contents



Section I           Processing

Section II          Total Quality Management Commitment

Section III         Communications with Customers and Training

Section IV          Customer Service

Section V           Multi-Company Processing

FIserv/CBS                             The Bryn Mawr Trust Company
Response to
Vendor Questionnaire



Section I

Processing


1.  What is the average response time for inquiry and data entry?

    Response time is affected by numerous variables such as the size of the IBM AS/400, the number of on-line devices and type, the data communications network design, line speed and modem speeds. Depending on the bank's desired response time, FIserv can assist the bank in ensuring the aforementioned variables are configured in order to ensure the desired response time is attained. The majority of the in-house users are experiencing average response times that range from sub-second to three seconds.

2.  What is your "up time" availability for host sessions?

    The IBM AS/400 has a history of being an extremely reliable computer since its release in June of 1988. The IBM AS/400's receipt of the "Malcom Baldridge" quality award for reliability is a testimony of the AS/400's performance standards. The AS/400's in our user base and within our CBS headquarters have experienced 99%+ availability "up time" as measured for user availability computing.

3. Describe the normal daily schedule for maintaining on-line sessions. Indicate the hour (eastern time) that inquiry is available and the hour (eastern time) that inquiry is taken down.

    One of the many advantages of an in-house system is that the bank can literally establish the on-line availability hours for the entire organization. The only time when on-line access is not available will be during the evening update of the bank's files. FIserv's recommended AS/400 for the bank will allow for an update of approximately two (2) hours. Therefore, on-line access can be available for twenty-two (22) hours each work day and twenty-four (24) hours on Saturday and Sunday. The bank can choose when to initiate the update, thus having full control of the time when inquiry is available bank-wide.

FIserv/CBS                                The Bryn Mawr Trust Company
Response to
Vendor Questionnaire



4. What time are reports available in client print queues to beginning daily report production?

    Reports are available immediately after the evening update is concluded.

5. Describe availability of reports "on-line" for viewing and manipulating information from any PC. What reports are not available for on-line viewing at a PC?

    All of the standard and ad-hoc CBS reports can be displayed on a PC once they have been created into a "print queue". Access to these reports can be achieved by either of the following two methods: 1) Normal report viewing can be done on a 132 character display or can be done on displays with less than 132 character capability via menu option selections and command key scrolling.

    2) Optical disk archival systems support indefinite storage of all CBS reports and can be displayed upon user initiated requests at any time.

    The CBS data files are externally defined for data access and manipulation through the use of PC Support and Query IBM utilities and can be accessed at any time with proper security and sign-on clearance.

6. Describe your track record with meeting posting time-frames. How many times in the most recent 12 month period have posting reporting deadlines been missed? How are these communicated to clients?

    Posting time-frames are under complete control of our in-house system clients.

7. Attach the most recent internal control report on inquiry "up-time", posting schedules met/missed, and report availability time.

    These reports and statistics are maintained by our clients.

8 Describe your provision for disaster-recovery. Where are your back-up data centers located? Are disaster-recovery plans submitted to a "live" test? How frequently?

    In house disaster recovery will be provided by IBM in their disaster recovery facility in Valley Forge, PA. As a provision of your annual in-house data processing audit, the bank will test the disaster recovery center once a year (minimum). The contingency test will support live data processing functions such as on-line access functions and update processing.


                                                            L2

Flserv/CBS                               The Bryn Mawr Trust Company
Responseto
Vendor Questionnaire



9. Describe accommodations /alternatives available if the system is not "on-line" or report/posting is late or delayed.

     If the system is not on-line, the CBS teller system will allow the tellers to continue posting off-line in a "store and forward" operation. Automatic transaction update will occur immediately when on-line availability occurs. Application Sub-System trial balances will be used to calculate payoffs in an offline mode.

     Evening update can be delayed until the system becomes available or until the disaster recovery center is activated at the option of the bank. Keep in mind the CBS update can run any time and will only take approximately two (2) hours to complete.

FIserv/CBS                             The Bryn Mawr Trust Company
Response to
Vendor Questionnaire



Section II

Total Quality Management Commitment

1. Do you provide service quality questionnaires for your clients to evaluate your services?

     Yes, the company employs a formal survey mechanism to enable our clients to evaluate our services. There are actually three (3) types of surveys utilized during the course of any given year. The first, and most frequently administered, is the Monthly Customer Satisfaction Survey. This survey is administered via telephone by an independent research firm which on average will survey your institution approximately four times a year. The questions are designed to solicit your satisfaction with the normal daily operations and service levels of the FIserv/CBS Division. The other two surveys are administered annually by our corporate offices in Milwaukee and are designed to assess your overall satisfaction with the company from an executive as well as operations perspective. In that maintaining satisfied customers is the cornerstone of our business, the combination of these multiple surveys forms the basis for virtually every employee incentive compensation plan which exists within the company.

2.  What is the frequency of your quality surveys?
     Monthly and annually.
3.  Are the results shared with your customers?

     The results are not published, however they are available upon request and we openly share the cumulative results with our users during our periodic user group meetings.

4.  Who within your organization reviews the results of customer feedback?

     ALL survey results, i.e. monthly and annual, are reviewed by every
     ---
     management level within FIserv, including our Chairman, George Dalton. The most practical review takes place at the business unit level, i.e. CBS, where beginning with the Vice President of Delivery Services and various group managers, the results are reviewed and if necessary action plans developed. These results and the accompanying action plans are then forwarded to the

                                                                            II.1

     FIserv/CBS                             The Bryn Mawr Trust Company
Response to
Vendor Questionnaire



     senior management committee which includes the President of the division, Senior Vice President of Product Support and Development, Senior Vice President of Sales and Marketing, Senior Vice President of Finance, Senior Vice President of Human Resources, Senior Technical Consultant and Senior Banking Consultant. Through individual action plans and the CBS user group, this committee will track the progress of proposed action plans through to completion.

5. Describe two significant changes that you have implemented in the most recent twelve month period based on input/feedback received from customers as part of the Quality survey.

         1. Enhanced Customer Service Organization - In a move directly related to feedback received from the survey process, we realigned our customer service organization as a separate and distinct function within the company, i.e. all this group does now is service the customer. In the past this function was performed by different staff members performing several different tasks. As a result we were not being as responsive as we or our clients expected. The results of the change have been quite successful and include the implementation of an "artificial intelligence" help desk facility, and the beginnings of an account management program designed to assist in ensuring our customers take maximum advantage of the company and our product.

     2. Established A Dedicated Training Function -The surveys have indicated our customers want more in the way of education, i.e. more classes, more advanced training, regional classes, etc. As a result we have established a dedicated training department responsible for the development and administration of a much richer training curriculum. This effort and resource will result in over twice the number of student training days being performed than last year.

6. Describe methods used for Quality Assurance on new releases. How are clients involved in this process?

     Within FIserv's CBS Division, quality assurance and customer involvement begin at the design stage of any project. The overview of this process is as follows:

Flserv/CBS                             The Bryn Mawr Trust Company
Response to
Vendor Questionnaire



1. Business DescriptionIFunctional Specifications - This aspect of any development effort entails the actual definition of the proposed modification or enhancement It is heavily dependent on direct customer involvement and ultimately customer sign-off that the project contemplated meets the business requirements.

2. Functional Requirements - This phase of the activity describes in detail the "user" aspects of the proposed enhancement or modification, including but not limited to, detailed requirements, process requirements, batch requirements, on-line requirements and documentation requirements. The customer is the final sign-off on this phase of the development project.

3. Detailed Specifications- This phase encompasses the actual technical design phase of the project. It includes a technical overview, determination of file change specifications, report specifications, display specifications and processing specifications. Following the creation of these specifications, they are reviewed and approved by the senior technical management staff to ensure consistency with architecture, design and performance standards.

4. Program Development - This phase entails the actual programming of the proposed modification or enhancement. Within this phase, there are a series of unit tests conducted and the beginnings of the development of a "system test", i.e. a complete, functional test of the modification or enhancement.

5. Development Testing - This phase is where true testing and quality assurance begin for any new development activity. Within this phase a test methodology is utilized which includes the development of test scripts, actual test execution, stabilization of testing and test data, regression testing and finally full system testing. Most of this testing is performed by the technical staff and results in a "technically" sound project.

6. Data InputIData Base Testing - This phase is where true user involvement in the testing process is critical. This phase consists of defining the set of products and accounts to be tested, random selection of data for on-line testing, random selection of data for negative testing, definition of transactions for micr/non-micr testing and any other testing criteria unique to the particular project i.e. teller subsystem testing, etc.


                                                                            II.3

FIserv/CBS                                 The Bryn Mawr Trust Company
Response to
Vendor Questionnaire

         Our user analyst staff actually conduct these tests and are required to "pass" twenty (20) consecutive nightly processing scenarios prior to accepting the project. Subsequent to this testing, a "beta" test is actually conducted in multiple customer locations.

         7. Release - The final phase is the actual release of the new capability. This phase includes the updating of all the technical and user documentation, creation of the appropriate release materials, documenting the test scripts utilized and ultimately shipment to the customer.

7. Describe the level of involvement of clients with system design, engineering and planning.

     As described above, they play a very key role in all of these activities. In addition to customer specific modifications or enhancements, we also employ the same processes and signoff with requests received from our user group.

8S. Are your software and procedures subjected to an annual review by outside auditors and/or examiners. How frequently are they reviewed ? Are results shared with users?

      The CBS Division itself is reviewed by outside auditors for financial purposes only, however our in-house customers are subject to the same reviews your institution would be currently. As a result of our utilization of the CBS System in a service bureau environment, these data centers are subject to annual review by the appropriate internal and external auditors. We believe our in-house customers would be pleased to share audit results with you upon your request. The data center audit results are available upon request.

9. Describe your methods of assuring compliance with federal and Pennsylvania laws and regulations.

      Our company employs a full time compliance officer who subscribes to a variety of industry compliance services. This individual is responsible for the assimilation of information regarding regulatory compliance and ultimately the distillation of this information into definitions of how we and our customers should comply with a specific regulatory requirement. Once this work has been completed, the same development process as described above is utilized to perform the actual programming effort required for compliance. This same scenario would apply to both federal and state compliance issues. II.4

FIserv/CBS                                 The Bryn Mawr Trust Company
Response to
Vendor Questionnaire



10. Describe your procedures for monitoring and implementing industry related changes.

      The most important element in this process is the FIserv customer base. This group, not only CBS customers, provides valuable insight into product, regulatory and service requirements needed within the financial industry. On our part, the CBS Division has an internal Strategic Product Council which meets on a regular basis to assess industry trends, evaluate new product offerings and evaluate input from the CBS User Group. This group is then responsible for creation of the strategic product plan for the CBS Division.

11. List all of the financial institutions in the state of Pennsylvania which are clients of the proposed software product. Please provide a contact name.

     Adams County National Bank
     675 Old Harrisburg Road
     Gettysburg, PA 17325

     Contact: John Kiehl, Vice President
     717/334-3161
     Assets $430M

     Commercial National Bank of Westmoreland County
     900 Ligonier
     P.O. Box 429
     Latrobe, PA 15650
     Contact: John L. Letterio, Senior Vice President
     412/539-3501
     Assets: $220M

     First Western Bancorp
     101 E. Washington Street
     P.O. Box 1488
     New Castle, PA 16103-1488
     Contact Thomas J. O'Shane, President
     412/652-5513
     Assets: $1.4B
                                                                            II.5

FIserv/CBS                                 The Bryn Mawr Trust Company
Response to
Vendor Questionnaire



       Rank Ahnert, Inc.
       Route 209
       Bushkill, PA 18324
       Contact: John Hendershot, Data Processing Manager
       717/588-6661

       Three Rivers Bank and Trust Company
       Route 51, South
       P.O. Box 10915
       Pittsburgh, PA 15236
       Contact: Louis Klippa, EVP & COO
       412/462-5744
       Assets $599M

                                                                            II.6

          FIserv/CBS                                 The Bryn Mawr Trust Company
Response to
Vendor Questionnaire


Section III

Communication With Customers and Training

1. How do you inform customers concerning new features/enhancements to systems? Attach an example of the most recent customer update?

     CBS product features/enhancements are released to our clients in three (3) different releases throughout the year. Approximately one month prior to each release written communication is sent to our users and our third party software partners. A copy of our 94.01 pre-release material is enclosed.

2. How do you keep executive management of client organizations informed regarding your future development plans and most recent accomplishments? Attach a sample of the most recent executive briefing.

     The primary means of communication to our clients relative to future CBS development plans and our most recent accomplishments is through the following mechanisms:

       1. Through our user group meetings.
       2. Pre-release information materials are sent as described in #1 above.
       3. Through the FIserv /CBS quarterly newsletter as enclosed with this response.
       4. Through our CBS regulation letter as enclosed with this response
       5. Via the FIserv /CBS account representative assigned to the client

     The above communication resources are made available to the levels of management selected by our CBS clients. The vast majority of our customers prefer to have the above communications directed to their senior operations officer. Therefore, allowing the operations officer to communicate to their respective organization levels as appropriate.

3. How often are reference materials updated? What internal review process do you use to maintain the integrity of user documentation?

     Reference materials are updated with every release of new software that is sent to our clients. The user documentation follows the same Quality Assurance standards as described in item 6 of the Total Quality Management Commitment section of this response.

                                                            III.1

FIserv/CBS                                 The Bryn Mawr Trust Company
     Response to
     Vendor Questionnaire

4. What materials are provided with new software releases to help clients evaluate the relevance of new enhancements for their organizations and to determine whether the enhancements will be adopted by the client? Attach an example.

     All releases are preceded by literature which describes in a macro sense the content of the release and specific implementation considerations. This information is invaluable in assessing not only your use of new features, but is helpful in assisting you to determine potential training requirements, technical requirements and other resource requirements.

5. How do you provide for continuing education? Describe your educational activities. Attach examples of recent training schedules.

     All pre-planned continuing education is offered in six month intervals as depicted in the attached 1994 Workshops guide (January to June). In addition to the pre-planned Workshops, Flserv provides special concurrent training workshops during user group meetings. Regional workshops are also established to coincide with the CBS Product releases and when major regulation enhancements occur, i.e. Regulation DD.

6. Are training sessions held at the client site, at regional locations, or at your corporate headquarters? Describe the manner in which you select training sites.

     All pre-planned Workshops are conducted at the CBS Headquarters in Orlando, Florida. Regional Workshops are typically established in major cities where there is easy, economical access to a large concentration of CBS users. On-site training sessions are available at the request of a client at the then published on-site training rates.

7. Is Computer Based Training available? List the software packages for which CBT is not available.


     Computer Based Training is available relative to the operation of the IBM AS/400 and operating system software, however, is currently not available for the CBS System. This is an area of development we are exploring for inclusion with future releases of the software. No timetable has been determined.



                                                                           1II.2

FIserv/CBS                                 The Bryn Mawr Trust Company
Response to
Vendor Questionnaire


8. Do you conduct User Group meetings? How frequently? Are these local, regional or national? Describe the User Group process. Is the User Group run by clients? Attach the agenda from the most recent user group meeting.

     The CBS User Group is run as a national independent user group that is governed by officers that are elected from the CBS client base. The user group conducts meetings as governed by their own set of by-laws. FIserv attends and participates in these meetings at the invitation of the user group executive council. The location of the meetings is determined by the user group executive council.

     FIserv/ CBS sponsors annually a national conference - Partners In Progress
     (PIP) that is held in Orlando, Florida. A copy of last year's annual PIP conference is enclosed with this response. The annual conference has grown dramatically in attendance by our clients during the last five years, and has caused us to seek larger facilities to accommodate the conference attendees. The 1994 PIP conference is scheduled for October 19-22, 1994 at Disney's Yacht Club Resort.

9. Describe how new development priorities are established. How are clients involved in the process?

     In addition to the enhancements identified by our internal Strategic Product Council, the CBS Division actively solicits enhancement requests from our user group. Annually this organization submits a list of requested improvements which have been prioritized by the entire user group. We endeavor to resolve/enhance as many of these items as we can during the next year's development activity. Our progress against this objective is reported annually to the user group at our fall meeting.

10. Is an account Manager assigned to each client? Describe the responsibilities of these individuals. Is the Account Manager assigned to work at the client site? If not, describe the frequency and nature of contact.

     Currently the CBS Division does not have a formal account executive program. Formally establishing this function is a high priority objective for 1994. Our concept is the individuals assigned to this program would be based in Orlando, provide a common thread of communication for customers into the Division, maintain the status of outstanding issues and make a minimum of two on-site visits per year. III.3

FIserv/CBS                                 The Bryn Mawr Trust Company
Response to
Vendor Questionnaire


11. Are quick reference materials available for the system(s). Please attach examples.

    There are currently no quick reference materials available, however, the on-line system has extensive on-line help facilities.



                                                            Ill.4

FIserv/CBS                                 The Bryn Mawr Trust Company
Response to
Vendor Questionnaire



Section IV

Customer Service

1.  Describe the methods by which customer service is provided?

     The primary method is via telephone. This service is provided through a 1-800 number which is specific to the customer service organization. In addition to this method, the CBS System and IBM AS/400 support an "electronic" link between the bank and CBS staff members to allow for actually reviewing a problem on-line. Finally in very extreme cases, Flserv will provide on-site assistance if warranted.

2.  What are the normal hours of operation for Customer Service (eastern time)?

     Customer Service is available twenty-four (24) hours a day (7) days a week
     - 365 days a year.

3. Is customer service provided through a central location or in remote sites? Describe the average number of years of banking experience held by the representatives. Describe your training and development program for Customer Service representatives. Describe the means by which you assure excellent quality service. Do supervisors have the ability to monitor customer service calls?

     All customer service is currently provided through the central. office in Orlando, Florida. In the future as the product is placed in various regional processing centers, we expect to provide regional support services. With respect to our actual customer service representatives, they generally are hired with between eight and ten years of banking experience. Many of them have actually worked with the CBS System in a bank environment prior to joining the CBS Division. As to training, virtually all of our customer service staff have begun their FIserv careers by working in the Installment/Conversion area, then the Development area and constantly augmenting this file training with participation in various internal classes. As discussed previously, the survey process and management review process are our primary methods for ensuring high levels of customer service. In addition, the implementation of the artificial intelligence help desk, call tracking, problem logging and various management reporting are all mechanisms used to assure high level of customer service. Currently, other than through the reporting process, supervisors do not have the ability to monitor service calls.

                                                                            IV.1

          FIserv/CBS                                 The Bryn Mawr Trust Company
Response to
Vendor Questionnaire


4. Are customer service representatives assigned to support a single product or multiple products?

     Customer Service representatives generally support multiple applications, however, are specialists in a given area, i.e. deposits, loans, etc.

5.  Is there a fee for customer service? Describe pricing policies.

     Customer service support is included as part of the banks monthly maintenance fee. The monthly maintenance fee is based on the software systems the bank chooses to implement. These fees are depicted in detail in the FIserv/CBS proposal.



                                                                            IV.2

          FIserv/CBS                                 The Bryn Mawr Trust Company
Response to
Vendor Questionnaire


Section V

Multi-Company Processing

1.   Does your product handle multiple companies?

     Yes, the CBS System supports up to 999 financial institutions or companies.

2.  Will your system accommodate holding company processing?

     Yes, the CBS System will support up to a 999 financial institution holding company

3.   Is there a company number on every record in the system(s)?
     There is a "bank" record associated with every record in the system.
4.   Do all reports and forms have a company number displayed on them?

     There is a "bank" number associated with most applicable forms/reports within the system. Please refer to specific reports in the documentation for actual detail.

5.   Is the company number easily identifiable on the customer documents?
     Yes.
6.   Is there a file(s) allowing for customized items by company?
     a. Company Names - Yes
        b. Company Addresses - Yes
     c. Company Phone Number - Yes
        d. Other - See Documentation (Common File)

7.   What options within the system(s) can be uniquely customized by company?

     Please see the CBS Common File documentation that is being held by Bill Mixon.


                                                                             V.1

FIserv/CBS                                 The Bryn Mawr Trust Company
Response to
Vendor Questionnaire

8. Can the system(s) handle on-line teller processing as might typically be found in an acquired thrift? Please describe ability to process in this type of environment.

     The CBS System supports traditional on-line "real-time" processing as found in a traditional thrift institution. This on-line real-time feature can be supported at the individual bank level as well as can be established at the product type level. This allows a multi-institution holding company to process their holding company institutions transactions according to their individual processing preference, i.e. Thrifts can be on-line "real-time" and Commercial Banks can be "memo post" or traditional proof-of-deposit based.

9. Can your product process multiple companies on a single file with a single job stream?

     Yes, however this is not our recommended method in that it does not take maximum advantage of the capabilities of the IBM AS/400 or other features within the CBS System.



                                                                             V.2

 Release 9401.00                         Enhancements/Major Revisions
                       Comprehensive Banking System (CBS)

 New Distribution Method for Sorting Reports (G574)

     CBS provides user-assigned controls for most reports within the Loan, Time, and Transaction Subsystems. Use these controls to add, change, or delete report and field values and processing parameters. Bank-level "work with report" screens allow you to maintain various report controls, including title, frequency, sequence, page break, and print override options. "Work with field" screens enable you to modify field controls, including field/decimal length, format, description, and error message ID.

     Report Controls

     The system uses the report definition when printing a report to determine if, when, and in what format to print the report. The system also uses a report's definition to print the name and number of the report in the report heading. Separate options allow you to change, delete, or display processing parameters for the selected report.

     Field Controls

     The system uses the field definition to determine the data format and processing restrictions for user-defined fields that print on the report. Separate options allow you to maintain the entry parameters for an existing user-defined field, delete a field, display the parameters for a field, and maintain the acceptable values for a field.

     Branch Output Queue Routing

     You can define a report so that the system generates separate, branch-specific versions of the report, and routes each version of the report to a specific output queue. If a report definition's output queue routing option is on and the report's primary sort sequence is by branch, then reports for the specified branches are written to the designated output queue.

  Command Keys Restructured (G575)

     CBS SAA/CUA command key standards have been updated. All command keys are mapped to the new standard. Standards for capitalization and punctuation have also been implemented. Consequently, all screens and menus will be sent out in this release.

  VARISORT Removed from PCOMBDAILY (G666)

     CBS has removed VARISORT conumands from PCOMBDAILY. We do not process multiple banks in the same library, and therefore, these commands are not required. 1

Enhancements/Major Revisions                           Release 9401.00

Application Daily Processing Removed (G667)

     CBS has removed on-line options and related programs that support individual application daily processing for the CIF, Common File, FTM, Loan, Time, and Transaction Subsystems. This step was taken to maximize resources and PCOMBDAILY processing efficiency.



PCOMBDAILY Performance Improved (G770)

     CBS has made technical modifications to PCOMBDAILY to realize an improvement (i.e., a decrease) in the time required to complete nightly processing. These modifications include:

       * Changing TA batch posting TA0100 to retrieve the NSF Exception Item Option/Charge flag at program start-up


       * Changing OD letter TA0433 to use the daily exception file TAT008 to determine notice printing

       * Changing daily pre-post backup and after-post backup to a SAVLIB from a SAVOBJ

       * Adding sequential processing and record blocking to the Transaction Master Sequential pass and the FTM application transaction separation

       * Deferring the creation of the logicals for the Transaction Subsystem nightly processing until the file is required

       * Processing customer-defined (one-up) statements outside of PCOMBDAILY, submitting the program to batch subsequent to the after-post backup

     * Changing PCOMBDAILY to verify that statements were printed for the last PCOMBDAILY (if statements; were not printed the system aborts PCOMBDAILY).

2
02/94

Release 9401.00                      Enhancements/Major Revision

 New Customer Liability Feature (G774)

      CBS gives you the capability to track and control a customer's credit instruments using the Customer Liability Control feature. You can use this feature to track and control liability data for both individual customers and logical groupings of customers. The feature also includes a credit limit at each level, allowing you to create an authorization hierarchy from the account level upwards.

      This feature supports four tiers of liability control grouping:

        * Group Customer - Groups multiple customers together for reporting and liability tracking. A group customer is the highest tier in customer liability control, and defines an overall credit limit for all of the customers in the group (the total amount that may be loaned to the members of a group). A group customer may contain an unlimited number of customers.

      * Customer Credit Limit - Provides an overall credit limit for all of a customer's accounts. For a group customer record, this value represents the overall credit limit for me group.

      * Customer Credit Line - Groups accounts together for tracking and reporting. Each customer that will use the consumer liability control feature must have at least one credit line defined for them. A customer may have an unlimited number of credit lines assigned to them.

      * Customer Sublimit - Provides liability control at the account level. This control links specific credit instruments (e.g., loan accounts) to a customer credit line. Sublimits further subdivide credit lines. A sublimit can be attached to only one credit line.

      Debit Authorization

      The system maintains a record of the beginning of day position totals for all of a customer's liability control limits which serves as the basis for authorizing debits. These position totals -- carried for the account, sublimit, credit line, customer limit, and group limit -- are updated in real-time for debits and credits during the nightly processing run to include credits.

      Reporting Features
      The customer liability control feature includes the following nightly reports and notices to aid in tracking customer liabilities:

      * Expired Credit Lines Report (90-0021)
        * Credit Lines Expiring by Officer Report (90-0023)
      * Automatic Fee Payment Journal (90-0025)
        * Credit Line Expiration Notice
        * Credit Line Fee Due Notice.

                                                                               3
                                                                           02/94

Enhancements/Major Revisions                         Release 9401.00

                   Customer Information File (CIF) Subsystem

New Common Base CIA Subsystem (G766)

     The new version of the CIF Subsystem will serve as a "common base" for both the domestic and international CIF Subsystems, enabling both CBS and ICBS organizations to receive enhanced customer Processing capabilities.
     Screens and function keys will more closely reflect SAA standards, and CIF files and programs are renamed to CBS standards. Externalized CIF files will make it easier to perform queries.

     Although this new CIF subsystem includes some existing CBS and ICBS functionality, it represents an entirely new subsystem. As a result, it includes a variety of enhanced and new capabilities:

       * CIF Common File Parameters - Bank-level CIF parameters enable you to control a variety of features. For example, you may use these parameters to determine whether to use the parsing feature (described below). In addition, within the Common File, you may define up to thirty user-defined fields (also described below).

       * Work With Functionality - CIF "work with" design provides for easier and more logical access to CIF and CIF Common File functions. This functionality enables you to access a variety of specific "subfunctions" within a more generalized function. For example, the Work with Customer function enables you to not only add, change, and display customer information, but also allows you to display customer-level memo/tickler information, display customer summary information, work with sensitive data, work with customer-to-customer relationships, and work with customer-level credit line information.

       * Customer Name and Address Information - The new CIF provides for the expansion of each of the six-lines of customer name and address from thirty positions to forty positions, enabling you to enter complete address information. The option to separate customer name and address information allows for easier information retrieval. This "parsing" option, determined in the CIF Common File, provides your organization with the ability to query your entire customer base for specific purposes (e.g., customer mailings to all out-of-state customers).

       * Expanded Alternate Name/Address Capability - Expanded alternate name/address functionality will enable you to assign up to five account-level alternate name and addresses to be used for account alternates primary statement alternates, additional statement alternates, as well as alternates for checks and government filings.

     * Expanded Demographic Data - The ability to use expanded demographic data

Release 9401.00    Enhancements/Major Revisions
       provides your organization additional flexibility in your organization's customer records.

     * Automated Legal Titling - This optional bank-level feature provides automated account titling capabilities for the Transaction, Time, and Loan Subsystems. This functionality creates new relationship codes, selecting the customers in the proper order and building the words to be used in the legal title for inquires, statements, and notices.

     * User-Defined Fields - CIF Common File parameters provide the capability to define up to thirty user-defined fields. Use these fields for any purpose(s) your organization requires. This static information is available from both the customer summary and the Display Customer option from within the Work with Customer function.

     * Customer-to-Customer Relationships - Work with Customer to Customer Relationship Codes functionality enables you to create user-defined codes to establish family, business, or other relationships between your organizations individual customers. These codes are comprised of a three-position value and a thirty-position alphanumeric description of the code. This functionality enables you to relate customers to other customers, similar to the way existing functionality enables you to relate customers to accounts. The system displays these fields on the Work with Customer and Customer Summary functions.

     * Memo/Tickler - The new CIF will enable you to establish Common File-level memo and tickler default categories. You may then create customer-and account-level memos and/or ticklers based on these categories.

     * Credit Line - The new CIF will enable you to establish Common File-level credit line and sublimit default categories. You rnay then add credit lines to your organization's customers based on these categories.

                                                                           02/94

Enhancements/Major Revisions                   Release 9401.00

  Financial Transaction Management (FTM) Subsystem

Memo Post Capability Added to BTE Function (F840)

     The FTM Subsystem includes a new memo post capability for Batch Transaction Entry (BTE) files. Within the Work With BTE Files function, the memo post function option ("M") allows you to designate particular files to be memo posted prior to PCOMBDAILY processing. This feature reduces the number of NSF and overdraft items, since the transactions immediately affect the memo balance of the accounts.

      If you add an item to a file that is designated to memo post, the system memo posts the item also. If you delete a batch or an item within the batch, the system reverses any prior memo posting.


FTM Enhanced to Include Fed MICR Processing (GO76)

      The FTM Subsystem supports Fed MICR inclearing, including processing of commingled items. This capability saves time, and allows for earlier and more accurate item processing. If you designate (using a data area flag) that your bank is to process inclearing runs via Fed MICR, then, during processing into FTM, the batch header record identifies the run as "MICR" or "COMM" (commingled).


Memo Posting of Inclearings Added (G506)

      The system memo posts MICR-capture inclearings as they are processed into the FTM Subsystem. This feature reduces rejects and NSF overdraft items. Any edits you make to an inclearing file (using the Balance/Maintain the Batch File function) affect memo posting.


New Cross-Bank Inclearing Processing and Interface (G507)

      If you process in a multi-bank environment where the banks all use the same AS/400, the FTM Subsystem allows you to internally clear items
      between bank production libraries.   The system interfaces the general
      ledger entries to each bank production libraries cross-bank inclearing account. Clearing items internally eliminates Federal Reserve processing charges for cross-bank inclearings.
6
02/94

Release 9401 .00                 Enhancements/Major Revisions
                                 Loan Subsystem

Deferred Fees Now Recognized As Income When Loan Is Sold (F528)

      When a loan is sold, the system automatically makes an earnings adjustment to unearned deferred loan fees (FASB 91 fees) and post this amount as income on the date of the sale. This adjustment is based on a ratio of the sold amount of the loan to the amount available for sale. If the account is sold as a participation, the account's new daily earning factor is recalculated based upon the percentage retained by the bank.

      You activate this feature using a product-level control, and designate a new general ledger interface account to which the FASB Earned Sold amounts are to be posted. The system determines the adjustment amount to unearned FASB fees using the following logic:

      FASB Amount Earned Sold = Current Unearned FASB Fees x Ratio
Where:
Ratio Sold Amount (i.e., amount to be participated) Loan Balance - Participation
      ---------------------------------------------
              Balance (i.e., available balance)


      This enhancement uses the FASB Accrued Debit transaction (TC 48) and FASB Accrued Credit transaction (TC 68), to post FASB earnings from the sale of the loan to the FASB Amount Earned Sold general ledger account defined in the loan's product type. When manually posting a FASB earnings adjustment, you can use new Adjustment Type field on the Transaction Posting screen to indicate whether the adjustment is to post to regular FASB earnings or to the FASB amount earned sold. The FASB 91 Recap portion of the Loan Recap report (50-049) is modified to reflect the FASB fees earned/sold today deducted from the previous FASB unearned fee balance to determine the ending balance of FASB unearned fees.



                                                            7
02/94

Enhancements/Major Revisions                      Release  9401.00
                                             Loan Subsystem (Continued)

Third Party Reserve Processing Added (F938)

     Dealer processing is enhanced to allow multiple dealer relationships for one loan. Each additional ("third party") relationship has a unique dealer record, and each participates in the accruals and earnings of the loan to which they are related. CBS supports up to eight precomputed interest or 999 simple-interest third party dealer relationships per loan. The system generates separate reports for each third party dealer.

   Common File Control

     The Common File Code Definition contains a new option ("T") for the Dealer/Interest/ Insurance Flag that enables you to identify a third party dealer rebatable deduction.

   Account Control

     The system includes account-level controls to support third party dealer relationships, enabling you to:

* Specify the amount of third party dealer holdback for a loan that you are adding
* Generate a prepaid reserve debit for each third party simple interest dealer
* Generate a holdback credit for each third party simple interest dealer on a loan
* Post an original holdback amount on an account with third party rebatable reserves
*    Maintain existing third party holdback amounts for a loan
* Inquire on reserve collected amounts on simple interest, third party loan transactions
*    Add, change, or delete an existing loan's third party relationships.

     Reporting Features

     The new Third Party Trial Balance (50-2505) displays a trial balance of third party relationships. You can specify a specific third party relationship or a balance of all third party relationships.

     Conversion Considerations

     During installation of the release the system reads the History Detail - Maintenance Transactions file (LNP00702). For any dealer-related maintenance transaction, the system initializes the value in the dealer number field with the value contained in the dealer number field in the Loan Master File (LNP003). If the maintenance transaction is not dealer related, the system initializes the field to zero.

     The system produces a conversion report that lists maintenance transactions that were initialized with a dealer number field value.

Release 9401 .00                     Enhancements/Major Revisions
                                                      Loan Subsystem (Continued)

 Defaults Added to the Add New Loan Function (G389)

     CBS expands loan product-level defaults to include the Secured Flag and Collateral Code. Values in these fields default to the loan level during the Add New Loan function and can be overridden. The system also calculates the interest rate for each loan using the product level index rate and variance information. These new features save tine and reduce errors during new loan setup.

     The Variable/Reviewable Rate screen displays for all product types, but the system allows you to enter a "0" in the Rate Index Number field for non-variable product types.

     During installation of the release, the system initializes the product-level Secured Flag field to "N" and Collateral Code field to "b." This release includes a called program (CFG389) which displays all loan product types and enables you to enter Secured Flag and Collateral Code values for each. The system produces a conversion report that displays entries to these fields for each product type during installation.



 Deposit Holds Automatically Updated Based on Loan Balance (G419)

      CBS will provide the convenience of automatically updating a Transaction Subsystem deposit account's hold amount based on the balance of the loan account which the deposit account secures. This release includes new fieldsat the collateral level:

      Vary Hold Flag - Indicate whether to vary the deposit account hold amount based on the balance outstanding on the loan(s) assigned to the collateral or to maintain the deposit account hold amount equal to the face amount of the loan(s).

      Deposit Type/Account Number - Specify the number of the Transaction or Time Subsystem account that secures the loan, and indicate whether the deposit account number is a savings, demand deposit, or a time account.

Note: If a time account is used as collateral for a loan, the entire time account balance is restricted from withdrawals (using a new account-level posting restriction code).

      The system reports  maintenance to either of these fields on the
            Collateral Maintenance   Report  (01-0090).

                                                                               9
                                                                           02/94

      Enhancements/Major Revisions                        Release 940 1.00

                                 Time Subsystem

New Posting Restriction Capabilities (G309)

     CBS enables you to restrict debit or credit posting to a time account using user-assigned, Posting Restriction Codes. The posting restriction applies to an account's entire balance, and includes both on-line and batch transactions. The system passes the posting restriction information to the Teller System for on-line debit and credit postings. CBS reporting is enhanced to include posting restriction codes on numerous existing reports.

     Using the Common File Work with User-Defined Fields function, establish and maintain codes that prohibit debit and credit transaction posting to a account's entire balance. For each posting restriction reason, assign a value of 0-9 or A-Z (excluding the system-reserved "C" code). Indicate the user-defined reason for the posting restriction (up to a 30 character description), as well as whether account-level override of the restriction will be allowed.

     At the product level, the Deposit Used as Collateral field is replaced by the Posting Restriction Code field. At the account level the Collateral Flag field that indicated whether or not the time account was pledged as collateral is replaced by the new user-defined Posting Restriction Code field. The value in this new field defaults from the codes established at the product-type level. Time Account Inquiry displays posting restriction information for an account.

     When a loan is secured By a time account the loan Subsystem passes a "C" (collateral for loan) to the Posting Restriction Code on the Time Subsystem account. When the collateral is removed from the loan, the Loan Subsystem passes an "b" (blank) to the Posting Restriction Code on the Time Subsystem account.

   Conversion Consideration

      During installation, the system converts the information in each account's Collateral Flag in the following manner.

                                       Old.             New:
        Collateral Flag      Posting Restriction Code   Posting Override Flag
        Any character (Yes)  Y (Posting Restriction     N (Cannot be Overridden)
                             Code)
        b (No)               b (No Posting              N (Cannot be Overridden)
                             Restriction)

        The system produces a conversion report that displays the old Collateral Flag and new Posting Restriction Code for each account.

10
02/94

Release 940 1.00                 Enhancements/Major Revisions
                                                      Time Subsystem (Continued)

Principal Payment by Check Processing Automated (G397)

      For single maturity certificate of deposit accounts (CDs) that pay by check at maturity, CBS provides an automated method to pay interest, produce a combined interest and principal check, and close the account. You are no longer required to manually generate principal checks for CDs that pay by check. After installing the release, the system performs the following steps for single maturity CDs that pay principal by check:

I ) At the last interest payment date prior to maturity the system automatically changes the Interest Disposition code from pay by check to capitalize, ensuring that only one check is produced at maturity

2) When the account reaches maturity, the system automatically pays interest (capitalizes or transfers)

3) During nightly processing (prior to General Ledger posting), the system generates a check for the principal amount of the account

4) The Principal Paid by Check transaction (TC 40) debits the principal account balance and credits a principal check account

5)    The system changes the account's status to closed

6) The system uses the principal check number assigned through the System Operator Check Number Assignment function to update the inquiry-level Principal/Retirement Distribution Check Number field.

      Monitoring Principal Check Payments

      CBS provides several ways of monitoring principal check payments made to close single Maturity CD accounts:

      * Account Maintenance Journal (30-004) - Lists accounts for which the Interest Disposition code was automatically changed from a "P" to a "C"

      * Posting Journal (30-009) - Displays the batch processed Principal Paid by Check transaction (TC 40) for the account

      * Check Number Assignment Report (30-385) - Lists check number and amount for the principal check generated by the system

      * Time Account Inquiry function Miscellaneous Codes screen - Displays the check number the check used to pay principal on the account at maturity.
                                                                           02/94

Enhancements/Major Revisions                   Re        9401.00

                             Transaction Subsystem

ZBA and Sweep Account Processing Enhanced (D586)

     Zero balance (ZBA) and sweep account balances are checked during processing to determine whether the system needs to transfer funds. The system no longer uses the funded account's daily batch debit activity as the criterion for movement of funds.


New Optical Mark Recognition (OMR) Capabilities for Customer Defined Statements
(F679)

     If you use optical mark recognition (OMR) maps for customer-defined (one-up) statements, CBS provides additional insert selections to increase the functionality of this feature. Available insertion selections include:

     * Statement Select Feeder - Product-level defined control That identifies whether to insert statement materials from the corresponding selector zone (1-4)

     * Statement Divert Zones - Divert zone (1-4) assigned to a specific zip or mail code for your organization

     *  Enclosure Count - Number of items enclosed with a statement

     * Even Parity Check - Causes statement rendering machine software to verify that the OMR map contains an even number of marked zones.

CF Special Service Descriptions Allow Upper and Lower Case (GO77)

     CBS now allows you to use upper and lowercase letters when maintaining service code descriptions via the Common File Special Service Charge function. This enhancement gives analysis statements a more consistent appearance, since other descriptions listed on the statement print in upper and lowercase.

     The release includes a program that updates all existing special service charge descriptions to upper and lowercase. The program also produces the 9401.00 Convert Special Service Description Listing, which allows you to review old (uppercase) and new (upper/ lowercase) descriptions.

12
02/94

        Enhancements/Major Revisions
 Release 9401 .00

                                               Transaction Subsystem (Continued)

Special Handle Statement Outsort Capability Added for One-Up Statements (G245)

      An enhancement to statement exception item outsorting allows your organization to identify up to 1000 "special handle" statements within customer-defined (one-up) statement processing. This option, which is valid only for demand deposit accounts, enables you to outsort customer-defined statements for those exception reasons for which all items are outsorted.

      To use this feature, identify the special handle statement accounts within the Financial Transaction Subsystem (FTM). Define the special handle exception group within the Common File sort/exception table. Assign a Sequence Number "1"(first group outsorted) so that the special handle exception group will not be included within the other selected exception item groups.


 New Default Stop Payment Expiration Date (G268)

      A new bank profile-level control enables you to assign the number of days that stop payment orders are to remain active. 'When you add a new stop payment order for which the customer has signed a stop payment card, the system calculates the expiration date for that stop payment basal on the number of days specified at the bank profile level. When you add a now stop payment order for which the customer has not signed a stop payment card, the system defaults an expiration date 14 days from the current date (i.e., the date you enter the stop payment order). You can override the system-calculated stop payment expiation date at the set up and maintenance levels.

       Conversion Consideration

      During conversion, the system initializes the bank profile-level Stop Payment Active Days field to "180." You can maintain this value.



                                                                              13
                                                                           02/94

Enhancements/Major Revisions                        Release 9401.00

1099-B Supported Through Over-the-Counter (G301)

     CBS will support 1099-B processing for 1994 year-end. In this release, new 1099-B over-the-counter (OTC) screens and reports are added to the system; however, the programs that generate 1099-B forms, create media, perform correction functions and purge OTC accounts will not be incorporated until the 1994 Year-End Release.

     Over-the-counter (OTC) transactions are enhanced to allow you to add, change, delete, and print information on accounts that have 1099-B (broker/barter exchange) activity. A number of existing reports are enhanced to provide 1099-B information.



Recap by Service Added to Analysis Services - Cycled Report (G312)

     The Analysis Services-Cycled Report (20-305) is enhanced to include a new recap by service charge to the end of the report. The Recap by Services section prints the total amount of each service charge used, as well as the number of units processed and chargeable items by default description.
     This enhancement provides you with a more comprehensive method of tracking income by fee group.


New TAP002 Field for Analysis Waived by Svc Chg Type (G314)

     During service charge processing, the system calculates two waived analysis service charge arnounts:

     * S.C. Waived by Type - If the account-level Service Charge Type is "waive," this field contains the service charge amount that would have been charged if the account was set to assess, bill, or defer the service charge

     * S.C. Waived - This field contains the amount that is waived for the account, based on the parameters assigned at the service charge plan level (earnings credit amount, minimum balance requirements, and number of free items).

     Note:   If the account is set to waive charges, the S.C. Waived amount also includes the amount that would have been charged (if the account did not waive charges).

     A new Waived by Type field prints on the Analysis Service Charge Journal (20-285). This field lists the amount of income waived that would have been charged if the service charge type on the account was set to waive. This amount also displays on the Checking/Savings Inquiry function's Service Charge Prior Period screen.



14
02/94

Release 940 1.00         Enhancements/Major Revisions
                                               Transaction Subsystem (Continued)

GL Income Accounts for Chargeable Services Added (G315)

      General ledger service charge.income accounts have been added to the service charge level. You can define the following income categories:

      * Borrowed funds fees
      *  Dormant fees
      *  Account inquiry fees
      *  Stop/hold fees
      *  Statement fees.

      During service charge processing, the system:

      1)  Calculates the charges for account analysis
      2) Credits the appropriate product-level, general ledger service charge income account

      3) Generates an offset to the product-level, general ledger service charge income account in order to credit the specific general ledger fee income account specified at the service charge plan level.


      Sort Options for Analysis Statements Enhanced (G316)

      New analysis sorting options allow you to group your analysis statements by branch, officer, and service charge type (charge, waive, bill, defer). A new exception option enables you to outsort "no charge" analysis statements with a zero dollar charged, billed, or deferred amount. The new Exception Item Maintenance screen allows you to assign zero dollar analysis statements a different form type and/or out queue than non-zero dollar charge analysis statements.

      During service charge processing for analysis accounts, the sort key for the analysis statements is generated by the sort options selected. The system groups all waived service charge statements into one category and prints them last. For combined relationship accounts, the values by branch, officer, and service charge type are determined by the lead account. For zero dollar analysis statements, if no exception is selected, the no charge analysis statements are included with the analysis statements that are charging a fee.



                                                                             1 5
                                                                           02/94

Enhancements/Major Revisions                            Release 9401.00

Special Service Description Removed at Transaction Time (G317)

      Expanded service charge description lines are removed from the Checking/Savings Inquiry function's Instant Statement/Current Period screen, resulting in a screen that is easier to read and less confusing. Because existing text on the transaction account history is not modified to remove the expanded service charge description, a customer's statement may have transactions reported both with and without the expanded description. One full statement cycle after installing the release, all statements will contain only the abbreviated service charge description.

      Zero dollar transactions are no longer generated for "no charge" fees. Although these were previously generated to reflect the number of free services that a customer had been allowed, they are removed to alleviate customer confusion.


Effective Dating to Prior Cycles Allowed (G322)

      CBS provides the ability to effective date transactions into prior interest cycles and to adjust interest payments and current accruals based on the posting of the effective-dated transaction for checking and savings accounts, A new backdating process supports recalculation of interest for backdated transactions, within current period or prior periods. You can now backdate up to the first day of the prior year. The existing product-level Number of Months Backdated field, which previously was only used for new account setup, allows you to restrict backdating of items to the number of months specified.

      A new history file contains all relevant interest plan and index rate data, stored by the date of last maintenance to these parameters. For an effective-dated transaction, the system uses interest history to recalculate interest on the account.

      The system reapplies rate changes in effective date sequence. For transactions backdated into a prior period, the system posts a debit or credit interest adjustment to the account balance with an effective date as of the last interest payment date. The recalculation continues to process through the current period and adjust the accruals through the current period. The interest adjustment transaction is considered capitalized interest, regardless of the interest disposition of the account (e.g., transfer to another account, pay by check, etc.).

      Reporting Features

      When an interest paid adjustment is made for last year, the system creates a 1099-INT correction. Based on this correction the system updates the Prior Year Maintenance Journal (20-890) and the 1099-INT Journal Transaction Extract (90-555). During nightly processing, the system also produces a corrected 1099-INT form. CBS will incorporate these features in the 1994 Year-End Release.

      Transactions backdated into a previous interest period within a prior year continue to be listed on the Paid Exceptions Report (20-024).

16
02/94

Release 9401.00                           Enhancements/Major Revisions

      New Transaction Codes

      The Effective dating to Prior Cycles enhancement includes two new system-generated transaction codes

     * Credit Interest Adjustment (TC 06) - Posts the credit interest adjustment to the account balance

     * Debit Interest Adjustment (TC 07) - Posts the debit interest adjustment to the account balance.


NSF Pay/Return and Fee Transactions Allow Effective Dating (G323)

     CBS improves the functionality of NSF processing by providing the ability to effective date the posting of an NSF exception item (paid item, return item, charge, or waived charge) to the date the NSF item was presented for posting.

     For "pay all" accounts, the original item is force posted. If you decide the next day to return the item, the system effective dates the Returned Check transaction (TC 14) as of the date the item was force posted, retrieves the serial number of the check being returned, and updates the transactions serial number field with that number.

     For "pay none"accounts, the original item is rejected. If you decide the next day to pay the item, the system effective dates the Force Pay transaction (TC 50) as of the date the item was presented.

     If you assess the NSF fee in batch and you decide the next day to waive the charge, the system effective dates the NSF/OD Fee Credit transaction (TC
     45) as of the date the NSF item was presented. If your bank assesses NSF fees the next day and you decide the next day to charge the fee, the system effective dates the NSF Charge transaction (TC 52) as of the date the NSF item was presented.

     For each transaction, the Update Memo/Create Batch Transaction Entry File function retrieves the original effective date from the NSF/OD file and uses that date as the effective date for the exception item transaction in the batch transaction entry (BTE) file.

Page Advance for Customer-Defined Statements (G413)

     New system flexibility enables you to designate a page break preference for customer-defined , combined customer statements. Using a flag at the Common File statement model level, you can indicate to the system to wrap Printed account detail from one page to the next or to begin each account detail at the top of a new page.

                                                                              17
                                                                           02/94

Enhancements/Major Revisions              Release        9401.00

Receipts Produced During Batch Processing (G573)

     In addition to batch and real-time receipt production capabilities, CBS will provide the ability to produce receipts for DDA and savings monetary transactions posted on line through the Host Teller Subsystem. Using the existing Customer Receipts flag in the Transaction Common File's Transaction Code Maintenance function you can identify whether you want the system to produce receipts for a particular transaction code.

     Note: The system also produces a customer receipt in the event of a reversal that is posted against a transaction with a Customer Receipts value of "Y" (produce receipts in batch).

     The system prints transaction descriptions (from the teller system) on the customer receipt; however, if you manually input a transaction description, the system prints this new description on the customer receipt.



18
02/94

Release   9401.00                           Enhancements/Major Revisions
                             Complementary Products

New Corporate Cash Management System (E759)

     The CBS Cash Management System provides a secure, easy-to-use system that ties commercial customers to their accounts through Microsoft Windows. Cash Management resides on a bank customer's personal computer and links, via modem, to a PC server at the bank. The PC server is linked to an AS/400 that is running CBS software, enabling customers to perform a variety of functions from their home or office.

     Cash Management System Functions
     The CBS Cash Management System supports the following functions:

       Transaction activity inquiry
       Stop payments
       Wire transfers
       ACH batch processing
       Security/options file
       Internal and external funds transfers
       Federal tax payments
       Account inquiry on customer DDA, savings, time, and loan accounts Credit line draw downs
       Reconciliation functionality
       Coin and currency orders
       Customer services/on-line messages
       Host-generated audit reports
       PC-generated audit reports
       Import and export capabilities to external software packages.

       Cash Management System Reports

       The CBS Cash Management System produces the following reports:

       Funds Transfer Report
       Stop Payment Report
       Currency Request Report
       Wire Transfer Report
       Tax Payment Report
       ACH Batch Entry Report
       Activity Log
       Previous Day's Statement (account)
       History Statement (account)
       Processed Transactions Report

       Correction Journal (items corrected by bank and processed)
       Reject Journal (items not processed)
       CAM Common File Log (control file)
       Maintenance Log (for Common File).


                                                                              19
                                                                           02/94

       Enhancements/Major Revision              Release 9401.00

New Real-Time ATM Posting and Card Management System (G576)

The CBS Automated Teller Machine (ATM) application provides an on-line authorization module that interfaces ATM savings, checking, and loan transactions to the CBS Host Teller Subsystem; and also includes a complete card management system.

   On-Line Authorization Module

     The CBS on-line authorization module interfaces ATM savings, checking, and loan transactions to the CBS Host Teller Subsystem on a real-time basis. The on-line authorization module:

        * Determines whether transactions can be authorized (based,on user-defined parameters)

        * Retrieves and updates a memo post account file during nightly processing (to authorize transactions) and automatically forwards stored transactions to on-line Host Teller Subsystem after nightly processing is complete

     * Supports real-time transaction fee assessment or accumulates fees for statement assessment through CBS service charge plans

        * Passes hold information for POS preauthorization transactions and float information for deposit transactions

        * Supports inquiry, deposit, withdrawal, and transfer transactions for checking and savings accounts

        * Supports payment and advance transactions for loan, checking, and savings accounts

        * Distinguishes ATM and POS  transactions in on-line history

        * Performs ATM balancing using the Host Teller Subsystem balancing reports

        * Processes credit card ATM transaction amounts to a general ledger account for settlement purposes.

     Card Management System

     The CBS ATM application contains Tallyho System's card management system, which interfaces card information and maintenance with the CBS Customer Information File

     (CIF), Transaction , and Time Subsystems. The card management system allows you to:

     *  Set up financial institutions for ATM, POS, and debit card processing
     *  Generate card numbers and personal identification numbers (PINS)
        * Assign multiple ISO numbers for a financial institution
        * Link up to 99 accounts (one primary) per application
        * Automatically reissue cards (and optionally assess card fee) per term or expiration date
        * Order cards for new and existing customers/accounts
     * Perform miscellaneous card maintenance (change card status, replace lost cards, etc.)
     *  Maintain or display card data by card number or customer name.

20
02/94

 Release 9401.00                  Enhancements/Major Revisions

 Audio Response System Enhanced (G817)

      CBS Audio Response, developed in conjunction with InterVoice Inc. and operated on an OS/2 Platform, provides an easy and accurate method for obtaining account and product information using a touch tone telephone. The Audio Response System provides the convenience of 24-hour access to account information, every day of the year.

      Individual customers' social security numbers (SSNs) and business customers' tax identification numbers (TINS) are defined within the Customer Information File (CIF) and are identified on accounts during new account setup. The system uses these numbers to access account information. You can inquire on any account to which you have a CIF relationship of sole owner(SOW), joint or first (JOF), joint and first
      (JAF), joint and other (JAO), or joint or other (JOO). You only need enter your social security number and personal identification number
      (PIN); you don't even need to know your account numbers.

      Audio Response provides multiple access methods to:

      *  Demand deposit account data
      *  Savings account data
      *  Loan account data
      *  Certificate of deposit account data
      *  Rate and product information
      *  Transfer capabilities
      *  Merchant check verification
         * Facsimile (FAX) support for statements.

      Additionally you can use the system to provide non-customers with access to interest rate information, new product offerings, etc.

      Each time your customer calls Audio Response, they have the option to change their PIN. If a customer calls the system during normal business hours, they also have the option, on every menu selection, to be connected with your Customer Service Department for personalized service.



                                                                              21
                                                                           02/94

FINANCIAL DATA SERVICES COMPANY



Addendum No. 4
to
Comprehensive Banking System
License and Service Agreement



Between Bryn Mawr Bank Corporation ("Client") and FIserv CIR, Inc. ("Company").



Purpose
-------

Client and Company wish to amend Agreement No. 3810145 with an Effective Date of
                                               -------
December 30, 1994 . Notwithstanding anything in this Addendum to the contrary,
---------
in the event of a conflict between the terms of the Agreement and this Addendum, the provisions of the Agreement shall take precedence.


Proposal
--------

Attached to this Addendum No. 4 is Company's proposal to Client. Company warrants that its proposal is substantially accurate in all respects.



For and on behalf of Client   By:
                              Name:
                              Title:

For and on behalf of Company  By:

Name:                                       Raju M. Shivdasani
                                            ------------------
Title:      President, CBS Division
            -----------------------

Flserv/CBS Proposal


                                          Table of Contents
The Bryn Mawr Trust Company



Table of Contents



I.  Application Software Review
II.  Hardware/Performance Considerations
III.  Product Issues
IV.  Implementation
V.  Flserv/CBS Support
VI.         Financials
Flserv/CBS Proposal
for                                                         Application Software
Review

The Bryn Mawr Trust Company



1.  Application Software Review

The following application software narrative will describe the broad scope of capabilities of CBS that will meet the critical application processing needs of The Bryn Mawr Trust Company (BMTC).

Flserv Comprehensive Banking System (CBS)
-----------------------------------------

The cornerstone of this Flserv proposal involves the implementation of the Flserv Comprehensive Banking System (CBS). The CBS Division, founded in 1983, installed the first CBS customer in 1984. CBS is a system designed to meet the increased demands of a post-deregulation environment Because the CBS product is relatively new, it is unencumbered with many of the inefficient data processing problems that BMTC is experiencing with its current mainframe software systems. CBS contains six integrated modules. including a system-wide Common File that defines all processing parameters.

The Common File enables a user to add or change parameters without reprogramming the system. This provides a level of flexibility unmatched by other systems, allowing a rapid response to today's changing markets.

The primary CBS modules give the CBS customer complete control over the following areas of banking/financial information processing:

o    Common File Parameter Database
        o    Customer Information File
o    Loans
        o        Transaction/Savings Deposit Accounts
       o       Time Deposit and Retirement Accounts
       o       General Ledger and Financial Management
o Item Processing


CIF

The Customer Information File (CIF) Subsystem provides a complete profile of each customer. It contains names, addresses, demographics financial statements,
                   --------
and complete account information about all of a customer's relationships with your institution. Today's banking consumers demand relationship banking. The
CBS Customer Information File Subsystem helps you establish and maintain a customer relationship profile quickly and accurately. CIF gives you easy access to accurate and current customer information -information that is vital when making decisions about profitability, pricing, and credit. All customer information is stored in a common database and is easily accessible to other CBS subsystems. The CIF Subsystem standardizes the entry, retrieval, and analysis of all customer information. The powerful CIF Subsystem offers your organ@on many benefits, including:


I.1

Flserv/CBS Proposal
for                                                          Application
Software Review

The Bryn Mawr Trust Company


                                                                Availability of
Total Customer Profiles
        Increased Profits
        Better Decisions
-       Increased Productivity
        Standardization
        Accurate Customer Relationships
        Cross-Reference Capabilities
        Persona@ed Service to Your Customers
-         Multiple Search Paths
-         Multiple Account Capabilities
       Easy Access to Credit Information
        Combined Statement Capabilities
-         Nine-Digit ZIP Code Savings.


Availability of Total Customer Profiles

CEF centralizes, standardizes, and correlates all customer and account information. You can easily obtain a complete and accurate picture of the current status and history of all customer relationships with your organization. CIF makes it possible for you to become involved in true relationship banking and profitable cross-selling of services. CIF supports such banking innovations as combined statements, relationship service charging, combined interest reporting, customer profitability analysis, and direct/indirect liability reporting.

Increased Profits

The Customer Information File Subsystem stores all customer information in a common data base that is easily accessible to all other CBS subsystems. This easy access reduces the labor-intensive data handling often associated with maintaining accurate customer and account information. Streamlining the updating of customer and account information also means fewer errors. Because CBS is an on-line, real-time system, the generation of massive reports is eliminated. This saves time and money. The on-line entry, inquiry and updating
                                                            -------
of information that CBS provides is, quite simply, the most efficient and cost-effective way to run your financial institution.

Better Decisions

Today's tough management decisions require instant access to comprehensive information. CIF helps you make better decisions by providing easy access to complete and accurate customer and account information. Managers throughout your organization can make better decisions about credit, pricing, rate setting, marketing, customer service, auditing, and operations.

Increased Productivity

CBS helps you avoid two common pitfalls of data processing: costly duplication of data, and redundant data handling. The CIF Subsystem requires information to be entered only once. Updates to customer and account information are easily handled through on-line, real-time maintenance functions. The common customer data base used by all CBS subsystems affords everyone in your organization easy, yet controlled access to needed information ... from a single, authoritative source.

Flserv/CBS Proposal
for                                                        Application Software
Review

The Bryn Mawr Trust Company



Standardization

CIF uses a standard format for entering and storing all customer information. This standardization reduces common errors which frequently occur when customer records are maintained in several departments. Cross-training of personnel is easy due to the common architecture of all CBS modules.

Accurate Customer Relationships

You can combine duplicate customer records quickly and easily by simply entering a customer's name. The software automatically identifies eligible accounts and requests authorization before combining records. This feature
                                                               ----
reduces the time-consuming clean-up task typically associated with CIF conversions. CBS uses existing CIF information when opening new account relationships for current customers. The system automatically builds and maintains customer relationship profiles. This assures a current and accurate customer information data base.

Cross-Reference Capabilities

CIF provides an accurate picture of a customer's total relationship with your organization. A customer's individual accounts are tied together through CIF. The total relationship can include all accounts the customer owns (both sole and joint ownership) as well as accounts the customer influences. CBS tracks other relationships, too, such as: authorized signer, power of attorney, trustee, guardianship, beneficiary, guarantor, endorser, co-signer, and many more. CBS also provides extensive memo capabilities within CIF. This capability is used to tie customers to each other, or to record special information that is vital to serving the needs of a particular customer.

Personalized Service to Your Customers

CIF helps you provide personalized service to your customers. The Customer Information File Subsystem automatically generates a unique key for each customer. You can locate customer and account information by entering only the customer's name or any portion of the name. This eliminates the need to ask a customer for his account number when handling customer inquiries. In this way CBS reinforces the importance of your customers' names and encourages your personnel to use their names. (You can also search for information by account number, if desired.)

Multiple Search Paths
CBS allows you to search for a customer by name, tax identification number, the CIF key, home or business phone number or account number.

Multiple Account Capabilities

CIF allows a single customer record to be tied to multiple accounts. Each account can have its own legal tide. The system also provides the capability to maintain an alternate name and address at me CIF level for seasonal addresses, as well as at the account level for mailing purposes, without creating redundant CIF records. These capabilities give you the processing flexibility and efficiency you need to be successful.

Fiserv/CBS Proposal
for                                                         Application Software
Review

The Bryn Mawr Trust Company


Easy Access to Credit Information

The CIF Subsystem maintains a broad range of credit information from internal and external sources. You can easily obtain a customer credit profile, including: all direct and indirect liability information, current and historical information on all deposit relationships, and financial statement information. The system's ready access to credit information assists you in making on-the-spot decisions often required to effectively serve your customers.

Combined Statement Capabilities

CBS provides the capability to combine q) to 99 accounts on a single statement. This feature is of significant value to today's banking consumer. The ability to display an entire customer relationship on a single statement is also an important tool in cross-selling bank services. Additionally CBS allows you to report combined interest to your customers for both deposit and loan accounts. CBS can even handle over-the-counter interest payments such as cashing U.S. Savings Bonds. These system features help you serve your customers, meet Federal interest reporting requirements, and save money by reducing preparation and mailing costs.

Nine-Digit Zip Code Savings

The CIF module is designed to accommodate the nine-digit postal zip code. You can use this capability to take advantage of the cost-reducing mail sort options provided by the U.S. Postal Service.


Demand Deposits/Savings (Transaction Subsystem)

Today's financial institutions must build more revenue from fee-based services as interest spread deteriorates. The Transaction Subsystem lets your bank offer a full spectrum of transaction accounts, including: DDA, passbook, statement savings, NOW, money market superNOW, and overdraft banking (credit line). CBS fully supports your need to offer innovative fee-based deposit services.

Flexible

Checking and savings accounts are combined into one application, so you can create innovative savings products to capture core deposits. This flexibility distinguishes CBS from other DDA or savings systems.

Customer-Based

Because the Transaction Subsystem operates in conjunction with the Customer Information File Subsystem, all customer relationships with the bank are automatically documented. Complete information is instantly available through any terminal. This immediate access to customer records saves time and makes it easier to cross-sell services when new accounts are opened.

Product-Driven

With the Transaction Subsystem, you can customize deposit services by combining service charges, interest plans, and statement formats to suit your needs. You can take advantage of every fee-based income opportunity available, while continually increasing the quality of your customer service.



IA

FIserv/CBS Proposal
for                                                         Application

Software Review

The Bryn Mawr Trust Company


Operational Efficiency

The Transaction Subsystem provides for automatic extraction of unposted items and bulk filing, thus drastically reducing the time spent on check handling and statement preparation. Real-time information editing - during data entry - boosts your productivity. Exception reports can be printed in a variety of sequences, to best use the information provided. To speed up exceptions processing, deposit account numbers are printed on unpaid item reports.

Fee-Based Services

Through the Transaction Subsystem you can input "soft dollar" charges with a definition of service. The Transaction Subsystem can analyze assessed fee computations and indicate balance deficiencies. The subsystem allows for 99 service-charge plans, with any combination of analysis or non-analysis plans. Your options include: charges for debits and credits processed, local items deposited, foreign items deposited (based on destination or quantity), balance credit tied to one of 99 index rates, reserve percentage used, mailing fees, soft-dollar fees, overdraft fees and maintenance fees.

Flexible Statement Processing

Up to 40 statement cycles are available, and can be distributed throughout the month. Snapshot or cutoff statements are easily handled during the statement cycle, as are special statements requested by customers. Fully descriptive statements improve customer service, and up to nine copies of a statement can be printed.

Sweep and Cash Management Services

To maintain predefined balance levels and maximize the customer's use of deposit balances, the subsystem's cash management options allow you to automatically move balances among related accounts. Maximum or minimum balances, transfer increments, related accounts and funding priorities can be defined for each customer.

General Ledger Interface

All entries related to posted or unposted items are automatically generated to appropriate accounts, as are service charge and interest entries. Daily reconciliation is confined to balancing and handling unposted items. To help you measure profitability, branch deposit and income information is automatically generated.

Increased Float Control
Time is money, when it comes to float. Uncollected funds are a drain on your organization's profitability. Through the Transaction Subsystem you can:

o       Independently age float - for bank and customer - up to eleven   days
o       Quickly put deposits to work earning profits
o       Control Boat at account customer, and bank levels.

Memo-Post Capability

Memo posting during the day cuts losses from cashed checks or savings withdrawals. The Transaction Subsystem is unique in its ability to provide descriptive data for each memo-posted item. As a result your customer service operations are more efficient.

Flserv/CBS Proposal
for                                                        Application Software
Review

The Bryn Mawr Trust Company

Certificates of Deposit (Time Subsystem)

The Time Subsystem handles a wide variety of time-deposit accounts, including certificates of deposit (CDs), time deposit open accounts (TDOAs), money market certificates, statement savings, and retirement accounts. Through the Common File Subsystem new products can be introduced without special programming.

U.S. Regulatory Compliance

The Time Subsystem complies with all U.S. Federal regulatory guidelines for retirement accounts, TDOAs and CDs. As regulations change, the Comprehensive Banking System is updated to keep you in compliance. Your staff is free to concentrate on customer service, product innovation, growth, and profitability.

Marketing&Oriented

The Time Subsystem allows you to improve products and services quickly and easily ... without reprogramming. New products can be created, activated, and made available to all bank departments and branches in minutes!

Portfolio Control

The subsystem generates the reports you need for effective portfolio management, including: interest due, renewed accounts, matured accounts, rate changes, interest paid, rate/runoff, and gap analysis. The comprehensive portfolio information available from the Time Subsystem helps you control interest-rate sensitive profit margins, and effectively anticipate deposit flows and cost-of-funds shifts.

Flexible Rate Changes

The Time Subsystem handles unlimited rate changes to a certificate of deposit, and displays all changes on the customer's statement. Certificates can be tied to any one of 99 indexes. The rate can Boat sit the index, change at renewal or at a review period. This feature can be applied to a single CD or an entire product type.

Service Charging

As your income shifts from interest spread to service charges, the ability to apply service charges to interest-bearing products becomes more important. Up to 99 different service charge routines can tx: established within the application and new accounts can be easily coded to use your predefined routines. Service charging can be done between statement cycles to distribute and regulate your institution's cash flow more evenly.


Comprehensive Reporting

The Time Subsystem produces all U. S. government reporting, including B-90 Government Reporting and Annual Retirement Account reporting. A complete
selection of accounting,   audit, and portfolio management reports are produced,
as well as important liability management reports, including: maturity forecasts, maturity analyses by date, and maturity analyses by rate.

Flserv/CBS Proposal
for                                                           Application
Software Review
The Bryn Mawr Trust Company


On-Line Inquiry and Maintenance

Because CBS is a real-time system - integrated with the other CBS subsystems - customer inquiries can be handled rapidly and up-to-the-minute changes can be made to customer and account information. Because account and descriptive information is standardized, a single maintenance change (such as an address) is automatically revised for all of a customer's accounts.

Customer Checks and Notices

Any day of the week the Time Subsystem can produce checks for payment of interest or principal. Payments can be projected and checks can be generated in advance, to allow for mailing time. Renewal dates for CDs can be printed on the checks. Types of checks handled include: interest checks, principal checks, combined interest/principal checks and IRA/Keogh/SEP disbursements. Other options include: customer notices regarding rate changes, automatic renewals, final maturity, and overcontribution. When funds are not distributed to the customer, debit/credit memos can inform customers of interest transferred between their accounts.

Consumer Loans, Commercial Loans, Mortgage Loans (Universal Loan Subsystem)

The Loan Subsystem combines real estate, consumer, and commercial lending applications into a single comprehensive module. A combined lending system gives you increased flexibility when defining innovative lending products. CBS gives you the capability to better serve all your borrowers' credit needs ... and make timely and profitable lending decisions.

Flexible Loans

Your bank can create up to 999 types of loans, each with unique product characteristics that you define. Processing parameters are internally keyed to the type of loan, and need not be entered at the loan set-up time. The benefits? Less tine and effort required for establishing new loans. You also enjoy improved data consistency and accuracy.

Multiple Prime Rates
The Loan Subsystem supports up to 99 prime or rate indexes. Each prime-related loan can vary from the prime by either a percentage or a multiplier that you define.

Variable-Rate Loans

When dealing with prime-related notes, the Loan Subsystem allows you to change the rates periodically. Interest rates can float with the index, change at review or change with additional debit. These changes can be automatically computed, based on current index rates.

Interest Accrual Methods

The Loan Subsystem uses the following methods of interest accrual


o         Simple
o         Actuarial
o       Straightline
o         Rule-of-78ths
o         Average daily balance.


1.7

Flserv/CBS Proposal
for                                                           Application
Software Review

The Bryn Mawr Trust Company



Interest accruals are defined at the product level. You have complete flexibility when defining loan products, enabling you to serve your borrower, create unique credit services, and meet profit objectives.

Daily Accruals

Loan interest is accrued daily, including weekends and holidays. Month-end accruals are accurate, and the income figures always give a true picture of your loan portfolio performance.

On-Line Posting of Loan Entries

Loan payments and adjustments are instantly edited and posted. With the CBS Loan Subsystem, your loan officers can verify customer loan payments immediately. Loan coupons can be posted on-line, real time, or handled though batch processing.

Multiple Payment Support
A loan can have up to nine different pre-established payment schedules, including the following payment options:

                                                               Principal and
interest
.       Fixed principal plus interest due
.       Principal only, with interest billed independently
.       Percentage of outstanding balance
.       Percentage of outstanding balance plus interest due
-         Interest due only.

Full General Ledger Interface

The Loan Subsystem, along with all the other CBS subsystems, is interfaced to the General Ledger Subsystem. All monetary activity, including accruals, payments and charge-offs are automatically posted daily to the General Ledger.

Credit Information Support

Through an interface with the Customer Information File Subsystem, loan officers can instantly perform credit checks on any bank customer Available information includes deposit account balances, credit dam, financial statements, and other account relationships that may indicate the credit strength of your customers.

Customer Liability Reporting

The Loan Subsystem maintains complete information about your customers' direct and indirect borrowing, including: high direct borrowing, amounts of secured and unsecured borrowing, and amount of contingent liability. Both current and historical data is very comprehensive, to allow you to better manage and control credits.

Collateral Processing and Reporting

Collateral data for specific loans is reported on both management and exception reports. Key information includes: collateral description, property address, value, date of pricing, and CUSIP number for securities up to 99 pieces of collateral can be described for each note. To reduce portfolio risk, your lending officers and auditors can closely monitor and control all loan collateral.



IA

Flserv/CBS Proposal

for                                                         Application Software
Review

The Bryn Mawr Trust Company


Delinquency Processing

The Loan Subsystem reports that track delinquent loans include collection history, and advice of activity on past due loans. In addition, the subsystem produces delinquency notices at userspecified intervals.

Rate Maturity Analysis
To improve portfolio management, maturing loan reports are generated on a bank-wide and an officer basis.


General Ledger

All CBS subsystems are interfaced to the General Ledger Subsystem. This interface ensures the accurate and automatic transfer of general ledger entries from the Transaction, Time, Loan, and Item Processing Subsystems,
The CBS General Ledger Subsystem simplifies daily and periodic balancing, financial reporting, and the closing of accounting periods. Like all of CBS, the General Ledger Subsystem is an on-line information system. General Ledger gives you instant access to the important financial information you need when making decisions.

The General Ledger Subsystem supports:

.   General Accounting
.       Daily Balance Sheet and Profit and Loss Statements
.       Cost Accounting
.       Budgeting and Forecasting
.       Account Reconciliation and Open-Item Processing
a   Teller and Vault Cash Control

.      Management and Board Financial Reporting
.       Standard Entries
a   Regulatory Reporting.

General Accounting

The General Ledger Subsystem provides flexible ion processing capabilities. Transactions can be backdated, automatically adjusting all month and year-to-date aggregates and averages. Other options include: selective printing of activity maximum/minimum entry and balance reporting, and numerous exception item reporting controls. The CBS General Ledger places powerful accounting tools - typically found in only the most sophisticated general ledger systems within easy reach of your accounting department.

Management Reporting
The General Ledger Subsystem allows you to custom deign forty daily and monthly reports. These reports include:

.      Statement of Condition
.       Profit and Loss Statement
.       Yield and Cost of Funds
Statistical Report


is

Flserv/CBS Proposal

for                                                             Application
Software Review

The Bryn Mawr Trust Company



.                                                               selected
Accounts
.       Source and Uses of Funds

. Management Income and Expense
Board Financial Reports.

In addition, the flexible tier reporting within CBS allows you to report from the cost center to the holding company level.

Standard Entries

The General Ledger Subsystem automatically generates repetitive and accrual entries. Parameters can be established to control the total amount, date range, or frequency of entry. This greatly simplifies the processing of frequent or recurring entries.

Teller and Vault Cash Control

General Ledger gives your institution the ability to maintain cash accounts for each teller. Cash accounts may be grouped to provide vault or branch cash reporting. General Ledger maintains average balances, cash overage and shortage history, times out of balance, and other information to assist head tellers in monitoring teller performance. The General Ledger Subsystem provides for easy control and monitoring of teller and branch cash positions.

Control
All transactions entering the General Ledger Subsystem pass through an edit function. The edit function ensures the accurate posting of all debits and credits. Entries that cannot pass the edit are posted to a suspense account, thus balancing the system automatically.

Simplified Data Entry

The entry of all new accounts, the maintenance of financial reporting, budget preparation and the editing of monetary transactions are done on-line at a terminal. Before posting, you are required to correct all items which do not pass the system edit criteria. CBS provides a complete audit trail showing the source of all entries and changes. The automatic generation of General ledger entries by other CBS subsystems minimizes required data entry, and ensures a high degree of information accuracy.

Cost Accounting

The General Ledger Subsystem provides for tip to 100,000 cost or responsibility centers. You can organize cost centers into a tiered reporting structure to
                 --------
handle either functional or product cost accounting. CBS gives you the ability to understand cost structures, to price products more effectively, and to hold products and organizational units accountable for results.

Budgeting and Forecasting

The General Ledger Subsystem simplifies budget and forecast preparation. Information can be entered on-line, or it @ be generated automatically, based on historical trends. CBS maintains history for the current year and four prior years. The system provides seven different methods for projecting budgets and forecasts. Statistical techniques such as exponential smoothing and seasonal adjustments are automatically incorporated into growth projections. You can generate



I.10

Fiserv/CBS Proposal
for                                                           Application
Software Review
The Bryn Mawr Trust Company


projections at the account or cost center level. Multiple budgets can be built and toed simultaneously for variance reporting. CBS gives you the capability to generate meaningful budgets, comprehensive capital plans, and thorough financial forecasts to guide your organization.

Reconciliation Item Processing
The General Ledger Subsystem provides for subsidiary ledger accounting and reconciliation of many types of items, including: official bank checks, money orders.interdepartmental transfers,loans-in-process tickets, and other debit/credit offset accounts. Item processing codes are included to handle stop payments and other exception conditions. CBS simplifies the time-consuming task of account reconciliation, while giving your organization control of those accounts.

Open Item Processing

Similar in nature to account reconciliation open item processing allows descriptive information to be appended to open items. The CBS General Ledger Subsystem gives you complete control of due-to, due-from, cash item and clearing accounts.

Safe Deposit Box

Overview

Safe Deposit Box automates all of the functions necessary for maintaining your institution's safe deposit boxes, such as opening, maintaining, and closing boxes. The system also enables you to past payments and refunds on-line.

System Features
The Safe Deposit Box System gives you flexibility to adjust to different customer needs by offering the following features:

.   Interfaces with CIF just as the CBS subsystems do.  When you choose a function which uses CIF information the system calls the appropriate Customer Information function and combines the CIF procedure with the function you choose.

.       Interfaces to the General Ledger Subsystem.  This feature enables you to tie transaction codes to general ledger account numbers and cost centers by individual branches to track rent income, taxes payable, late fee income,
                                  ------
miscellaneous fee income, and key deposits.


        f Provides two separate discount code tables to allow unlimited discount codes for Percentages and dollar amounts. This feature allows you to offer various discounts for different customers.

.       Automatically calculates the amount due, including taxes and other fees, and generates a billing notice.

.       Allows you to late-charge according to a user-defined number of past-due days established in the Box Common File. If necessary, you may override the late fee option at the box level.

.       Allows you to apply tax to the box rental fee, and to apply different tax rates to different customers. You may override tax at the box level for customers who should not be taxed.

.       Allows you to transfer box rental fees directly from a customer's checking or savings account.



I.11

Fiserv/CBS Proposal

for                                                        Application Software
Review

The Bryn Mawr Trust Company


. Allows you to keep track of customers who are waiting for boxes to become available.
.       Enables you to post a variety of monetary transactions to individual boxes within a Particular branch.

Reporting
The Safe Deposit Box System produces useful reports and customer notices including:

.       Boxes Added
.       ]Rented Boxes
Closed Boxes
New Customers
Waiting List
Rent Past Due
Posting Final
Daily Maintenance
History Listing
Automatic Payment Notice Billing Notice
Past Due Notice

In addition, all Safe Deposit Box notices are designed to fit in a standard #9 envelope.

Documentation

The Safe Deposit Box System comes with a complete Processing Guide that gives detailed instructions about how to use the various functions and print reports. It also provides technical information such as system flowcharts, program narratives, and file and record layouts.

On-Line Teller System

The CBS PS Teller product is a front-end teller system. For tellers, the system provides the functions necessary to process customer accounts and to balance a day's activity at the workstation. For supervisors, the system provides functions to monitor teller activity, control system security, and perform daily branch procedures.

PS Teller offers you the following features:

Operations

.   Interfaces to CBS for normal teller monetary transactions

.  Inquiries, transactions, administrative modes
.       Real-time and memo post processing
a   Off-line processing and printing
.  Operates in Stand-Alone mode
.       CIF Inquiry resident on transaction screens
Account Inquiry resident on transaction screens
.  Screen, transaction. and field help



I.1 2

Flserv/CBS Proposal

for                                                     Application Software
Review

The Bryn Mawr Trust Company


.  Screen and field edits/validations
a  Default field information
.      Contingent field operations
.       Ability to type ahead with consistent menu functionality
.       Function keys for help, calculators, repeat transactions, reverse transactions, multiple transactions and customer information inquiry
Layered menu transactions
.      Quick key transactions
Pay/Get amounts calculated
.      Floor limits for on-line and off-line modes
.       Customer mode to provide multiple transactions per customer (retains cash position)
.       Ability to place stops, holds, and cautions through transactions
.       Screen and data duplication with one keystroke

       *  Copy/error correction without manual re-key of transaction
.      Warnings for minimum/maximum cash drawer
.       Ability to automatically display/compare station and host totals
Fee/commission calculations

Security
.   Override level (teller, supervisor, officer)
*       Able to set security level by teller
.       Sign on to predefined menus
.       Host sign-on

Calculators

Cash calculator With option to activate and deactivate automatically Check calculator

Totals
*    88 different totals
*    Ability to balance to host for applicable totals
*    Branch totals
*    Grouped totals
*    Balance sheet

Electronic Journal
All on-line transactions, response, sequence number, re-entry, and override information
All off-line transactions, responses, sequence number, re-entry, and override information
.      Ability to maintain two places for resiliency, depending on configuration

.       Retention 01-08 days
.       Search previous days
Search first to last, last to first
.      Search account number, transaction code, amount, time, sequence number
.       Lists individual transactions
.       Automated store, forward on re-entry
.       Calculators stored for every transaction
.       Short lit of all transactions stored in journal


1.13

FIserv/CBS Proposal

for                                                        Application Software
Review

The Bryn Mawr Trust Company


Balancing
---------
.   Full electronic journal complete transaction set with host response

.  Full electronic search by multiple criteria
.       Batch totals with count and amount
.       Cash drawer count with automatic cash overage/shortage calculation

Peripheral Support
.   Validation/journal: receipts, checks, tickets, journal tape
.       Passbooks
.       Shared document printers


Voice Response

Flserv Voice Response links CBS to the same automated voice response system currently being used by BMTC-the InterVoice RobotOperator. Now running under OS/2TM, the InterVoice RobotOperator offers expanded access- up to 32 lines - plus innovative PC-based remote diagnostics capabilities for your support staff and remote account access for your customers.

Using a standard touch-tone telephone, your clients can retrieve all their account information, including balances, interest rates, and loan payment information. They can also perform transfers, receive account statements via fax and access their account information through a personal computer. You can even offer hearing-impaired clients access to their account information.

All this is possible because Flserv VoiceResponse maintains a strong, real-time bridge between CBS and RobotOperator, giving customers access, via the
                                                               ---
telephone, to all the information you've already gathered in CBS.

Access to CBS Customer Information

Taking full advantage of CBS features, Flserv VoiceResponse combines the power and convenience of voice response technology with fully-customizable controls. The RobotOperator answers the phone, routes calls, and accesses CBS to give your customers real-time information in a clear, human voice. What's more, you can restrict access to account functions to tailor your voice response offering to reflect your organization's policies. To get your system up and running quickly, you'll receive a script designed specifically for CBS. This script maps out the paths your customers will take to access their accounts, and can be extensively customized for your organization's needs. Flserv CBS Division and InterVoice have worked together to tailor this script specifically for CBS users.

Key Benefits
Automatically answer and direct routine calls
.      Answer calls on the first ring, 7 days a week, 24 hours a day, and never put calls on hold
Answer customer questions automatically, in a high quality, human voice
.      Provide accurate and reliable CBS information consistently
.       Redeploy present personnel to more productive work
Transfer calls when personal assistance is necessary


I.14

FIserv/CBS Proposal

for                                                      Application Software
Review

The Bryn Mawr Trust Company


.  Offer remote, PC-based account access to customers
     0 Employ remote diagnostics to simplify system support FIserv VoiceResponse
Features: 24-

Hour Access to Customer Accounts
.    Access to all types of accounts
.       Current interest rates
.       New product offerings
.       Non-customer access
.       Payment request
.       Access to multiple accounts
.      Multiple security access methods (Social Security number, account number, or userdefined)
.      ATMLocator Tm, enabling customers to query the system for the nearest ATM location

Demand  Deposit Information
.    Available balance or linked accounts
.       Checks and debits paid history
a   Deposits and credits history
.      Pending deposits or checks
.       Specific checks by number and amount
a   Account transfers
a   Merchant verification
.      Statement requests via fax
.       Stop payment requests
a   Multiple account access

Savings Information
-        Available balance on all linked accounts
-        User-defined number of last withdrawals and debits
-        User-defined number of @ deposits and credits
-        Pending deposits or withdrawals
-        Specific withdrawal by amount
.        Specific deposit by amount


         Interest paid information

Real Estate and Consumer Loans
-        Balance information
.        Current interest rate
-        Tax information
-        Last payment information
-        Next payment due

I.15

Flserv/CBS Proposal

For                                                          Application
Software Review

The Bryn Mawr Trust Company


Certificates of Deposit

- Current balance
- Redemption value
o Interest rate
a Maturity date

.       Interest paid information
a Interest payments

Current  Interest Rates
-    Checking accounts
.    Savings accounts
-    Certificates of deposit
-    Consumer loans
-    Real estate loans

Estimated.Loan Payments
*        New automobile loan
*        Used automobile loan
*        Real estate loan

Hardware and Software Components

Flserv analyzes your organization's specific needs, including number of lines, script requirements, and network configuration and prepares a customized hardware upgrade recommendation.


Asset/Liability Management


The Sendero Data Solutions package is a PC-based system for preparing data for use in their asset/liability management models. The CBS interface provides a way to extract data from CBS and input it into the Sendero Data Solutions package for processing and use with their asset/liability models.

The Sendero interface offers the following features:

.   Interfaces with the Sendero corporation s Data Solutions data management package. This data can then be used with a variety of Sendero asset/liability management models.

.       Enables you to automatically extract account and customer information from CBS, such as mortgage loan data, installment loan data, commercial loan data, time deposit data, deposit account data, and general ledger data.

.       Downloads the selected data directly to the PC.

.       Runs with little user input, requiring intervention only for selecting the data files you want to extract, and for loading those files into the Sendero Data Solutions package.



116

FIserv/CBS Proposal

for                                                          Application
Software Review

The Bryn Mawr Trust Company


The Sendero Asset/Liability Interface comes with an Interface Guide that describes the procedures and functions necessary to use Sendero's asset/liability package with CBS. It also provides technical information such as system flowcharts, program narratives, and file and record layouts for interface programs.


TFR Report Preparation

The Call Reporting Interface interfaces to the bank's DPSC Call Reporter 11 package that is designed to help with the completion of the quarterly Call Report and other required government reports.

The CBS interface provides a way to automatically extract data from CBS and input it into these packages for processing. The interface minimizes the amount of manual input required to complete a quarterly report.

The Call Reporting interface offers the following features:

.   Interfaces with DPSC's Call Reporter 11 and Sheshunoff's Call Reporter packages.

.       Automatically ex@ the required data from the CBS General Ledger and other applicable subsystems.

a Creates an extract file that can be downloaded to a Call Report package for processing.

. No need to reprogram your extract program if regulatory agencies make changes to call reporting requirements.

The Call Reporting Interface comes with an Interface Guide that describes the procedures and functions necessary to use DPSC's Call Reporter 11 or Sheshunoff's Call Reporter package with CBS. It also provides technical information such as system flowcharts, program narratives, and file and record layouts for interface programs.


Account Reconciliation

The CBS Account Reconciliation System automates every aspect of the reconciliation process, such as extracting ions from CBS, posting the transactions to the appropriate reconciliation accounts, performing reconciliation, and generating statements. This system also enables you to create an issued item tape for your corporate customers.



I.17

Flserv/CBS Proposal

For                                                      Application Software
Review

The Bryn Mawr Trust Company


System Features
Account Reconciliation offers you the following features:

*       Allows you to establish four different types of reconciliation accounts:
1) reconcile issue and paid transactions 2) reconcile paid transactions only 3) reconcile issue transactions only 4) track deposits made to a DDA account.


.       Allows you to define the CBS transaction codes that the Reconciliation
System will consider "issued" and "paid" transactions.

.       Allows you to input transactions from an item issue tape, disk, or file.

.       Provides maintenance functions that enable you to add new information and maintain existing information for a reconciliation account, such as account processing information; the total number and amount of issue or paid transactions; issue and paid information for a particular transaction.


.       Provides inquiry functions that enable you to view present and prior period information for a reconciliation account, such as account processing information; the total number and amount of issue or paid transactions; issue and paid information for a particular transaction.

.       Allows you to create an output tape containing paid items for your corporate customers who reconcile their own checks.

.       Allows you to define a unique reconciliation statement cycle or use the account's existing DDA statement cycle.

.       Automatically reconciles accounts and generates the appropriate statements.

Allows on-line transaction posting and balancing.

Reporting
The Account Reconciliation System produces useful reports including:

.   Maintenance Reports
.       Extracted Transactions Journal
.       Rejected Transaction Journal
.       Customer Report
.       Prior Period History
.       Posting Journals
.       Exception items
.       Customer Activity Summary
 Account Detail Report



I.18

Flserv/CBS Proposal

for                                                       Application Software
Review


                                                            The Bryn Mawr Trust
Company


.  Voided items
.       Stopped Items
.       Reconciliation Statement
.       Voided Items Statement
0   User-defined Statement

Documentation

The Account Reconciliation System comes with a complete Processing Guide that gives detailed instructions about how to use the various functions and print reports. It also provides technical information such as system flowcharts, program narratives and file and record layouts.


ATM Support

The CBS ATM Solution, developed by FIserv CBS Division, offers powerful transaction authorization and card management features for the diverse needs of CBS users. Most importantly, the CBS ATM Solution seamlessly integrates these features with CBS. FIserv also provides customized services for the development of switch interfaces or ATM drivers, depending on the needs of your organization.

Transaction Authorization System

The transaction authorization component of the CBS ATM Solution operates in a real-time environment, verifying the card status, user-defined daily card limits, account status, and available balance using the same real-time data
                                              -----
available to a teller. During nightly processing, the system uses a memo-post file to approve and record transactions.

Before the host is taken off-line for the nightly update, a memo-post file containing each ATM account's present account status and available balance, is passed to the Transaction Authorization System. This information is then used to approve transactions until the host is brought back on-line. All transactions that have occurred are then passed to CBS.

Authorization Features
Authorizes  transactions in an on-line, real-time environment
.      Moves a memo-post file for authorization use before nightly processing begins
        Forwards stored transactions when the host is brought back on-line o Passes point of origin data for assessing fee transactions
Service charge may be assessed at time of transaction or accumulated for assessment when statements are generated
Passes hold information for POS pre-authorization transactions
.      Assigns float based on a deposit's point of origin

.       Supports inquiry, deposit, withdrawal and transfer transactions on checking and savings accounts

.       Supports payment and advance transactions to/from loan, checking, and savings accounts
.       Identifies transactions as ATM or POS in on-line account history
.       Provides capability to apply overdraft protection to either POS, ATM, or both types of transactions



I.19

Flserv/CBS Pro@al

for                                                      Application Software
Review

The Bryn Mawr Trust Company


Prints host balancing reports which simplify ATM balancing
Shows total number of loan transactions processed through an ATM on the loan workstation balancing report

Processes credit card ATM transaction amounts to general ledger account for settlement purposes.

Card Management System

The heart of the CBS ATM Solution is an AS/400-based comprehensive ATM and debit card management system. With the CBS Card Management System you can use CBS fee programs to assign service charge plans, link multiple accounts to a single card, and access a customer's accounts by swiping their card. In addition, because of its seamless integration into CBS, cardholder set-up, maintenance, and inquiry activities are handled from within current CBS subsystems structure.

Card Management System Features
.   Link up to 99 accounts per application (savings, DDA, and loan) to a single card
.       One savings, DDA, and loan account is designated as primary and may be accessed at non-proprietary ATMs
.       Secondary accounts may be accessed at proprietary ATMs
.       Accounts linked as secondary are automatically unlinked when they are closed
.       (Cardholder set-up is incorporated into the new account functions of CBS for savings, DDA, and loan accounts

* Up to nine customers may be linked to a single card number by utilizing member numbers

.      Cardholder set-up, inquiry and change screens for existing customers are seamlessly integrated into CBS

.       The cardholder screens include a memo screen for free-form notes/memos
                               -------
.       Cards may be swiped in a card reader to access a customer's accounts
.       Accounts may be accessed by entering the card number or customer's name
.       On-line inquiries may be made to determine if an account is linked to a card, how it is linked, and to identify all other cards linked to that account
.       Along with the card data, the CEF primary or customer alternate address data may be automatically downloaded Ag a cud embosser

.       PIN numbers may be automatically or manually generated
.       Cards nay be automatically reissued based on term or expiration date and a card fee may

be assessed for reissued cards

.       An annual card fee may be assessed even if the card is not reissued
.       CBS service charge plans may be used to assess ATM fees
.       For a user-defined period, a card history of all ATM and POS transactions is retained, including transactions that were not approved
.       Card numbers may be automatically or manually generated
.       The system supports multiple ISO numbers with up to 35 different card types per ISO number
User-defined daily card limits determined by card type
.      The system supports both single and mufti-bank holding companies.

Flserv/CBS Proposal
for                                                      Application Software
Review
The Bryn Mawr Trust Company


Regulatory Compliance

Transactions involving an ATM or POS device must comply with Regulation E and Regulation DD. The CBS Card Management System allows input of Regulation E-required transaction descriptions for proprietary ATM transactions. The system also captures non-proprietary ATM and POS Regulation E information for inclusion on the customer's statement. Regulation DD requires that service charge descriptions be printed in the customer disclosure documentation and on the customer's account statements. To comply with this requirement, this service charge information is automatically included when CBS generates the customer statement.

Switch Interfaces
Flserv CBS Division has developed multiple switch interface modules that are then customized to handle any unique business needs.

ATM Drivers



    Flserv CBS Division will contract to provide ATM drivers for proprietary ATMs under the control of the Transaction Authorization System. These drivers are customized to meet your specific needs.

Flserv/CBS Proposal

for                                        Hardware/Performance Considerations

The Bryn Mawr Trust Company



11. Hardware/Performance Considerations

This section contains detail specifications regarding the various hardware components of the proposed Flserv/CBS solution. The financials associated with the hardware described in this section have been carried forward to the financials section VI of this proposal.

System Performance Considerations
---------------------------------

As part of the "value add" by acquiring the AS/400 from Flserv, we are willing to commit to specific system performance criteria for the CBS System and the IBM AS/400. The performance provisions associated with the AS/400 will be as follows:

Flserv will provide BMTC performance test results. prior to conversion, which meet or exceed the following criteria:

(1) "End of Day" batch processing not to exceed x hours (based on "X" accounts).

(2) Average processing of on-line transactions, with up to "X" devices, in not more than 2 seconds locally. Two to five (2 -5) seconds remote which is directly dependent on communication equipment and line speed.

The conditions under which these test results can be duplicated are as follows:

a)  BMTC's acquisition of the recommended AS/400 configuration from Flserv.

b) Operation of the CBS System in accordance with Flserv's CBS System documentation.

C)  Approved memory and machine configuration parameters.

 Disk capacities maintained under an eighty percent (80%) total disk saturation level.

e) Batch jobs are not run concurrently in the same memory and machine pools with interactive jobs.

f)  Communication line speeds are not less than 19.2 KBPS.

g) The AS/400 is operated utilizing version V3R0.5 or equivalent operating system and the test is developed utilizing CBS release 940 1.

h) Account mix does not exceed fifty percent (50%) transaction accounts, twenty-five percent (25%) time accounts and twenty-five percent (25%) loan accounts.

"End of Day" processing is to be measured exclusive of time required for
                        --
statement processing, backups and report production.

These would be the @s of provisions we would like to incorporate in the final agreement. We are willing to refine the wording to ensure BMTC and Flserv are comfortable with all of the performance terms.

Flserv/CBS Proposal
for
The Bryn Mawr Trust Company



111.     Product Issues


Product Issues

I  LOC Rate Change Back
   --------------------

prime rate changes to the beginning of the current cycle. This is a major modification to the CBS System which will require approximately 200 staff days of effort. This is a "day I " modification and will be provided at no charge.

2 .  Payment Factors for Credit Lines - The CBS System could be modified to
     --------------------------------
allow the usage of "payment factors" when calculating a monthly loan payment against personal lines of credit and older home equity lines of credit. This is a medium modification to the CBS System which would require approximately 40 staff days of effort. This is a "day I " modification and will be provided at no charge.

3. The CBS System can be modified to support the ability for an overpayment on a loan payoff to be credited to the loan, reported, and an overpayment adjustment processed as the overpayment is refunded to the customer. We estimate this modification will require approximately 30 staff days of effort. This is a "day 2" modification for which BMTC will pay S 1 8,000.

4 . a. The CBS 9501 (March 1995) Release will provide enhanced payment processing. Features include::
                      ---------

          - The ability to establish payment posting priority at the product level.
-         Short and excess payment options.

- Restore original billing bucket information for payment and payoff reversals.
-         Allow payments to be posted in advance of the payment due date.
- Default transaction and spread codes for current and delinquent processing.

b.        Unapplied Payment Bucket - The CBS System could be modified to allow
          ------------------------
for an unapplied payment bucket, thus allowing for partial payments to accumulate until a complete payment has been reached and then automatically apply this to the individual loan. This is a "day I " modification and will be provided at no charge.

5 .  Fastcloser Interface - This interface would be written in conjunction with
     ----------
the CBS Platform interface currently included in the financials found in section VI of this proposal. This is a "day 2" modification and will be provided at no charge.

6.   HMDA Software Interface - We an: currently not able to size this interface
     --------------
     due to a lack of information available from the FDIC. We are awaiting information from the FDIC regarding file layouts and our ability to access the FDIC HMDA software. If in fact this can be obtained, this is a "day 2" modification for which BMTC will pay $3,000.

- The CBS System could be modified to allow the bank to back date

Flserv/CBS Proposal

for
The Bryn Mawr Trust Company

Product Issues

7.   Collateral Repricing - The CBS System supports automated collateral
     --------------------
     repricing, i.e. receipt of CUSIP information from an automated reporting service for use in automated repricing of traded securities being utilized as collateral. While this facility exists, we currently are not aware of any CBS customers which are subscribing to this service.

The following costs for this service was obtained from Merrill Lynch (Dana Bassiaco (212) 449-3909). BMTC must purchase Merrill Lynch's "Relay Gold" software for $300.00. BMTC will pay 5 cents per CUSIP record the bank needs for their respective update. There is an annual minimum fee of $5,000.00.

8.   Credit Line Limitations - Release 9401 (August 15, 1994) removed the
     -----------
     restriction of nine available credit lines.  There is currently no restriction on the number of credit lines available.

9.  Non-accrual and Charge-off Accounting  - The-9501 (March 1995) release of
    -------------------------------------
the CBS System will provide for fully automated non-accrual/charge-off accounting capability.

10.  Construction Loans - The CBS System could be modified to support Bryn
     ------------
     Mawr's requirements for construction lending. The modification would 1) provide tracking at the unit level for committed amount, funds disbursed, funds available and funds repaid, 2) customers would be billed for interest only each month at the account level, 3) provide the ability for a commitment within a commitment, and 4) produce a construction advance request form. This modification is estimated to be medium in nature and would require approximately 40 staff days of effort. This is a "day I" modification for which BMTC will pay $20,000.

II.  Dealer Draft for Early Payoff Refund - The CBS Loan System is able to draft
     ------------------------------------
a dealer's account automatically for the dealer reserve due back to the bank in the case of early payoff. This is accomplished based on the value entered for the dealer-level excess prepaid instruction field. R Get from Dealer Remittance Account or H = Get from Dealer Holdback Account. The dealer remittance balance is debited when a loan with prepaid dealer/reserve interest pays off before the reserve/interest has been earned.

12.  Backroom Systems Software Interface - The interface to the Backroom Systems
     -----------------------------------
applications will be provided as a "day I " modification at no charge.

13.  Account Analysis Statement Regeneration - The CBS System could be modified
     ---------------------------------------
     to allow for adjusting the individual line items within an analysis statement, recalculating the appropriate charge and reproducing the analysis statement. This is a "day 2" modification and will be provided at no charge.

14.  Cash Management Product Line - As we have discussed, Bryn Mawr's current
     ----------------------------
     cash management product offering is heavily dependent on the services being offered through Mellon Bank. This is particularly true as it relates to multi-bank reporting, multi-bank cash concentration, multi-bank remote funding, etc. The most significant effort related to replicating this current product offering is interfacing to an appropriate information source in order to obtain access to account information serviced through other financial institutions. We are currently investigating the sources from

111. 2

FIserv/CBS Proposal
w
The Bryn Mawr T@st Company


                                                   Product Issues



which this information can be obtained, however, do not have all of the information available at this time. As an interim solution. i. e. if an appropriate information source could not be found or developed prior to conversion, we will provide Bryn Mawr Trust with an interface between the CBS System and the current Mellon product which will enable the bank to continue offering its present offering. This interface, and any required modifications, will be provided to the bank at no additional charge.

Overdraft  Processing
---------------------

a) The CBS System can be modified to allow Bryn Mawr Trust to suspend or "hold over" an overdraft item until the following day. We estimate this modification will require approximately 40 staff days of effort. This is a "day I " modification for which BMTC will pay $2 1,000.

b) The CBS System can be modified to allow tiered pricing of overdrafts. This is a "day I" modification for which there will be no charge.

I The CBS PS Teller Subsystem can be modified to support displaying checks which have a stop/hold by either check number or dollar amount versus displaying all checks. This is a "day 2" modification for which there will be no charge.

17.  Currency Transaction Re m - After extensive review of the requirements
     -----------------------
     necessary to extend our support for Currency Transaction Reporting, we have concluded it is not feasible to enhance the CBS System to support this added functionality. Therefore, we are recommending the implementation of the Regulatory Assistance Center, Inc. suite of products (i.e., Currency Reporting Control System) to complete the requirements in this area. The cost for these systems range from $7,500 to $35,000 based on modules selected. Interfacing to these systems is a "day 1" requirement for which BMTC will pay $10,000.

18.  Bank Card Limits - The CBS System can be modified to allow for setting
     ----------------
     different daily bank card withdrawal limits at the individual card level. We estimate this modification will require approximately 20 staff days of effort. This "day I" modification will be provided at no charge.

Safe Deposit Box Numbers -  At the time of conversion, the existing
------------------------
alpha/numeric safe deposit box numbers will be converted to a user-defined field and used for printing on all customer notices. This is a "day 2" modification for which BMTC will pay $6,000.

20.  Bill Paying - We are currently researching a number of vendors in
     -----------
cooperation with InterVoice. The current vendors being reviewed are Servantis Systems, Inc., Personal Transaction Teller (PTT), and

U.S. Order Bank Plus products. Once this review has been completed and a decision made, we will begin the development process to ensure the integration between the CBS System, InterVoice and the chosen bill paying vendor. We will agree to provide this "day 2" interface to the bank for no additional charge.


III. 3

Flserv/CBS Proposal
for
The Bryn Mawr Trust Company

Product Issues



Telephone Banking - There have been four modifications identified which would
-----------------
need to be made to the CBS Voice Response System. The four modifications, pricing and/or status are as follows:

Future Date Transfers Between Accounts - This "day I" modification would require
--------------------------------------
approximately 75 days of effort and BMTC has agreed to pay $22,500 for this modification.

b)  Give a Per Diem Figure on Loan Payoffs - This "day I " modification would
    --------------------------------------
require approximately 40 days of effort and BMTC has agreed to pay $14,000 for this modification.

c) The CBS System could be modified to allow transaction history to be requested by entering a specific date or a date range. We estimate this "day I " modification will require approximately 30 staff days of effort and BMTC has agreed to pay S 1 6,000 for this modification.

d)  Use of the "Whisper" Feature - This "day I " modification would be provided
    ----------------------------
at no additional charge.

Duplicate Social Security Numbers - The CBS System can be modified to produce a
---------------------------------
report which identifies duplicate social security numbers. This is Et "day 2" modification for which BMTC will pay $5,01

23.  W-8's - The CBS System will be modified to produce W-8's.  This "day I"
     -----
modification will be provided at no charge.

24.  Member Banker Identifier - The CBS System can be modified to display Bryn
     ------------------------
     Mawr Trust's member banker number on the appropriate point of entry screens This is a "day 2" modification for which BMTC will pay $27,000.

25. The following information is further clarification of the costs associated with file transmission/receipt and tape hand-off/receipt for the identified 3rd party organizations. Flserv/CBS will provide appropriate BMTC pre-conversion training and initial set-up support (at no additional charge) for the following 3rd party organizations.

Loan Coupons - Installment and Mortgage Loans
NCP
Gary White
5200 E. Lake Road
Birmingham, Alabama
(205) 849-5200

NCP can receive from the CBS system information on 9 track tape, 3480 cartridge, diskettes, or file transmission. Other than actual coupon costs, standard mailing costs or a $5.00 transmission hookup charge will be incurred. Frequency of delivery/transmission is controlled by the bank.


111. 4

Fiserv/CBS Proposal

The Bryn Mawr Trust Company

Product Issues



Credit Bureaus:

Trans Union
760 W. Sproul Rd.
Springfield, PA, 19064
Bill Murphy (610) 690-3171

Trans Union will only work with 9 track tape. Monthly updates are encouraged of which no charges are incurred except for mailing costs.

CBI - BMTC's contact Lisa Mendleson at (412) 781-7360 turned out to be a disconnected number

TRW
CBA Information Services
    111 Woodcrest Road
Cherry Hill, NJ 08003
Sam Munroe 1-800-248-0470

We are still awaiting a return call from Sam.

Special Tape for Home Owners Insurance Verification

Van Wagenen and Company
1100 Bircher Blvd. Suite 3 1 0
Wyomissing, PA 19610
Dennis Walsh 1-800-346-9713

This will be a monthly update from the CBS Loan Subsystem. There is no tape fee assessed by this company. Mailing costs will be BMTC's expense.


Consumer Life and A&H Insurance

Currently BMTC is using John Hancock Mutual Life Insurance Co. If the bank chooses to change insurance companies, we will be happy to contact any others chosen by the bank. John Hancock currently receives 9 track MM only on a monthly basis and does not charge for this service.

FIserv/CBS Proposal
for
Implementation

The Bryn Mawr Trust Company



IV. Implementation

A Preliminary Project Plan for the BMTC implementation is included at the end of this section and reflects an October 1, 1994 start date and an April 27, 1995 conclusion of the CBS transition.

The major steps in the implementation process are as follows:

I .  Executive Overview and Project Planning Session - On-Site

This task will be completed within two to three weeks of contract signing. It will be performed by the Project manager or another Delivery Services Manager
                         -------
and the CBS sales executive. The duration will be from 2 to 3 days depending on the requirements of the project. The purpose of this session is (1) to outline the effort and resources required for a successful CBS implementation along with a clear explanation and understanding of the tasks and the major milestones to the senior management and the core conversion team of the institution and (2) to
    ------
plan the project and the detail tasks required by the client and CBS.

2.  Operations Audit

This phase of the project consists of a review of audit forms, any special or exceptional circumstances or procedures currently being utilized A review of third party interfaces and/or vendors will also take place. This is a I to 2 day session and is typically combined with the common file workshop/creation. The tasks that make up this phase will take place in Orlando and/or at the client site based on mutual agreement of CBS and the institution. This phase will involve the project manager, team bank analyst as warranted, the client core conversion team and client staff.

3.  Common File Workshop/Creation

This phase of me project consists of client reading assignments (Common File Documentation manuals), common file overview and walk-through, identification and creation of common file parameters and definition of translation tables. This phase of the project takes approximately 4 to 8 weeks to complete, although the face to face activity of this event takes between 3 to 5 days based on the requirements of the project. The tasks that make tip this phase will take place in Orlando and/or at the client site based upon mutual agreement. This phase
will involve the project
manager, team bank analysts,  programmer analyst as warranted, the client core
                   ----------
conversion team and client staff.

4.  Application Training - Train the Trainer

This phase is completed approximately 60 to 120 days prior to the conversion.

IV.1

FIserv/CBS Proposal

for
Implementation

The Bryn Mawr Trust Company

This phase of the project consists of formal classroom hands-on training in the functions and day-to-day operation of CBS (new customer/account set up, maintenance, monetary transactions etc.). This phase of project takes approximately 2 to 3 weeks based on the requirements of the project and is broken into major applications (CIF, Time and Tran Subsystems 5 days/CEF, Loan Subsystems 5 days and General Ledger 3 days). This phase is typically Orlando-based and is performed by the Application Services Area and involves the Client core conversion team and/or designated trainers.


5.   CBS System Operator Training and Environment Setup - On-Site

This task will be completed approximately 90 to 120 days before the conversion. It will be performed by a programmer/analyst from the project team. The duration will be from I to 2 days. The purpose of this phase is to (1) @ the client in the high level functions of the AS/400 (e.g. job queues, spool queues, job control etc.) and (2) train the client in the functions of the daily running of CBS from a computer operations perspective. This includes a hands-on batch run of PCOMBDAILY (Daily Update) including a review of the job control and a high level review of the job How and P) set-up an environment that the (:Rent can continue to run daily updates with a data base that contains their specific products and services to practice the daily operation, build internal bank procedures, build balancing procedures, review available reports for report distribution purposes and learn the work flow of CBS.


6.    Conversion Specifications and Program Construction/Testing

This phase of the project consists of writing conversion specifications from the data gathered in file analysis, common file workshop activities and operations audit questionnaire and translated into program code and tested. This phase of the project takes approximately 8 to 16 weeks based of the requirements of the project. This phase will involve all members of the CBS project team, the client core conversion team and client staff.

7.    Quality Acceptance and Daily Testing

This task will be completed 5 to 10 days prior to the on-site data verification phase. This phase of the project consists of file, on-line and report review and the processing of a daily update (PCOMBDAILY). This phase of the project takes approximately 2 to 3 weeks based on the requirements of the project. This phase will involve all members of the CBS project team.

S.    Data Verification - On-Site

This task will be completed approximately 20 to 40 days before the conversion. This is the phase of the project when the institution has the opportunity to review and approve the converted data. This will be performed by the project
                                                                      -------
manager, the team banking analysts and 1 to 2 programmer analysts. The duration will be from 3 to 5 days depending on the requirements of the project. The purpose of this phase is to fine tune and finalize the conversion programs and have them positioned to be in a lock down state approximately a week after the data verification stage. Other activities include file review, finalization of Common File parameters, conversion reports


IV.2

Flserv/CBS Proposal

for
Implementation

The Bryn Mawr Trust Company

review, system to system balancing sign-off, set-up of environment for PCOMBDAILY processing of converted data, statement validation and sign-off, service charge validation and sign-off, interest plan validation and sign-off.


9.  Conversion Readiness Phase


     This task will completed approximately 20 to 40 days before the conversion, but after the data verification. This is the phase of the project when the institution has the opportunity to review the processes and tasks associated with work flow, balancing, full item processing testing and the functions learned during the system operator class and apply them to the converted data. Setup of the environment for PCOMBDAILY processing of converted data, statement validation and sign-off, service charge validation and sign-off, interest plan validation and sign-off will all take place at this time. These tasks are performed by the client conversion team and staff with phone and ECG support and consultation by the project team.

10.  "LIVE CONVERSION" - On-Site

This is the phase of the project for the production implementation of the CBS software. The old system is cut off after a Thursday processing cycle, converted to CBS, balanced, data approved and Friday's work will then be processed. This is performed by the full project team and any additional Transaction Delivery Personnel or Application Services Personnel deemed necessary based on the requirements of the project. The duration will be from 6 to 8 days including the weekend. Full conversion and application support is provided during this phase.



IV.3

Flserv/CBS Proposal

                                 Flserv/CBS Support
The Bryn Mawr Trust Company



V.  Flserv/CBS Support


The Flserv/CBS Division will provide a full complement of services to support BMTC's utilization of the CBS system. The types of services provided are as follows:

*    Training and Education Services Package

*    Twenty four hour a day, seven day a week help desk support

*    Systems engineering support

*    Custom programming services

*    On going software enhancement support
*    An active user group


Training and Education Services Package
---------------------------------------

As we have discussed recently, a customized education "package" needs to be proposed for BMTC. This package would include Orlando-based pre-conversion training, supplemental pre-conversion on-site training, on-going release training and advanced training. We would proposed the following scenario against all of these components:

a)  Orlando-Based Pre-Conversion Training - Based on approximately fifteen (15)
    -------------------------------------
class days within our pre-conversion training curriculum the proposed package will allow for BMTC to receive seventy-five (75) student days of Orlando-based pre-conversion training. This approach would enable BMTC in conjunction with the CBS Project Manager and Training Manager, to determine the right number and skill sets of the personnel to attend the individual classes.

b)  Supplemental Pre-Conversion On-Site Training - We would propose including in
    --------------------------------------------
the training package a provision for BMTC's internal pre-conversion training to be supplemented by up to ten (10) days of on-site training conducted by members of the CBS Training Institute. The actual content and scheduling of this training would be mutually agreed to by members of the BMTC project team the CBS Project Manager and the Training Manager.

C)  On-Going Release Training - FIserv CBS offers release training associated
    -------------------------
with the approximately two (2) system releases performed on an annual basis. We would propose including in this initial training package a provision which allows for BMTC personnel to attend the 1995 release training in Orlando. This provision would include allowing BMTC to attend up to twenty (20) student days of Orlando-based release training in 1995,

d)  Advanced Training - The CBS Training Institute periodically offers training
    -----------------
in advanced utilization of various Features of the CBS System. We would include in the proposed training package a provision for BMTC personnel to attend up to fifteen (15) student days of Orlando-based advanced training in 1995.



V.1

Flserv/CBS Proposal

for

Flserv/CBS Support

The Bryn Mawr Trust Company



The ""list" price for this proposed training package is $70,000. We would propose to offer this program to BMTC for the discounted price of $18,750 plus the reasonable travel and living expenses associated with FIserv personnel performing activity on-site at BMTC.

Given the importance of a having a fully trained and knowledgeable organization of the CBS capabilities, we would recommend establishing in 1996 art annual budget of $25,000 for on-going training tuition and associated travel expenses. This budget will allow appropriate Workshop Training for two releases per year, Specialty training, and Advanced training sessions.


Twenty Four Hour a Day, Seven Day a Week Help Desk Support
-------                 ----------  -----

Flserv/CBS provides technical software and hardware support seven days a week, 24 hours a day 7 days a week. CBS problem resolution is handled through the CBS help desk, a toll-free number available Monday through Friday, 8:30 a.m. - 5:30 p.m. EST. The CBS Help Desk uses operators to gather problem information and routes calls to the appropriate member of the Application Services Group. Critical problems are taken immediately by the Help Desk and handled accordingly; non-critical requests are called back in 2 hours.

Flserv/CBS's policy regarding nonconformity's is as follows:
Level One Priority - Any nonconformity that renders the CBS System inoperative.

Flserv will immediately allocate resources to resolve the problem. If the problem cannot be solved using Electronic Customer Support over the phone, Flserv will dispatch personnel to the BMTC site. All efforts will be made to resolve the problem within twenty-four (24) hours of BMTC having reported the problem.

Level Two Priority - Any nonconformity that has significant customer impact or affects existing regulatory compliance requirements. This includes problems involving calculations of interest, charges, fees, balances, etc and the accurate disclosure of this information on customer Statements and notices.

Flserv will make every attempt to resolve the problem within forty-eight (48) hours of the problem report. The resolution may involve development of a procedural change or delivery of site-specific code. If appropriate, a code solution will be developed and delivered to the entire customer base with the next point release.

Level Three Priority - Any nonconformity that has significant impact on the ability of the bank to perform its normal business functions and for which there is no simple procedural change available.

FIserv will make every attempt to resolve the problem within five (5) business days of the problem report The resolution may involve development of a new procedural change or delivery of site-specific code. If appropriate, a code solution will be developed and delivered to the entire customer base with the next point release.


V.2

Flserv/CBS Proposal

for
Flserv/CBS Support

The Bryn Mawr Trust Company


Level Four Priority - Any nonconformity that negatively impacts the ability of the bank to perform its normal business functions, but for which there is a relatively simple procedural change available.

Flserv will communicate the procedural change to BMTC within five (5) business days of the problem report. Any long-term code solution required will be developed and delivered with the next base release that is still open for development changes.

Level Five Priority - Any nonconformity that is of minor or cosmetic significance.

Flserv will track the existence of these problems and make every attempt to resolve them in the next appropriate CBS release.

Systems Engineering Support
---------------------------

In consideration for BMTC purchasing their IBM AS/400 computer system and peripherals from Flserv, Inc., FIserv/CBS will provide the following systems engineering services at no additional charge other than reasonable travel and living expenses associated with Flserv/CBS personnel performing work at BMTC's location.

1.   Project Scope and Definition
9 Requirements

o Schedule

o Ancillary Vendor Selection

* Resource Identification

II.  Physical Site Planning

o On-Site Analysis

9 Facility Synopsis

* Electrical Requirements

9 Air Conditioning Requirements

o Fire Protection

o Physical Security Analysis
o Equipment Layout

III.   Hardware Installation and Set-Up

Assist IBM and Customer in installation of all equipment
     Implementation of ECS link

IV.  System Software Installation
Initial System Software Load
Coordinated Release of applicable IBM updates and PTF's

V.   System Configuration and tuning

o Subsystem Configuration Consultation

o Local Device Configuration Consultation
     * Remote Device Configuration Consultation

V.3

Flserv/CBS Proposal

for
Flserv/CBS Support

The Bryn Mawr Trust Company


VI.  System Security and Profiles
o User Profile Analysis Consultation
o User Profile Log Consultation
* User Profile Set-Up Consultation
o System Security Set-Up Consultation

vii.   Backup and Recovery
Analysis of implementation of procedures
Programming of unique daily procedures

viii.   Disaster Recovery
o Hardware and facility analysis o Disaster test assistance


Custom Programming- Services
-------------------

BMTC will have a three tiered strategy to address custom programming requirements.

I .  BMTC Custom Programming.

BMTC will have access to the CBS source code. Therefore, if appropriate, BMTC's on-site programming staff can make any necessary program modifications. Retro-fit of these custom enhancements will be the responsibility of BMTC unless otherwise arranged through FIserv/CBS professional services support.

2 .  Flserv Custom Programming.

BMTC can have custom programming support provided by the Flserv Professional Service Department. Requests for Professional Services Programming Support are accepted and include items that have special interest or unique business requirements for BMTC. FIserv will respond to all requests with a quote that adheres to the Product Modification Methodology policy enclosed in section III of this proposal. The Professional Services Department daily rate for custom support is $750.00. Flserv Retrofit support for future CBS Base releases is available for each custom enhancement. The rate for the retro-fit support is a custom quote for each enhancement.

3 .  CBS User Group.

FIserv actively solicits enhancement requests from our user group. Annually this organization submits a list of requested improvements which have been prioritized by the entire user group.

We endeavor to resolve/enhance as may of
these items as we can during the next year's development activity. Our progress against this activity is reported annually to the user group at our fall meeting. BMTC can also participate in Client driven Cooperative Development opportunities that allow for direct involvement in the development of major new enhancements to the CBS system. Recent Cooperative development efforts included
                                                                        --------
Account Analysis and Corporate Cash Management.


V.4

Flserv/CBS Proposal

for
Flserv/CBS Support

The Bryn Mawr Trust Company




An Active User Group
--------------------

The CBS User Group is an independent group of CBS users that follows their own set of bylaws and elects a board of directors and officers. Holding quarterly meetings at locations voted on by the members, the CBS User Group has built independent committees in the areas of operations, compliance, and technical issues that serve to help other users as well as FIserv. The group publishes a quarterly newsletter to communicate meeting information and important tips. The President of the User Group, Robert Connors, can be reached at the address below.

Robert Connors
Senior Vice President
              Peoples Bank & Trust
               5840 West 74th Street
               Indianapolis, IN 46278-1756
              317/328-3601



V.5


Fiserv/CBS Proposal
for

The Bryn Mawr Trust Company

Financials



VI.                                    Financials

                                       One-Time    60-Month      Monthly  Total

APPLICATION SOFTWARE                   Fees        Amortization  Support
 Fees                                  Monthly

Comprehensive Banking System (source
 code
license), including:                     $325,000        $5,417   $3,000  $8,417

  CBS Common File Subsystem
  CBS Customer Information File Subsystem
  CBS Transaction Subsystem (DDA/SDA
     includes Commercial Account Analysis
     and Return Item Subsystems)
  CBS Universal Loan Subsystem
  CBS Financial Transaction Management
     Subsystem (includes CTR Reporting)
  CBS General Ledger Subsystem
  CBS FHLMC/FNMA Packaging
  CBS PS Teller System
  CBS ATM Card Management/Transaction Authorization
  & EPS Interface
  CBS Safe Deposit Box Subsystem
  CBS Account Reconciliation Subsystem
  Platform Interface
  Call Reporter Interface
  Sendero Interface
  Collections Interface
  MCIF Interface
  Intervoice Interface


Additional Applications:
--------------------------------------------

Credit Collection Accounting System (CCAS)    $ 35,000  $  583  $  250  $  833
Sendero: Level I, Data Solutions Module       $ 12,500  $  208  $  208  $  416
IPS Accounts Payable and Fixed Assets         $  6,550  $  109  $  160  $  269
GGPA POD CBS rebuild                          $  1,500   __$25     N/C  $   25

TOTAL APPLICATION SOFTWARE                    $380,550  $6,342  $3,618  $9,960


Vi.1

Fiserv/CBS Proposal
for
Financials

The Bryn Mawr Trust Company



                          HARDWARE    One-Time      60-Month    Monthly   Total
                              Fees  Amortization  Support Fees
                           Monthly

  IBM Advanced System 400
  Hardware and
  Operating Systems (Model 310:
   128MB
  Main Storage 9.2GB DASD)             $ 240,639        $4,011   $1,157   $5,168

IBM Advanced System 400 Hardware
 and
  Operating Systems (Model 200:
   32MB
  Main Storage 4.1GB DASD)             $  47,720        $  795   $   93   $  888

  TOTAL HARDWARE                       $ 288,359        $4,806   $1,250   $6,056

  Less: 15% Discount                    -$43,254

  NET TOTAL HARDWARE                   $ 245,105        $4,085   $  875*  $4,960

*ASSUMES A 30% DISCOUNT  FOR A FIVE YEAR EXTENDED MAINTENANCE CONTRACT



VI.2

Flserv/CBS Proposal

for
Financials

The Bryn Mawr Trust Company



SERVICES                           One-Time    60-Month      Monthly      Total
                                     Fees    Amortization  Support Fees  Monthly

CBS Project Management,
 Installation
and Conversion Services,
 including:                        $101,575        $1,693            $0   $1,693

  CBS Common File Subsystem
  CBS Customer Information File Subsystem
  CBS Transaction Subsystem (DDA/SDA
     includes Commercial Account Analysis
     and Return Item Subsystems)
  CBS Universal Loan Subsystem
  CBS Financial Transaction Management
     Subsystem (includes CTR Reporting)
  CBS General Ledger Subsystem
  CBS FHLMC/FNMA Packaging
  CBS PS Teller System

CBS ATM Card Management/Transaction Authorization
& EPS Interface
CBS Safe Deposit  Box Subsystem
CBS Account Reconciliation Subsystem
Platform Interface
Call Reporter Interface
Sendero Interface
Collections Interface
MCIF Interface
Intervoice Interface


Training Services (See T&E Services Package
 Detail in                                    $ 18,750  $   313  $    0  $   313
  Section V of this proposal)

Travel and Living (T&E) Expenses (Actual
 cost
  Guaranteed not to exceed amount)            $ 75,000  $ 1,250  $    0  $ 1,250

Disaster Recovery Service (IBM 310-2043 and
 3892)                                        $      0  $     0  $1,500  $ 1,500

Forms (Includes Notices/Stmts/Checks)         $      0  $     0  $1,250  $ 1,250

TOTAL SERVICES                                $195,325  $ 3,256  $2,750  $ 6,006

TOTAL SOFTWARE, HARD*ARE,
SERVICES                                      $820,980  $13,683  $7,243  $20,926




VI.3


THE FINANCIAL DATA SERVICES COMPANY

Addendum No. 5
to
Comprehensive Banking System
License and Service Agreement



                       Between Bryn Mawr Bank Corporation ("Client") and FIserv CIR, Inc. ("Company").



Purpose
-------

Client and Company wish to amend Agreement No. 3810145 with an Effective Date of
                                               -------
December 30, 1994 .  Notwithstanding anything in that Agreement to the contrary,
------------------
in the event of a conflict. between the terms of the Agreement and this Addendum, the provisions of this Addendum shall take precedence.


Corporate Guarantee
-------------------

Attached to this Addendum No. 5 is a FIserv, Inc. guarantee of the performance of FIserv CIR, Inc.



For and on behalf of Client   By:
                              Name:        Samuel C. Wasson, Jr.
                              Title:       Secretary

For and on behalf of Company  By:

Name:                         Raju M. Shivdasani
                              ------------------
Title:       President, CBS Division
                                                        Flserv

THIS GUARANTY is given this 31st day of December, 1994 by FISERV, Inc., a Delaware
Corporation having its principal offices at 255 FISERV Drive, Brookfield, WI 53045 (the
"Guarantor"), to BRYN MAWR BANK CORPORATION, having its principal office at 801 Lancaster Avenue, Bryn Mawr, PA 19010 (the "Client")

1. The Guarantor is the sole shareholder of Flserv CIR, Inc., a Delaware corporation ("Subsidiary") and is anxious to induce Client to enter into certain agreements with Subsidiary for the purchase or license of certain computer hardware and software and ongoing services related thereto. Client is willing to enter into such agreements only if the Guarantor guarantees the faithful performance of all terms thereof.

2. The Guarantor hereby guarantees the prompt and complete performance by Subsidiary of all the material covenants and conditions contained ha the ]License -and

     Service Agreement between Subsidiary and Client, and the payment of all damages, costs and expenses which by virtue of the foregoing agreements might become recoverable by Client from Subsidiary.

3. This Guaranty shall continue until all the terms of the foregoing agreements, including all future extensions, amendments or additions
                 ---------
     thereto have been satisfactorily performed or otherwise discharged by Subsidiary; and the Guarantor shall not be released of its obligations hereunder so long as any claim of Client against Subsidiary arising out of or related to die foregoing agreements is not settled or discharged in full.

4. Client and Subsidiary may enter into any alterations or modifications of the foregoing agreements without effecting the validity or enforceability of this Guaranty and no prior notice need be given to Guarantor.

5. This Guaranty shall inure to the benefit of Client, its successors and assigns, and shall be binding upon the Guarantor and its successors.

6. This Guaranty shall be subject to the laws of Bankruptcy or insolvency as applied solely to Guarantor and to general principals of equity as applied to Guarantor and its subsidiary.

'7.   This Guaranty shall be governed by the substantive law of Pennsylvania.

     8. Guarantor hereby consents to the exclusive jurisdiction of any state or federal court located within Pennsylvania, and irrevocably agrees that, subject to the Client's election, all actions or proceedings relating to this Guaranty or the transactions contemplated hereunder shall be litigated in such courts, and Guarantor waives any objection that it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and
---------
waives personal service of any and all process upon it, and consents that all such service of process be made by mail or messenger directed to it at the address set forth herein, and that service so made shall be deemed to be completed upon the earlier of actual receipt or three (3) days after the same shall have been posted to the address of Guarantor set forth herein. Nothing contained in this Guaranty shall affect the right of the Client to serve legal process in any other manner permitted by law or affect the right of the Client to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdiction.

IN WITNESS WHEREOF, the Guarantor has duly executed this

Corporate Seal

                                    B s (Title)


Secretary        I/

                                         THE FINANCIAL DATA SERVICES COMPANY



Addendum No. 6
to
Comprehensive Banking System
License and Service Agreement



Between Bryn Mawr Bank Corporation ("Client") and FIserv CIR, Inc. ("Company").



Client and Company wish to amend Agreement No. 3810145 with an Effective Date of
                                               -------
December 30, 1994 .  Notwithstanding anything in this Addendum to the contrary,
------------------
in the event of a conflict between the terms of the Agreement and this Addendum, the provisions of the Agreement shall take precedence.


Confidentiality Agreement
-------------------------

Attached to this Addendum No. 6 is an executed copy of the Non-Disclosure Agreement entered into between the Company and Client an November 29, 1994.
                  ----



For and on behalf of Client
                              By:
                              Name:              Samuel C. Wasson, Jr.

                              Title:             Secretary

For and on behalf of Company  By:

Name:       Raju M. Shivdasani
            ------------------
Tide:                                       President, CBS Division
                                            ---------------
                                              THE FINANCIAL DATA SERVICES
COMPANY



Confidentiality Agreement
-------------------------


This Agreement made this 29th day of November, 1994, by and between The Bryn Mawr Trust Company ("Client") with an office at 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010 and FIserv CIR, Inc., a corporation with an office at 2601 Technology Drive, Orlando, Florida 32804-8068 ("Company").


WITNESSETH:
-----------


          WHEREAS, Client and Company are discussing potential mutual business opportunities pursuant to which the Company or an affiliate of the Comapny will license a software system to Client or perform other services for the Client, and

          WHEREAS, Client and Company desire to freely exchange confidential information subject to the terms and provisions of this Agreement, and

          WHEREAS, to facilitate the discussions concerning the services contemplated, it is appropriate that the Company and Client exchange confidential information about their respective business and it is appropriate that they execute and deliver this Confidentiality Agreement (the "Agreement").

          NOW, THEREFORE, INTENDING TO BE LEGALLY BOUND, and for other good and valid consideration the receipt of which is hereby acknowledged, Client and Company agree as follows:

          1.   Covenant to Disclose Confidential Data only to Permitted Persons.
               -----------------------------------------------------------------
Client and Company hereby mutually agree and covenant that they will disclose all the information, records, files, memoranda, reports, drawings, plans, sketches, documents and other data (collectively the "Confidential Data"), which they receive from the other party to duly authorized employees, agents or representatives of the other party who have an appropriate business reason. to know this information("Permitted Persons") and that the Confidential Data shall be used only for the purpose of discussions with respect to the services contemplated by the parties.

          2.   Confidential Data to Remain Property of the Paa Whom it B n s.
               ------------------   -------         -------    -----   --
All Confidential Data, which one party gives to the other, will remain the property of the party providing the Confidential Data and shall be used by the party to whom it is given only pursuant to the terms of this Agreement. Unless and until the Confidential Data is (i) in or becomes part of the public domain, other than by disclosure by the parties hereto in violation of this Agreement;
(ii) demonstrably known to the parties hereto previously; (iii) independently developed by the parties hereto outside of this Agreement; or (iv) rightfully obtained by the parties hereto from third parties, the parties hereto shall use the same degree of care in its handling of the Confidential Data as it uses with regard to its own proprietary information in order to prevent the disclosure, use or publication of the Confidential Data, and the parties hereto will not use the Confidential Data for their own corporate purposes or otherwise except in accordance with the terms of this Agreement.

3.  Review of this Agreement with Emgloyees, Agents and
    ---------------------------------------------------
Representatives. Each party hereto agrees to review this Agreement with each of
-----------------
its Permitted Persons and obtain their consent to its provisions.

          4.   Return of Confidential Data. At the conclusion of the discussions
               -----------------------------
with respect ba the Service Agreement, each party hereto agrees to promptly
                    -------
return to the other party all the Confidential Data they have obtained from one another and all the related documents, copies thereof and notes which have been made concerning the Confidential Data.

          5.   Termination of this Agreement Anything herein to the contrary,
               ------------------------------
notwithstanding, each party may upon not less than two (2) days prior written notice in its sole discretion terminate this Agreement. Upon termination of this Agreement, each party hereto hereby agrees to immediately return to the
                                                   -----------
other party the Confidential Data delivered to it and the related documents, copies thereof and notes which it has made concerning the Confidential Data.

          6.   Equitable and Legal Remedies. Each party hereto hereby
               ------------------------------
acknowledges that
immediate and irreparable damage and harm will result to them if the other party breaches any of the terms and conditions hereof.
Accordingly, each party hereby consents to: (i.) the entry by any, court of equity of one or more preliminary injunctions against it to restrain it from any breach of this Agreement and to require the breaching party to provide art accounting of all profits arising from any breach of this Agreement and such injunctions or accountings are in. addition to any other remedies or claims for money damages or other legal or equitable relief which either party may have against the other for a breach of this Agreement.



2

          7.   Notices.  All notices required or permitted to be given hereunder
               -------
to Client or Company shall be delivered by first class mail or by telefax to the address of Client and/or Company stated in the first paragraph of this Agreement and confirmed within three (3) days after receipt of the telefax or first class mail. Each party hereto agrees to immediately no@ the other party ff any of its agents, employees or representatives receive legal process requesting that they provide any Confidential Data, information or documents concerning the other party or its clients or testify concerning any aspects thereof.

          8.  Non-Waiver. The waiver of any breach of any provision of this
              -----------
Agreement shall not operate or be construed as a waiver of any subsequent breach.

          9.   Consent to jurisdiction. The parties hereto hereby consent to the
               -------------------------
exclusive jurisdiction of the Common Pleas Court of Pennsylvania and federal court located in the Eastern District in the Commonwealth of Pennsylvania and waive personal service of any and all process and consent that all such service of process be made by registered mail directed to such party at the address referred to in the first paragraph of this Agreement. The parties hereto waive any objection to jurisdiction and venue of any action instituted hereunder, agree not to attempt to transfer any action instituted hereunder, agree not to assert any defense based on lack of jurisdiction or venue, and consent to the granting of such legal or equitable relief as is deemed appropriate by the court. Nothing contained herein shall affect the right of either party hereto to serve legal process in any other manner permitted by law or affect the right of either party to bring any action or proceeding against it or its property in the courts of any other jurisdiction.

          10.   Assignment of Agreement   This  agreement may not be assigned or
                ----------------------
otherwise transferred without the prior written consent of the party which is
                      --------
not seeking to assign
the agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective assigns.

          11.   Severability and Applicable Law. If any part of this Agreement
                ---------------------------------
shall be held to be void or unenforceable, such part or parts shall be treated as severable from the rest of this agreement and the remaining parts of this
Agreement shall remain in  full force and effect.   The invalidity or
unenforceability of any, provision hereof shall hi no way affect the validity or
enforceability of any other provision.   This Agreement shall be construed in
accordance with the laws of the Commonwealth of Pennsylvania.

          12.   No Third Party Beneficiaries. This Agreement does not create and
                ------------------------------
shall not be construed to create any rights enforceable by any person not a party to this Agreement.



3

          13.   Captions. Paragraph titles or captions contained in this
                ----------
Agreement have been inserted only as a matter of convenience and for ease of reference and do not define, limit, extend, modify or describe the scope of this Agreement or the provisions hereof and shall be given no effect in the construction or interpretation of this Agreement

          14.   Counterparts. This Agreement may be executed in any number of
                --------------
counterparts, each of which shall be deemed to be an original but all of which
                                                     ---------
together shall constitute but one and the same instrument

          15.   Integration. This Agreement embodies the entire understanding
                -------------
between the parties hereto and supersedes any other prior or contemporaneous, oral or written, representation or agreement by the parties hereto, with respect to the matters which are the subject of this Agreement, and no change, alteration or modification hereof may be made except in writing signed by the parties hereto.

                                              IN WITNESS WHEREOF, the parties
hereto have executed this Agreement on the date first above written.

For and on behalf of Client  BY:

Name:                        Samuel C. Wasson, Jr. Title:  Secretary
Date:                        December 21, 1994
                             ----------------------------

For an on behalf of Company  By:
                             Name:                         Robin H. Smith
                             Title:                        Senior Vice President
                             Date:                         November 29,1994
                                       v
THE FINANCIAL DATA SERVICES COMPANY


Addendum No. 7
to
Comprehensive Banking System
License and Service Agreement

Between Bryn Mawr Bank Corporation ("Client") and FIserv CIR, Inc. ("Company"). Purpose
-------
Client and Company wish to amend Agreement No. with an Effective Date of

December 30, 1994. Notwithstanding anything in this Addendum to the contrary, in
-------------------
the event of a conflict between the terms of die Agreement and this Addendum, the provisions of the Agreement shall take precedence.

Correspondence@n
-------------------------------------------------------

Attached to this Addendum No. 7 is the following
 correspondence between the
 Company and the ("Bent
August 16, 1994
                       November                          23,  1994
                       November                          29,  1994
                       December                           2,  1994  (3 letters)
                       December                           5,  1994
                       December                           9,  1994
                       December                          14,  1994
                       December                          15,  1994
                       December                          19,  1994  (2 letters)




For and on behalf of Client       By:

                                       Name:

Title:

For and on behalf of Company  By:

Name:, Raju M. Shivdasani
       ------------------

Title:                        President, CBS Division
                              ---------------

The Bryn Mawr Trust Company

BRYN MAWR.  PENNSYLVANIA 19010-3396 (215) 525-1700


August 16, 1994



Mr. David E. Ulrich
Senior Sales Executive
Fiserv - CBS Division
2601 Technology Drive
Orlando, FL 32804

Dear Dave:

          Attached fir your review and research is a comprehensive list of the Bryn Mawr Trust Company CBS software development and enhancement issues. We have eliminated the nonessential items and have narrowed our list to 23 very important issues. I am available, as is the rest of our project team, to discuss these with you in greater detail.


Loan Issues
-----------

1.  LOC Rate Change Backdating

With creditlines we must be able to back date prime rate changes to the beginning of the current cycle.

2.  Payment Factors for Credit Lines

With creditlines we must be able to use "payment factors" when calculating a monthly- loan payment. The payment factor is used on our personal lines of credit and on older Home Equity lines of credit.

3.  Paid Loan Accounting

When a final loan payment is received and the account is overpaid the CBS system dumps that payment into a suspense account. We must have the ability to credit the overpayment to the paid off loan, report on it, and allow for an overpayment adjustment to the loan as the overpayment is refunded to the customer.

4.     Additional Payment Processing Parameters



when you want a banker, not just a bank
                --------

Mr. David E. Ulrich

August 16, 1994
Page 2

While CBS presently has one payment processing parameter, our 5 systems currently have different payment priorities. They are as follows:

IL- late charge, interest, principal
ML- late charge, interest, escrow, principal
LC- billed interest, billed principal, late charges, unscheduled principal, unscheduled interest
CL- billed interest, billed principal (any payments not equal to billed amount applied manually)
CLCS- interest-only bills, payment priorities not important

CBS has the capability to have payments applied in only one way across the loan system. This is interest, principal, escrow, with late fees being optional. Any accounts which do not fall under this prioritization will be forced to reject. The capability to choose a payment priority by product decreases our rejected payments, and eliminates time spent by employees to correct them.

The Composite Payment Processing that Janice Page introduced to us in June would give us the ability to set up the payment priority by product, which would greatly reduce our need to have payments reject if they do not follow the available prioritization. We also discussed options for Partial Payments, Short but Delinquent payments, and for Excess Payments. This new capability was supposed to have been added with the 94.01 release. Is this true?

Still missing from CBS is an Unapplied Payment Bucket, as CBS may refer to it, for Mortgage Loans. This is used as a holding bucket at the account level until a full payment has been received for these loans and is a feature of vital importance to BMT, as well as any of your present customers involved with the secondary market: partial payments are not acceptable.

5.  Fastcloser Interface

The current residential mortgage loan front-end system must be fully interfaced to CBS. This means, that information is uploaded from Fastcloser into the CBS system completely, and that no maintenance is required at the CBS level to complete a new account process.

6.  HMDA Software Interface

There must be an interface to the HMDA software provided by the FDIC.

I)avid 11 Ulrich
August 16, 1994
Page 3

7.  Collateral Repricing

We must have automated daily stock repricing. How will this be accomplished on the CBS software? What vendors do other banks currently use? Is the repricing accomplished by tape feed or on a dial up basis?

8.  Credit Line Limitations

CBS currently has nine (9) creditlines available to each customer. You indicated that this enhancement would be available in a future update. We must have the ability to more than nine (9) creditlines.

9.  Non-accrual and Charge-off Accounting

We must have the ability to automate shadow accounting for non-accrual/charged-off loans. Such a process would allow us to maintain the customer records according to the way that the customer would see and interpret their loan account while at the same time enabling us to maintain the internal reporting that is necessary on the general ledger system.

11  Construction loans (Commitments within Commitments)

On our construction loan system, CLCS, our loans are set up as follows: There is a Gross Commitment set up for each account. Contained within that commitment
                       --
are Unit Numbers, each with their own sub-commitment and Description of the purpose or usage for the funds. At each Unit level, the system keeps track of the Committed amount, the funds disbursed, funds available, and funds repaid. The sub-commitments at the unit level all total to the gross commitment, and the funds disbursed at each unit will not exceed the sub-commitment. Copies of our Unit Description Report are attached for your review.

Our construction customers are billed for interest only each month, but at the account level, not at the unit level. This is an important feature because it saves time. A copy of a Test bill is attached.

Our construction customers are required to provide us with a voucher, or

Construction Advance Request, to request the disbursal of funds. The voucher includes the following information: the customer address, the property address, the description of the unit being disbursed, the available amount for that unit, and the amount of the request. A copy of this form is provided.

We must have the ability to provide for a commitment within a commitment for

Mr. David E. Ulrich
August 16, 1994
Page 4

our construction loans.. My understanding is that Jean Really has provided Janice with documentation concerning our requirements in this area.


11.  Dealer Draft for Early Payoff Refund

The loan system must be able to draft a dealers account automatically for the dealer reserve due back to the Bank if a loan associated with that dealer has paid off early.

Deposit Issues
-------

12.  Backroom Systems Software Interface

CBS must be able to interface with our backroom system software which is used for the returns and the proof of deposit corrections.

13.  Account Analysis Statement Regeneration

The account analysis system must be able to reproduce a single AA statement for a customer once corrections to the account analysis record have been made.

14.  Cash Management Product Line

The cash management offering in its present form is unacceptable. We have discussed this at length. Multi-bank reporting is required, along with Multi-bank cash concentration, multi-bank remote funding, touch-tone information delivery, and automated feeds for lockbox deposits with float assignment and controlled disbursement totals.


15.  Overdraft Processing

-a. In order to go the "extra mile" for our customers who have a clean track record, we require the ability to hold over or suspend an item until the following day before making an overdraft versus return decision.

b. The CBS system must provide tiered pricing for overdrafts. Miscellaneous fee income must interface directly with the general ledger.

16.  Stop Payments

Mr. David E. Ulrich
August 16, 1994
Page 5

We require a more precise stop payment listing on the teller system. When a stop payment is indicated to a teller and the teller inquires on stop payments they receive a list of every stop payment on the system requiring time to look though sometimes lengthy lists to ascertain whether or not the check in front of the teller is good. We want the system to be able to list only checks in the amount of the check in question or the ability to search for a particular check number.

17.  Currency Transaction Reporting

We require a system that will aggregate transactions, gather data, and produce online CTR's which can be sent to the IRS in the form of a magnetic tape. If the system Fiserve is working on is not completed within the time frame of our conversion, we will have to purchase a system from a third party such as Achley and have Fiserve build an interface.

18.  Bank Card Limits

We require the ability to set a different daily bank card withdraw limit at the individual card level.

19.  Safe Deposit Box Numbers

We would prefer to have safe deposit box numbers appear on the system in an alpha-numeric format. If this is not possible because of the set up of the CBS CIF system, we need clarification on how to foot the system into printing alpha-numeric box numbers on everything going to the customer. We must be certain that we can distinguish between duplicate and sometimes triplicate numbering in the Bryn Mawr main office vaults.

20.  Bill Paying

In order to proceed with our current plans to offer telephone bill paying by @ear end of this year, we must know: 1. Which vendor is Fiserve currently working with to develop a bill paying system? What is the time table for the system coming on line? What features will the system provide? Will the system interface directly with our Intervoice system? What is Fiserve's capability to support other third party bill paying vendors? And, if this is possible, who do you currently support?

21.  Telephone Banking

In order to continue the current level of service to our customers, we require the capability to: .

Mr. David E. Ulrich
August 16, 1994
Page 6

a.        Future date transfers between accounts
b.        Give a perdiem figure on loan pay offs
c.        Provide transaction history over a period of time-not just for a specific date
d. Continue the ability to use the Intervoice "whisper" feature
CIF
---
22.  Duplicate Social Security Numbers

CBS must provide a means to double check social security number data entry to avoid possible duplication and errors. The Bank would accept a suspect report that would indicate potential errors and/or duplications within the system. The Bank has worked very diligently at cleaning up its 1099 and 1098 reporting, and is reluctant to see an increase in problems associated with tax reporting.

23  W-8's

FiServe must be able to automatically produce W-8's.

Overall  Concerns
-------  --------

24.  Member Banker Identifier

The CBS system must be able to prominently display customer level coding on all inquiry screens which would be considered initial points of entry into the CBS system at the platform, teller window, telephone banking center, or loan areas.

Please incorporate these enhancements into your proposal for The Bryn Mawr Trust Company. As always, I'm available to answer any questions.

Sincerely,



Thomas M. Petro
Senior Vice President

ATTACHMENTS

cc:  Dataprocessing Evaluation Team Rich Fuchs
Don Krieble
Bob Ricciardi
Sam Wasson


                                                                                                  The Bryn      DATE =
                                                                                                  Mawr Trust    08/08/94
                                                                                                  Company                  1
                                                                                                  PAGE
UNIT DESCRIPTION REPORT
 WITH BALANCES
UNIT        DESCRIPTION      COMMITTED      DISBURSED
    REPAID                   UNIT BALANCE   AVAILABLE
-----------------------------------------
- --         103100   ACQUISITION              1,100,000.00  1,100,000.00  1,019,000.00  81,000.00
103101                   CONSTRUCTION,           LOT            50  120,000.00    120,000.00    120,000.00          0.00       0.00

103102                   CONSTRUCTION,           LOT            51  150,000.00    150,000.00    150,000.00          0.00       0.00
103103                   CONSTRUCTION,           LOT            52  120,000.00    120,000.00    120,000.00          0.00       0.00
103104                   CONSTRUCTION,           LOT            48  150,000.00    150,000.00    150,000.00          0.00       0.00
103105                   CONSTRUCTION,           LOT            43  150,000.00    150,000.00    150,000.00          0.00       0.00
103106                   CONSTRUCTION,           LOT            46  135,000.00    135,000.00    135,000.00          0.00       0.00
888888                                      SUSPENSE                 75,000.00          0.00          0.00          0.00  75,000.00
                                                   FUNDS

CLCS    8010000553 ALCOY
 BUILDERS, INC.
LOAN TOTALS:
PROPERTY ADDRESS:                           2,000,000.00  1,925,000.00
1,844,000.00                                   81,000.00     75,000.00
6 LOTS VON STEUBEN

EAST GOSHEN TWP
CHESTER COUNTY , PA
................................................................................
...... ..................................

    105300                            CONSTRUCTION FUNDS    142,000.00        0.00        0.00       0.00   142,000.00
    105301                            CONSTRUCTION LOT #8   133,200.00  133,200.00  133,200.00       0.00         0.00
    105302                            CONSTRUCTION LOT #47  148,000.00  133,200.00  133,200.00       0.00    14,800.00
    105303                            CONSTRUCTION LOT #42  154,000.00   33,880.00        0.00  33,880.00  -120,120.00
    888888                            SUSPENSE FUNDS         14,800.00        0.00        0.00       0.00    14,800.00
    CLCS                              8010000968 ALCOY BUILDERS, INC.



LOAN TOTALS:                                                         -
PROPERTY ADDRESS:                                           592,000.00  300,280.00  266,400.00  33,880.00   291,720.00
            WENTHWORTH SUBDIVISION

            BOOT RD & PAOLI PIKE
            E.GOSHEN TWP. , PA

................................................................................
...... ..................................

    207400           ACQUISITION & COSTS        445,000.00  445,000.00  235,840.00  209,160.00     0.00
    207401           CONSTRUCTION LOT# 1        296,029.00  296,029.00  296,029.00        0.00     0.00
    207402           CONSTRUCTION LOT# 2        297,476.00  297,476.00  297,476.00        0.00     0.00
    207403           IMPROVEMENTS                45,000.00   45,000.00        0.00   45,000.00     0.00
                     SUSPENSE FUNDS               1,447.00        0.00        0.00        0.00  1,"7.00
    999999           INTEREST RESERVE            46,000.00   46,000.00        0.00   46,000.00     0.00
    CLCS             8040000459 DAWN DEVELOPMENT CO., INC.

LOAN TOTALS:

PROPERTY ADDRESS:             1,130,952.00    1,129,505.00
 829,345.00                     300,160.00        1,447.00

UPPER PINE CREEK RD.

WEST PIKELAND TWP

CHESTER COUNTY , PA
................................................................................
...... ..................................

    265000  ACQUISITION         248,600.00  248,560.00  248,560.00        0.00      40.00
    265001  GEN SOFTS COSTS      51,000.00   25,906.33   25,906.33        0.00  25,093.67
    265002  LETTER OF CREDIT    245,000.00  164,461.94   71,573.67   92,888.27  80,538.06
    265003  WATER & ELECTRIC     97,000.00   83,522.16   49,440.00   34,082.16  13,477.84
    999999  INTEREST RESERVE    100,000.00  100,000.00        0.00  100,000.00       0.00

Page 001

Note:  CONSTRUCTION LOAN DEPT. ***DUE DATE 08/15/94***



                                            Statement for period ending
RITTLOFT CORP T/A                                        08/14/94
BASIC EQUIPMENT CO.
20 WEST GERMANTOWN PIKE
NORRISTOWN, PA 19401                           Please Remit:   *5,432.46

CLCS 118001527

---------       CURRENT  -------      Loan     118001527  Borrower's Funds0ance
                                                                                                  BALANCES             number
                                                                                                                            :
Loan amount :    0100,000.00                                           Interest Reserve                                    0.00
                                                                                   balance
Billing rate:    4.0000%                                               Total Principal                                     0.00
                             FIXED                                                 undisbursed:
Rate/Spread :         4.0000%                                          Total Principal                               100,000.00
                                                                                   disbursed :
to charge :      <None>                                                Total Interest paid                             1,937.16
                                                                                   Y-T-D :

PERIOD   ------------------------------Starting P0alan------  CURRENT   CHARGES  --------Loan Funds drsterest  owed  :  $932.46
                                 SUMMARY

Principal repaid             1,500.00  Late         :                          0.00
                                                                                               Charges
                                                                                               owed
Ending Principal balance                0910000.00  Principal    :                      4,500.00
                                                                                               owed
                                              Fees owed    :                          0100
Borrower's Funds disbursed:                     0.00  Impounds     :                          0.00
                                                                                               owed
Interest payments mad*                          314.96                               ---------------
Late charge payments made                       0.00  STATEMENT AMOUNT       :           *5,432.45
Fee payments made                                                                        0.00

DETAIL OF   ----------                 -------- INTEREST  DETAIL      -------   -------  -HARGE DETAIL
                                                                                   CURRENT
                                                                                   CHARGES
Estimated             :                                                         139.62  Outstanding                             0.00

Adjusted              :                                                          -1.46  Current                                 0.00

                                                                                               period due:

Delinquent            :                                                         309.80    --------  PRINCIPAL               --------

                                                                                                              DETAIL
Other adjustments                                                           :                314.96  Past due               3,000.00


Current period dust-                                                                   307.70      Current  1,500.00
                                                                                               period due:
----------------------------------------------------------------------------------------------------------------

Page 002





RITTLOFT CORP T/A
BASIC EQUIPMENT CO.
20 WEST GERMANTOWN PIKE
NORRISTOWN, PA 19401

CLCS 118001527




TRANSACTION DETAIL --                    Trn            Voucher Check     Transaction  applied to  Principal
Eff Date Cod @Description          Number N@ Number                        Principal    interest    Balance

 Initial Billing Rate              4. NM             B*Beginning Balance               92,5@&U
07/06/94 316 PAID 05/15/94 BILL    N/A                            314.96       -314.6  9, SOL 00
07/06/94 308 PAID 05115/94 BILL    N/A                          1,500.00    -1,500.00      91,000
Ending Balance                                                                             91,000

The Bryn Mawr Trust Company

801 LANCASTER AVENUE
BRYN MAWR, PENNSYLVANIA 19010-3396 (215) 525-1700
CONSTRUCTION ADVANCE REQUEST



L & G ENTERPRISES Inc Expiration Date: 12/03/1991
22 MAIN AVE
BERWYN, PA 19312 Account Number: 8120000543
(434905) 1791


Posting Date: 12/30/91

Property: YEAGER RD
LETTER OF CREDIT #565
UPPER PROVIDENCE TWP
MONTGOMERY CNTY, PA

General Contractor/Builder: L & G ENTERPRISES INC


Available Balance: $49,241.56    Percent Disbursed 79%

Amount of Request:        70
                          --

Stage Number:

Please Deposit into Checking Account Number: -OR-Pay to the Order of:


I/We hereby approve the payment of the above amount in accordance with the terms and conditions of the Loan Agreement between The Bryn Mawr Trust Company and the Borrower(s). It is understood that fund* will be disbursed only if this request is complete and accurate.


Borrower:                                          Date:  1/29/92


Borrower:-@--@                                      ate:


General Contractor/Builder:                        Date:



NOTE: Vouchers must be in $he Construction Mortgage Department by Wednesday noon to be processed for payment by Friday of the following week.

Inspector:                                       Date:__l
                                                 l@13,


                                                 Officer:-          @AA A &/'i
Date:


TheBrynMawrTrustCompany
BRYN MAWR, PENNSYLVANIA 19010-3396 (610) 525-1700



November 23, 1994

Robin H. Smith
Senior Vice President
Fiserv CBS Division
2601 Technology Drive
Orlando, FL 32804


Dear Robin:

I'm writing to recap the discussion we had today and subsequent discussions with my team in order to close the following issues concerning our agreement. Please review these with Dave Ulrich and advise me immediately in writing if they are unacceptable to you. As we discussed, I need to close this issue with our Board at the December 15 meeting. This means that an agreement must be included with the materials we send to the Board in due course on December 9, 1994.

I am seeking by this letter to address each of our issues so that we can reach agreement as soon as possible and devote all of our efforts to obtain a prompt,and smooth conversion to your system.

RESOLVED ISSUES
---------------

Conversion Date

With respect to the conversion date we are severely disappointed that an October 7, 1995 conversion date is unworkable for you from a resource perspective. You can certainly appreciate how a later conversion date increases the Bank's total cost of this transaction. Even more important, as you know, the earlier conversion date is key to us because of business requirements of the Bank and our desire to have the system running and debugged by November 30, 1995. We still very much desire to convert no later than October 7, 1995.

We recognize the economic commitment evidenced in Frank Martire's letter of November 1, 1994 to address the expense to the Bank which is incurred by reason of the Bank leaving the Fiserv Fusion system and terminating the DATACENTER PROCESSING AGREEMENT. In return for your unconditional commitment to convert the Bank to the, Fiserv CBS system on October 7, 1995, the Bank would be when you want Banker, not just a bank

Mr. Robin H. Smith
willing to agree to pay the Amount of the termination fee Fiserv CBS would have to pay to Fiserv Fusion from the actual conversion date through November 30, 1995.

Incorporation of Mr. Martire's Letter

Frank Martire's letter dated November 1, 1994 will be incorporated by reference into the Agreement.

Annual Cap on CPI Increases

Maintenance fees increases as defined in paragraph 4.11 will float with CPI as defined in the Agreement and will be capped at a maximum 8% per annum.

Cap on Maintenance Fee Increase after Initial Term

Maintenance Fee renewal costs will be capped at no more than an 8% increase over the then current maintenance fee.

Commonwealth of Pennsylvania State Compliance

CBS agrees to maintain compliance with Commonwealth of Pennsylvania state Regulations.

Performance Warranties

The performance warranties-on Addendum No, 1 to the Agreement will be expanded-as follows:

1. BMT commits to provide the minimum-configuration as specified by CBS, but at its sole election may add to the performance or sizing of the equipment so long as it conforms with the minimum requirements.

2.   End of day batch processing not to exceed Z hours for up
to   100,000 accounts.

3.   Average response time for remote devices will not exceed

2 seconds. Measurements will be taken by stopwatch from the time the enter key is depressed until the terminal begins its response. Measurements kill be taken no fewer than eight times per month on or near the following designated times on each measurement day: 10:30 a.m., 12:00 noon and 2:00 p.m.

4. In the event that the performance standards defined in the agreement are not met, Bryn Mawr Trust personnel will be obligated to follow the reasonable operational changes or processing schedule changes recommended by CBS personnel to achieve the performance standards. If CBS and the bank


Mr. Robin H. Smith
Page  3


concluded that the performance standards can only be met with a more powerful AS/400 computer configuration, CBS will provide the hardware and software upgrades to the bank at a discount of an additional 201 off of the CBS cost of acquiring the same.

Allowance for Unforeseen Conversion-Related Modifications

The 35 days of programming time is designated for modifications which may be uncovered during the conversion process and mutually agreed to by both CBS and the bank in writing and are expressly to be used for activities associated with moving Bryn Mawr Trust products, services and processing into the CBS system at conversion. Days remaining, after client acceptance testing and sign-off for both the Conversion and Exhibit B modifications are released by BMT and cease to be a r . responsibility of CBS.

Modifications: Deletion and Re-Classification

The Modification identified on Exhibit A to Schedule 3 as number 6, Overdraft Processing - "Holdover", will be removed from the Agreement and the Total Fees for Exhibit A will be reduced accordingly by $21,000 which will be applied in equal increments to the fee payment schedule as indicated below.

The Modification identified on Exhibit B to Schedule 3 as number 5, Safe Deposit Box Numbers will be added to Exhibit A to Schedule 3 and the Total fees for-Exhibit A will be increased accordingly by $6,000 which will be applied in equal increments to the fee payment schedule as indicated below and the Total fees for Exhibit B will be reduced by $6,000.

The revised fee payment schedule for Exhibit A items will be as follows:

     Upon Contract Execution                  $29,500
     Upon Completion and Client Acceptance
       of System Detailed Specifications      $29,500
     Upon Client Acceptance of Conversion     $29,500

Timing of AS/400 Equipment Purchase

The AS/400 equipment will be acquired at a date later in 1995 but within timeframes that allow for timely installation and testing. we've done this with expectation that IBM prices will fall. The Agreement should reflect this understanding.

Mr. Robin H. Smith
Page 4



Incorporation of Vendor Questionnaire

The CBS Response to the bank's Vendor Questionnaire will be incorporated to the Agreement as Addendum No. 2.

Incorporation of CBS Proposal

The CBS Proposal for The Bryn Mawr Trust Company dated September 7, 1994 will be incorporated to the Agreement as Addendum No. 3. Section 1.11 of the Agreement will be modified to indicate that Schedule 1 and Schedule 3 of the Agreement supersede and take precedence over any and all monetary values identified in
Section 6, Financials of the CBS Proposal in Addendum No. 3.



UNRESOLVED ISSUE


Effective Date for Commencement of Maintenance Fees

It is essential to note that to the extent that Fiserv CBS is unable to convert the Bank to it's system, for each month of such failure it costs the bank the difference between the $3,000 fee paid to Fiserv CBS and the $36,000 fee paid to Fiserv Fusion.

Further related to this issue is that our Agreement with Fiserv Fusion terminates on December 31, 1995 and you can understand that the Bank must obtain a written agreement from both Fiserv CBS and Fiserv Fusion that in the unlikely event that the conversion is delayed beyond December 31, 1995 that the Bank can continue to use Fiserv Fusion system for a $3,000 per month fee.

Additions to Definition of a Successful Conversion

Conversion of Client's data to the Software System shall be deemed to have been completed upon conclusion of the events identified on Schedule 4 of this Agreement as well as the following:

(i)   Acceptable as is presented

(ii)  Acceptable as is presented

(iii) Successful completion in a live production environment of seven (7) consecutive end-of-day batch processing runs and at least one (1) month-end batch processing run, one (1) successful mid-month Freddie Mac Investor Reporting cycle and one (1) successful month-end dealer-reserve accounting

Mr. Robin H. Smith
Page 5


period.

(iv) Successful mapping of client products to the CBS system from the Fiserv Fusion systems, CLCS Construction Loan system, and Bryn Mawr Trust
     Safe Deposit Box system.

(v)  Successful interface of the following sub-systems with the CBS system:

a.        Culverin Platform Automation System
b.        CCAS Credit Collection Accounting System
c.        MAC ATM processing
d.        Fiserv Distributed Processing Group Automated Return System
e.        Fiserv Distributed Processing Group Proof and
Correction System
f.        Intervoice Telephone Banker VRU
g.        Level 3 Audit software
h.        IPS Accounts Payable software
i.        IPS Investment Accounting software
j.          IPS Fixed Asset Accounting software
k.        Customer Insights MCIF file preparation
1.        Credit Bureau acceptance of tapes produced by the CBS system
m.        GG Pulley POD interface
n.        CBS Cash Management system

(vi) Client Acceptance and Conversion Sign-off, which will not be unreasonably withheld in light of the fore mentioned criteria being met.

Day Two Items

I would like to confirm that the Day Two items listed on Exhibit B to Schedule 3 as amended by this letter will be paid for by the Bank fifty percent (50%) on the date that the Bank signs off on all of Exhibit B Business Requirements and the remaining fifty percent (50%) on the day that installation and acceptance has occurred with respect to the Day Two items and in no event are any of the Day Two items to be delivered later than March 31, 1996.

Additional License Fees

The Bank has agreed to accept your list price for Additional License Fees and associated incremental Maintenance Fees even though such fees were not disclosed by CBS during the Bank's evaluation process. However, we amend the increments and fee schedule as follows:

Mr. Robin H. Smith
Page  6


An incremental license fee will be paid after the 100,000 account threshold is reached of $25,000 for each 25,000 accounts up to a total of 175,000 accounts, and $75,000 for each 75,000 accounts thereafter to a maximum of $1,225,000 after which no additional license fee would be due. An incremental monthly maintenance fee,will be paid after the 100,000 account threshold is reached of $375 for each 25,000 accounts up to a total of 175,000 accounts, and $1,125 will be paid for each 75,000 accounts processed thereafter to a total of 1,000,000 accounts above which no-additional incremental license fees would be due.


Our internally generated account growth has remained under 5,000 accounts per year for the past five years and therefore will not result in frequent accounting function effort on the part of CBS to monitor the Bank's account volumes and revise billing accordingly.

Cash Management Products

This letter will serve as a confirmation of my understanding that the Fiserv CBS Cash Management subsystem will be added to the Agreement and that the $100,000 credit due the Bank will be reduced by the discounted value from list price of that subsystem which is $50,000. CBS and the Bank will agree to work together to overcome the issues of multi@bank reporting, data exchange and same day lockbox reporting through the PC.

Confidentiality Agreement

I have not heard back from you concerning the Confidentiality Agreement that was sent to you by Larry McAlee on November 7, 1994. I presume that it is acceptable to you and that you will execute it promptly.

As evidence of our good faith the Bank will agree to use the remaining $50,000 credit due it from CBS at the Bank's option to buy services or software from CBS at some time in the future.

Recognizing that you will need time to respond to the items outlined above and that you are still waiting to hear from us concerning language and Business Requirements, our team will meet on Monday to discuss the language concerns we have related to the Agreement which are not identified herein. We will document these and forward them to you by overnight mail early next week. I expect to have either Business Requirement Sign-off's in hand, or written amendments defined with reasonable particularity by the end of next week. These will be overnight mailed to you under a separate cover.

Mr. Robin H. Smith

I look forward to your response to our understanding of the Resolved items and your reaction to-our proposed resolutions to the unresolved items.


Sincerely,



Thomas M. Petro
Senior Vice President


cc:  Larry McAlee, Esquire
Bill Mixon
Geoff Halberstadt
     Rick Crnovich
Dataprocessing Evaluation Team

THE FINANCIAL DATA SERVICES COMPANY



November 29, 1994


Mr. Thomas M. Petro
Senior Vice President
The Bryn Mawr Trust Company
801 Lancaster Avenue
Bryn Mawr, PA 190 1 0

Dear Tom

Thank you for your letter of November 23. We would like to take dais opportunity to document our response to the issues pursuant to the dialogue held earlier today.

Conversion Date
---------------

As we discussed, the issues surrounding setting a conversion date earlier than November 30, 1995 are 'tine' related versus financially related, i.e. given the scope of work, particularly with respect to modification activity, we do not have enough time to move the conversion date to early October 1995. We will agree, Once the Agreement has been executed, to sit down with you and your staff to perfect the project plan in such a manner as to ensure the conversion is completed on or before November 30, 1995.

Incorporation of Mr. Martire's Letter
-------------------------------

As we discussed, we will incorporate Frank Martire's letter by reference in the final Agreement. In addition this letter will be modified to ensure that in the unlikely event there was a delay in the conversion activities contemplated by our Agreement, and the delay required The Bryn Mawr Trust Company to continue being serviced on the Fusion product that The Bryn Mawr Trust Company would be allowed this right without penalty and under the same conditions as their existing agreement with Fusion.

Annual Cap on CPI Increases
---------------------------

We will agree to change the language in the final Agreements to reflect the
   ----
annual increases in the monthly software support files and will be limited to the lesser of the annual Consumer Price Index (CPI) change or 8%. This will be the policy followed for the initial five-year term of the software support agreement.



CBS Division
2601 Technology Drive, Orlando, Florida 32804-8068  407-299-5400
-----           ----------------        ----------

Corporate Headquarters: 255 FIserv Drive, Brookfield, Wisconsin 53045 o 414-879-5000
Mailing Address: PO.  Box 979, Brookfield, Wisconsin 53008-0979

  Mr. Thomas M. Petro
November 29, 1994
Page 2

Cap on Maintenance Fee Increase after Initial Term
--------------------------------------------------

As we discussed, we will agree to "Cap" the rate for the first one-year renewal of software Support, following the initial five-year term, at $5,000 per month. Subsequent one-year renewal would be at the then current rates for said
                                            -----
services.  We will incorporate

appropriate language to this effect in the final Agreements.
Commonwealth of Pennsylvania State Compliance
---------------------------------------------
As we discussed, we will agree U) incorporate language in the final Agreements
                    ----
which
binds us to provide support/maintenance services for state of Pennsylvania
                                        --------
regulatory requirements on the same basis as we do for federal regulatory requirements.

Performance Warranties
----------------------

We will accept all of the performance warranty provisions as outlined in your letter. The final Agreements will reflect this language.

Allowance for Unforeseen Conversion-Related Modifications
---------------------------------------------------------

We are in agreement with the purpose for the thirty-five programming days and will agree to incorporate similar language in the final Agreements.
                          -------

Modifications: Deletions and Re-Classification
----------------------------------------------

As we discussed, there can be no reduction in the fees associated with modification simply because the Overdraft Processing requirement has been removed. We will accept moving the Safe Deposit Box Numbers issue to "day one". This and the revised payment terms will be reflected in the final Agreements.

Timing of AS/400 Equipment Purchase
-----------------------------------

We have no problem with your intentions to defer the AS/400 purchase to a later date in
1995, however be advised that in the even our margins and/or discount scenarios with
IBM change -we may or may not be able to honor the 15% discount currently offered.

  Incorporation of Vendor Questionnaire
  --------------   --------------------

We will agree to incorporate this in the final Agreement by reference within the "warranty" provisions. In the interim we are reviewing this document to ensure its applicability to the transaction as it is currently negotiated, and if there is any provision with which we have a concern, we will notify you this week so we can resolve prior to finalizing the Agreements.

  Mr. Thomas M. Petro
November 29, 1994
Page 3

Incorporation of CBS Proposal
-----------------------------

Likewise we will incorporate the appropriate CBS Proposal as requested. Obviously, the financials of the final transaction will be documented in the final Agreement and supersede any of the proposal financials.

Effective Date for Commencement of Maintenance Fees
-----------------------------------------------

As we discussed, we find this request unacceptable. The extent with which we are willing to negotiate is to allow The Bryn Mawr Trust Company to continue processing and paying for the Fusion service under the same conditions and
           ---
without penalty until the conversion could be completed & CBS software maintenance fees would not begin until following conversion. This issue will be
                                                                         ----
covered in the Frank Martire letter referenced previously.

Additions to Definition of a Successful Conversion
--------------------------------------------------

We will accept the provisions as outlined, with the exception of the following in subparagraph (v):

g.   Level 3 Audit Software
h.   IPS Accounts Payable Software
i.   IPS Investment Accounting Software

j.   IPS fixed Asset Accounting Software
k.   Customer Insights MCIF File Preparation
m.   GG Pulley POD Interface

As we discussed, this is because each of these is outside of our control or scope of the project and rest solely on the bank or the third party vendor to fulfill. As such they should not be considered in our Agreement as to what constitutes a completed conversion. The final Agreements will reflect these changes.

DAY,r Two Items
----- ---------

As we discussed, we are only willing to firmly commit to the "day two" issues being delivered prior to December 31, 1996. We will, however, consider negotiating a staggered delivery schedule over this same period based upon your internal prioritization of these issues. Please advise as to the approach you would like to take against these issues. Once this is resolved, the final language and payment schedules will be documented in the final% Agreement.


  Mr. Thomas M. Petro
November 29, 1994
Page 4

Additional License Fees
-------------------

We will accept the provisions as outlined and make the appropriate changes in the final Agreement.

Cash Management Products
----------------

We will agree to incorporate the Cash Management product in the Agreement for an additional $75,000 license fee. The final Agreement will reflect this inclusion. Secondly, we will continue to agree to work with the bank towards a speedy resolution to the other cash management issues as discussed.

Confidentiality Agreement
-------------------------

We will agree to the Confidentiality Agreement presented. An executed copy of which is attached.

One-Time Financial Discounting
------------------------------

As we have continued to discuss, there is a need to resolve the $ 1 00,000 discount in onetime fees which you presented to the board in October. To this end, we will offer the following:

Waiver of Fusion De-Conversion Fees      $39,000
Cash Management Discount
20,000
Travel and Living Expenses Discount       25,000
Modification Discount                     16,000
                                         -------
TOTAL                                   $100,000

We trust this resolves the outstanding issues short of legal and the final business requirements review. We look forward to receiving these and finalizing our discussions this week.

Sincerely,

Senior Vice President

RS/sl 250
Enclosure

c:  Dave Uhich

The Bryn Mawr Trust Company
BRYN MAWR, PENNSYLVANIA 19010-3396 (610) 525-1700

December 2, 1994



Robin H. Smith

Senior Vice President
Fiserv CBS Division
2601 Technology Drive
Orlando, FL 32804

Re: Confirmation of Discussion and Business Requirement Letters

Dear Robin:

The purpose of this letter is to confirm our discussion this afternoon concerning my letter to you dated today re: Response to November 29, 1994 Letter
                                        --------------- -----------------------
and to send you the preliminary responses to the Day One Exhibit A to Schedule 3 Business Requirements.

Regulatory Assistance Center

to agree that the cost of the Regulatory Assistance Center software license and maintenance fee are not included in the CBS License and Maintenance fees on
Schedule 1 of the Agreement. We agree that you will add these to the Agreement and add a new License fee which will be the lesser of $18,000 or a lesser amount which CBS might be able to secure on behalf of the Bank which is the sum to be paid to the Regulatory Assistance Center for the license agreement for the use of their software; We also agree that the maintenance fees on Schedule 1 of the Agreement do not reflect the annual maintenance fee for the Regulatory Assistance Center software, but that a new maintenance fee which will be the lesser of $3,600 or a lesser amount which CBS might be able to secure on behalf of the Bank which is the sum to be paid to the Regulatory Assistance Center for an annual maintenance agreement for the use of their software.

Travel and Living Expense Discount

We agree that the reasonable travel and living expense associated with the conversion activity of the Agreement will be capped at $50,000, and that the Bank will not reimburse travel and living expenses incurred by CBS over this amount. By capping the travel and living expense at $50,000 rather than the estimated $75,000 CBS is deemed to have satisfied $25,000 of the $100,000 one time financial discount.

when you want a banker
                ------
, not just a bank



Mr. Robin H. Smith
Response to December 2 Discussion Page 2



Business Requirements

The Bank's responses to the Business Requirements are attached to this letter in "draft" form. We have agreed to treat these as drafts for the time being because of your travel schedule for the next few business days and because I have not yet reviewed what the Bank's team members have written.

The following memos are attached:

1. From: Nancy Gross         Regarding:    (i) Telephone Banking -Date Driven
                                                      Transactions

(ii) Telephone Banking Per Diem Figure on Payoff of Loan

(iii)                         Safe Deposit
                                   Box

(iv)                         Currency
                             Transaction
Reporting

2. From: Jeanne Really       Regarding:       Line       of        Credit   Rate
                                              Change     Backdating

3. From: Jeanne Really       Regarding:       Payment              Factors   for
                                              Credit     Lines

4. From: Jeanne Really       Regarding:       Unapplied Payments Bucket
5. From: Jeanne Really       Regarding:       Construction Loans
6. From: Joe Saraceno        Regarding:       Construction Loans

7. From: June Falcone        Regarding:       (i)        Backroom  Systems
Software Interface to RICS
 and APCS

(ii) overdraft Processing Holdover

(iii) Overdraft
Processing Tiered Pricing

(v) W-B's


       Mr. Robin H. Smith
Response to December 2 Discussion Page 3



I will review these over the weekend and discuss them with you if necessary. I await your comments to my earlier letter regarding language concerns, and very much look forward to wrapping up our deliberations in time for the December 9, 1994 mailing to the Bank's Board of Directors.

Sincerely,



Thomas M. Petro
Senior Vice President



CC:  Larry McAlee, Esquire
Bill Mixon
Geoff Halberstadt
Rick Crnovich
Dataprocessing Evaluation Team


Attachments (7)

THE BRYN MAWR TRUST COMPANY
Bryn Mawr, Pennsylvania


December 1, 1994



TO:  Gloria Brashears, FiServe CBS

FROM:  Nancy Gross

RE:  CBS License and Service Agreement Outstanding Issues


Telephone Banking - Date Driven Transaction History
--------- -----------------------------------------

          I received a call on Friday, 11/18 from Kristen Backus stating that you will be able lo give transaction history from a specified start date, five transactions at a time, with the option to continue or opt back to the menu. She will be sending us a revised Business Requirement write-up.


Telephone Banking - Per Diem Figure on Loan Payoffs
---------------------------------------------------

          We are also waiting for Kristen to send us a re-written Business Requirement adding customer access to Per Diem Loan Payoffs.


Safe Deposit
----

          It would be excellent to move full alpha/numeric safe deposit conversion to the Day 1 list. This conversion, however, must include an interface with Culverin for new "account" opening (box rental).


Currency Transaction Reporting
------------------------------

          Andy Avellino, our compliance officer, reviewed the package of material on the Regulatory Assistance Center's product and finds it to be as good or better than the Achley product.



CC: Tom Petro

THE BRYN MAWR TRUST,COMPANY
BRYN MAWR, PENNSYLVANIA


To:  Gloria Brashears of FiServ CBS

From:  Jeanne Really      12/2/94


RE:  Changes to the Line of Credit Rate Change Backdating Modification


Section I Overview

Business Description
--------------------

Change requested:

    Add new variable rate capabilities to support method used on Home Equity and Personal Line of Credit accounts. These products provide for a variable interest rate that is determined upon the day a rate change takes place. on the day a rate change takes place, the new interest rate is determined by adding a margin to the lowest index rate entered on the index associated with the account during the billing cycle. If the index rate increased during the billing cycle, the new interest rate becomes effective on the first day of the next billing cycle, and no adjustment in accruals is necessary. However, if the index rate decreased during the billing cycle, the new interest rate is effective on the first day of the billing cycle in which the rate decreased, and accruals will be adjusted accordingly on the day the rate change takes place. Minimum and maximum interest rates also apply to these accounts.

THE BRYN MAWR TRUST COMPANY
BRYN MAWR, PENNSYLVANIA

TO:  Gloria Brashears of FiServ CBS

FROM:  Jeanne Really 12/2/94
RE:  Changes to the Payment Factors for Credit Line Modification

Section 1 Overview

Process overview
----------------

Change Requested:

    Currently, two tables of payment factors are utilized. One for Home Equity Credit Lines, and the other for Personal Credit Lines. The monthly payment is determined for some personal and home equity products by multiplying the outstanding principal at the time the bill is to be produced times a factor, which corresponds to the current interest rate on the account, plus accrued interest and insurance. other personal and home equity products' monthly payment is determined by multiplying the outstanding principal at the time the bill is to be produced times a factor to determine the total payment due. The interest and insurance accrued is included in the payment calculation. For all products, the payment calculation will always round up to even dollars. For example, if it is determined through the calculation that the payment is $43.010 the system will round the payment up to $44.00.



Change Requested:

    If the outstanding balance is $2,500.00 and the current interest rate is 10.50%, then the calculated payment will be $44.00, plus accrued interest and insurance for some products. For other products, the total payment due will be $44.001 including accrued interest and insurance. If the $44.00 is below the minimum payment for that product, the minimum payment will be billed.

Constraints
-----------

    An existing CBS payment type will be utilized. These loans must reside in a special product type.

THE BRYN MAWR TRUST COMPANY
BRYN MAWR, PENNSYLVANIA

TO:  Gloria Brashears of FiServ CBS

FROM:  Jeanne Really
RE:    Changes to the Unapplied Payments Bucket Modification


       Section 1 overview

Business Description@n
----------------------

Add:
       Provide the ability to enter and track unapplied funds. Unapplied funds are credited when a borrower's payment is not sufficient to fully satisfy a payment due; or when a borrower makes a payment in excess of the payment due.


Process Overview
----------------

Add:
    Unapplied payment buckets will be available on all products, and specified in the distribution string if it is to be employed.

THE BRYN MAWR TRUST COMPANY
Bryn Mawr, Pennsylvania



TO:  Gloria Brashears of FIserv CBS

FROM:  'Joseph Saraceno

RE:  Changes to the Construction Loans Modification

DATE:     December 1, 1994



Section 1. Overview

Process overview
----------------

Change Requested:

    Three new reports and one new special form are required. The special form is a notice used for the borrower to request advances and must be able to be printed at local printers in the loan and loan accounting areas (as opposed to the operations area). The new reports are as follows: (1) a listing of all sub-commitments by loan account number; (2) a listing of all stand-by letters of credit units; and (3) a listing of all loans with an original term of greater than one year.



Section 3.8. Management Reporting

Add:
    Provide a new report titled Stand-By Letters Of Credit. Report will include only those units identified with the Purpose Code as being stand-by letters of credit. The output on the report will be the Loan Account Number, Borrower's Short Name, unit Number, Sub-Commitment Amount, Amount Disbursed and Amount Available. This report will be sorted by Loan Account Number and Unit Number and aggregate bank totals at the end of the report.

    Provide a new report titled Loans With Original Term Greater Than One Year. Report will include only those loans whose original term (the time period from the origination date to the original maturity date) is greater than one year. Report will exclude all units whose purpose code defines them as stand-by letters of credit units and will also exclude those units whose purpose code defines them as suspense funds. The output on the report will be the Loan Account Number, Borrower's Short Name, Commitment Amount, Amount Disbursed, Amount Repaid, Amount Outstanding and Amount Available. This report will be sorted by Loan Account Number and aggregate bank totals at the end of the report.

THE BRYN MAWR TRUST COMPANY
Wayne Operations Center
Wayne, Pennsylvania


December :t 1994
To:       Gloria Brashears
FROM:     June Falcone
RE:       CBS License and Service Agreements

The following are changes and/or modifications to Exhibit A to
Schedule 3:

BackRoom Systems Software Interface:
------------------------------------
APCS
----
This section is fine with one exception: Our current environment for APCS uses the system for deposit correction notification only, whereby making the correction to the account at the Proof machine. After reviewing the details to the changes in the interface which CBS will provide for us, it illustrates that the corrections which we are currently making at the proof machine can be made during data entry to the account through APCS. Internally we will need to change procedures U) allow for the correction to be made during the data entry, however it will be a time savings factor and I believe we will want to go this route. Lisa Amabile will be working on the internal changes to allow us to utilize the automated corrections within the APCS.

RICS
----
          Melody will get back to me about the following questions I asked: - Will fees post to all accounts not on Account Analysis? Will the description also pass with the fee for Reg DD purposes?

Will the notices print the fee charged along with the DIR?
Will the fees for DIR items pass to Account Analysis?


          The BAGS software separates the batching for savings and checking, due to the fact that they are two different systems, will this also apply? Can we create DIR debits on Savings accounts, whereby automatically placing the necessary hold, charging the fee and processing the debit?

Note:     At this time we manually place a hold on each account receiving a DIR debit during the nightly posting. We are looking into changing this function on our current system parameters in the BAGS software.



Overdraft Processing - "Holdover":
----------------------------------
Deleted.
The tiered pricing should be changed as follows:

                     Items              Fee
          001-001    $25.00  Maximum charge of $55.00.
          002-004    $10.00
          > 004      $ 0.00

--I was not originally aware of our policy, however we do not exceed a charge of $55.00

Under the constraints where it indicates that fees that are "accessed" in batch can rot be overridden by an officer, Melody has informed me that all decisions will be made during the process and not assessed in batch.

I was concerned about the reports we would be getting from the changes that are listed.

Melody informed me that it would keep track of what the actual charge should be and what is actually going to be charged to the account by the officer. This is noted on Section 2.4, however there is no example provided.


Bankcard Limits:
---------

This section will be rewritten into BMT terminology. Certain authorized officers should have the ability to change (increase or decrease) bankcard limits. The 10 standard VIP class codes mentioned an! codes which are preset in the overall bankcoding. This would allow the representatives to choose a VIP class/Limit during account opening. These VIP codes will be "overridable" to an authorized officer, whereby making any limit applicable.



W-8'
The regulatory requirement for Foreign status in PA must be recertified every 3 years.

Therefore, we need a date separate from the W-8 generation date noted in the schedule to keep tack of all returned W-8 forms. Our current system calls this a "Certified Date", a calculation of 3 years is added onto this date when the next W-8 notice is generated.

I requested from Melody that this section be modified to include this date and the corresponding calculation.



        Other Issues:

        Cash Management -   PC Banker/Telecash
                            MicroACH

        Postal Barcoding -  Melody will get back to me about this.
V-4

cc:    S. O'Brien
R. Moore

THE BRYN MAWR TRUST COMPANY
BRYN MAWR, PENNSYLVANIA



TO:

Gloria Brashears of FiServ CBS

FROM:  Jeanne Really       12/2/94

RE:    Changes to the Construction Loans Modification



section 1 overview

Business Description
--------------------

Add:
Provide ability to track multiple construction loan commitments, having multiple.purposes, with one loan account representing the total (gross) commitment amount.



Process Overview

Add:
When a new construction loan is setup, sub-commitments are identified, including unit number, unit description, a 2-digit code which represents the purpose of the unit, and the subcommitment amount.

Section 3 Changes to Application

3.1  Account Opening (New Account Function)
---  --------------------------------------

Change:
Unit Balance - The Outstanding Balance for the unit.

Add:
Purpose Code - a 2-digit representation of the purpose for a unit

3.11  Special Forms (NoticesIStatements)
----  ----------------------------------

Add:
Provide a new notice, Construction Advance Request, which is at the sub-commitment level.

ne Bryn Mawr Trust Company
BRYN MAWR.  PENNSYLVANIA 19010-3396 (610) 525-1700

December 2, 1994



Robin H. Smith
Senior Vice President
Fiserv CBS Division
2601 Technology Drive
Orlando, FL 32804
RE: Response to November 29, 1994 Letter
--------------- -------------     ------
Dear Robin:

Thank you for your quick reply to my letter dated November 23. I'm responding to your letter of November 29, 1994 to outline our understanding of the proposed resolutions and to further our discussion on several unresolved issues.

By this letter I am also raising -a new issue concerning an additional $38,000 hidden expense to the bank which is a CBS requirement to satisfy a Day One conversion issue.

Regulatory Assistance Center - $38,000 Additional Bank Expense

The CBS response to the Bank's Business Requirement for Currency Transaction Reporting indicates a one-time expenditure of $18,000 at a deeply discounted license fee, and an annual maintenance fee of $3,600 to satisfy the Business Requirement, in addition to the maintenance fee to be paid to CBS under the Agreement of $3,000 monthly. The Bank presently uses the Achley System for this purpose and has incurred prior one-time expenses for the use of the Achley' system. I understand that the Achley system is not AS/400 compatible so that there is no opportunity to interface the CBS Software System with it.

Since you play a significant role in the final pricing arrangement, and I'm sure that you can appreciate my desire to avoid introducing new monetary surprises at this late date to the Bank's Board. I'd like to see all. of the costs associated with this Business Requirement included in the Agreement and trust that you will incorporate the appropriate documents required to secure our favorable license and maintenance terms for the use and complete interface of whatever software might be required to satisfy all the Business Requirement.

when you want a banker, not just a bank
                --------

Mr. Robin H. Smith
December 2, 1994
Page 2



I also want to confirm by this letter my understanding that there is no other third party software required to satisfy any of the remaining Business Requirements included on Exhibit A and Exhibit B to Schedule 3 of the Agreement or to otherwise fully access all of the Software and provide complete use of the System.

Conversion Date

Robin, my team agreed to compromise on the October 9 conversion date, but remain adamant concerning the proximity of the conversion date to November month-end. They will not, under any circumstance, permit me to accept a 1995 conversion date later than November 24. Can you agree to a conversion date on or before November 24, 1995?

We also reiterate your commitment to meet with me and my staff to perfect Project Plan in such a manner as to insure that the conversion is completed on
                                    ------
or before November 24, 1995, and that you will re-work the Project Plan that will be incorporated in the Agreement with a specific Conversion Date and ;a professionally reasonable approximate schedule of the timing of key milestones necessary to achieve the Conversion Date.

Incorporation of Mr. Martire's Letter

We agree to accept the incorporation of Frank Martire's letter as you propose the amendment to that letter. Please send me the revised language this week.

Annual Cap on CPI Increases
We agree on the CPI increase cap for the initial five years.
Cap on Maintenance Fee Increase after Initial Term

We agree that the "cap" for the renewal of the maintenance agreement will be $5,000 per month following the initial term of the agreement, but note that the term may be two (2), three (3), four (4) or five (5) years, depending on the term of such contracts that the Company is offering at that time, and with appropriate CPI escalation as the parties might agree to at that time.

Incorporation of the Vendor Questionnaire

I look forward to receiving your notice this week concerning the language changes you propose to the Vendor Questionnaire.

Mr. Robin H. Smith
December 2, 1994

Definition of a Successful Conversion

We agree to modify the definition of a successful conversion by restating that the responsibility of Fiserv CBS with regard to the items listed below is limited to exercising reasonable professional effort to help facilitate the interface of these systems with the CBS Software System:

g.   Level 3 Audit Software
h.   IPS Accounts Payable Software
i.   IPS Investment Account Software
j.   IPS Fixed Asset Accounting Software
k.   Customer Insights MCIF file preparation
m.   GG Pulley POD Interface

We also trust that the Regulatory Assistance Center interface will be added to the list of interfaces required as part of conversion acceptance.

Day Two Items

I discussed the delivery timeframes of Day Two items with the group. The three highest priority items are listed below. The team considers these to be very important items and believe that a March 31, 1996 delivery is pushing the limits of acceptance. Notwithstanding, I relayed your concern about the timetable that would have to met to deliver by March 31, 1996 and that CBS might require an additional couple of months for these highest priority Day Two items.

1.  Fastcloser Interface
2.  Teller Check/hold display
3.  Member Banker Identifier

As it relates to the Member Banker Identifier, I need a commitment from CBS to find an acceptable Day One work around as part of the conversion effort as it relates to the CIF and Transaction Subsystems. We have this identified on the Fusion transaction systems today and tellers will require access to it in order to provide uninterrupted service to our Members. The team also expressed their openness to consider your reasonable proposal for a separate timetable for the Member Banker Identifier. Given that this will impact a large number of CBS screens, the team thought that it might be added to screens as they are redeveloped or modified by CBS for other purposes.

Mr. Robin H. Smith
December 2, 1994
Page 4



The remaining Day Two items are prioritized as follows:

4.  Bill Payment Interface
5.  Overpayment of a loan at Payoff
6.  Account Analysis Statement Regeneration
7.  HUMDA Interface
8.  Duplicate Social Security Number

Cash Management Products

We agree to incorporate the Cash Management Product as a Day One item for $55,000 which is a list price of $75,000 discounted by $20,000 per the paragraph below, and confirm your commitment to work out a solution to the remaining cash management issues relating to multi-bank reporting, data exchange, and same day lock box deposit reporting.

One-Time Financial Discounting

I wish to clarify my interpretation of the discount in one-time fees which you propose:

The waiver of Fusion Deconversion Fees of $39,000 is Acceptable to me provided that it is incorporated into Frank Martire Is letter and is worded in such a way so that there is no deconversion expense obligation on the part of the Bank related to activities performed by Fiserv Fusion.

The Cash Management Discount of $20, 000 is acceptable as presented.

With regards to the Travel and Living Expenses Discount of $25, 000, we note that there is no estimate of travel and living expense in the Agreement, even though it was estimated to be $75,000 in the CBS Proposal. Our acceptance is conditional upon your.agreement to apply, the discount to the first $25,000 of
                                                              -----
travel and living expense incurred by Fiserv CBS and to your confirmation that the estimated travel and living expenses remain $75,000.

With regard to the Modification Discount we note that the actual cost of the modifications will be increased by $5, 000 as opposed to reduced by $16,000 as you suggest, because of the Bank's agreement to drop the Overdraft Processing - "Holdover" Business Requirement valued by Fiserv CBS at $21,000.

Mr. Robin H. Smith
December 2, 1994
 Page 5



This should resolve the outstanding issues from my letter dated November 23, 1994 and your response dated November 29, 1994. 1 am following this letter of agreement with another letter that details the language concerns that we have concerning the Agreement. I also expect sign-off's or Business Requirement modifications by the end of this week.

We look forward to finalizing the Agreement this week or perhaps ,early next week.

Sincerely,



Thomas M. Petro
Senior Vice President

CC:  Larry McAlee, Esquire
Bill Mixon
Geoff Halberstadt
Rick Crnovich

Dataprocessing Evaluation Team

The Bryn Mawr Trust Company
BRYN MAWR.  PENNSYLVANIA [9010-3396 (610) 525-1700



December 2, 1994



Robin H. Smith
Senior Vice President
Fiserv CBS Division
2601 Technology Drive
Orlando, FL 32804

Dear Robin:

As I promised in my letters to you dated November 23 and December 2, 1994, we have reviewed the revised CBS Agreement and have prepared a list of our issues. By this letter, I am seeking to address concerns relating to the language of the Agreement that were not addressed in my earlier letters.

Please respond with a revised blacklined copy of the Agreement and Schedules and related documents with your changes underlined so that we may complete a timely review and hopefully gain the approval required to enter into this Agreement promptly.

Unless otherwise provided in this letter, the issues addressed in my letter of November 23, 1994 are resolved as we agreed and you confirmed in your letter and further clarified by my letter of December 2, 1994.

Proposed Amendments, Deletions and Changes to the License and Service Agreement
(the "Agreement")

I

The Agreement will be in our holding company name, "Bryn Mawr
Bank Corporation".  We recommend that the Agreement and related
Schedules and Addenda will be changed as follows:

1.4 Delete from the third line the words "that is labeled as such".

when you want a banker, not just a bank
                --------

Mr. Robin H. Smith
Agreement Language
December 2, 1994
Page 2



1.5 'Computer System' means that dedicated computer machinery and manufacturer-supplied software that meets or exceeds the requirements identified on Schedule
2. Client shall have the sole responsibility to own or lease the equipment. Client shall have responsibility to unpack, install, test and maintain the Computer System in accordance with all applicable building or electrical codes, regulations or requirements. Company will provide Client assistance with the planning and installation of the Computer System as detailed on Exhibit A to
Schedule 2 of this Agreement iq consideration for Client acquiring the equipment through the Company.

1.6 'Conversion' means the development by the Company of computer programs designed to transfer the Client's existing data to the Software System and the actual successful transfer of Client's existing data to the Software System in a form which is efficiently readable by the Software System and that can be effectively processed by the Software System. The Company hereby agrees to accept Fiserv Fusion deconversion media and formats on behalf of Client. Client agrees to provide Client records and data not processed with Fiserv Fusion in a media format approved for use by the Company in order for the Company to fulfill its Conversion related tasks. Conversion of Client's data to the Software System shall be deemed to be completed upon the conclusion of the events identified on Schedule 4 of this Agreement as well as the following:

(i) Application file to file conversion of Client input files, reports and history to the Software System. Client must be able to prove monetary amounts, with reasonable allowance for rounding errors.

(ii) All Exhibit A to Schedule 3 modifications are delivered, operational and free from
Specification Nonconformities.

(iii) through (vi) as per my letter of November 23, 1994, clarified by your letter of November 29, 1994 and further clarified by my letter of November 30, 1994.

1.9 'Enhancements' mean changes made to the Software System which add program features or functions not originally within the Software System along with appropriate Documentation, generally packaged as additional modules of

Mr. Robin H. Smith
Agreement Language

December 2, 1994
Page 3


the Software System, and which is generally provided to Company's clients upon payment of additional license fees. Company reserves the right to reasonably define which changes are Enhancements and will be priced separately. Client will have no obligation to acquire or to use Enhancements.

1.11 'License Feel means the total sum specified on Schedule 1 for the subsystems of the Software System identified on Schedule 1 of this Agreement. Company hereby agrees that there will be no additional License Fees payable by the Client for use of the modifications identified on,Exhibit A and Exhibit B to
Schedule 3.


1.12 'Maintenance Services' means services to keep the Software System up to date through periodic Upgrades, sometimes referred to as base releases, including without limitation maintaining compliance with regulations and for services to correct a Nonconformity in the Software System as it is upgraded from time to time and for modifications identified on Schedule 3 of this Agreement. Maintenance Services will also apply to Enhancements, though the Company may add additional maintenance fees for Enhancements which the Client consents to acquire and use. Maintenance Services are available only for the current and last prior release of the Software System.


1.14 'Nonconformity' means a failure of the Software System and modifications identified on Exhibit A and Exhibit s to Schedule 3 of this Agreement to accurately and efficiently process Client's data or to perform functions described in Company's Documentation. Each reported Nonconformity will be classified by Company in accordance with the following list of priorities:

(a)  through (e) are acceptable as presented in the Agreement.

1.17 'Professional Service Fees, means the those services provided by Company to perform installation and Conversion activities, make modifications and interfaces, train Client's employees or other services referred to in Schedule 1 of the Agreement and agreed to by Company and Client. Professional Service Fees for the modifications included on Exhibit A and Exhibit B to Schedule 3 are defined in the Professional Services Section of Schedule 1 of the

         Mr. Robin H. Smith
Agreement Language
December 2, 1994
Page 4



Agreement. The Aggregate Professional Services Fees agreed to by the parties in Parts A, B and C of the Professional Services Section of Schedule 1 to the Agreement total $266,825 (which reflects the $16,000 discount offered per Robin Smith's letter dated November 29, 1994). Additional Professional Services Fees may be incurred outside of those identifies on Schedule 1 at the request of Client, and agreed to by Company, for the daily rates identified on Schedule 1 in Part D.

1.18 'Project Plan' means that document, substantially similar to Exhibit A of Schedule 4 of this Agreement, which from time to time will be updated and amended by mutual agreement of the Company and Client for any work contemplated by this Agreement. Company and Client agree that additions, modifications or changes to the Project Plan are meant to add detailed task items for the purpose of better project management and in no case are to be construed as a change to the scope, nature or timing of the Conversion nor construed as an agreement to delay or change the Conversion Date.

1.19 'Software System' means the computer programs in source code and procedure statements in machine readable form, together with three (3) sets of the Company standard Documentation including Complimentary Product Guides and Internal Operations Guides for the subsystems identified on Schedule 1, License Section Part A of this Agreement and modifications identified on Exhibit A and Exhibit to Schedule 3. The Software System does not, unless specified differently, include separate, independent and stand-alone modules, subsystems or modifications which have been developed and maintained by the Client or any other Third Party.

1.20 'Specification Nonconformity, means a failure of the modified Software System to operate in accordance With the System Detail Specifications.
Following client acceptance of modifications, Specification Nonconformities will be handled according to the list of priorities defined in Section 1.14 of this Agreement.

1.23 'Third Party' means any party other than Company's employees or subcontractors and the Client and its subsidiaries and their employees and their respective agents and subcontractors.

Z-v

1.24     'Upgrades, means changes made to the Software System and

Mr. Robin H. Smith
Agreement Language
December 2, 1994
Page  5



related Documentation to maintain compatibility with operating system software releases, improve upon previously existing features, perform program fixes and maintain the Software System in compliance with regulatory requirements and which are sometimes referred to as "base releases" and are available to Client for no additional License, Maintenance or Professional Services Fees.

new  'Conversion Date' means the successful attainment of results identified in
Section 1.6 of this Agreement and the successful completion of tasks identified on the Project Plan which is scheduled to occur on or before November 20, 1995. This date cannot be delayed or postponed without prior written agreement by Company and Client.

2.6 Company grants to Client the right to Use any Enhancements or modifications furnished or authorized by Company pursuant to a separate written agreement.

3.2  "Functional Requirements" in this Section should read "Business
Requirements".

3.3 Company shall provide a Project Plan substantially similar to the Project Plan attached as Exhibit A to Schedule 4 of this Agreement. The Project Plan provided to the Client shall be worked backwards from the Conversion Date and shall contain the nature and timing of the tasks required to complete the project, some of which are to be performed by Company and some by Client. The Company and Client agree that any additions, changes or deletions to the Project Plan will be incorporated as part of Schedule 4 to this Agreement by mutual agreement and in no case will any such change or deletion delay or postpone the

Conversion Date or cause a change in the fees specified on Schedule 1 of this Agreement.

3.4  Company is to provide modifications defined on Exhibit A and Exhibit B to
Schedule 3 of this Agreement, and is to provide installation and conversion services and training services for Client for the Software System. The fees are specified on Schedule 1. The nature and timing of installation, conversion tasks and training shall be specified in the Project Plan mutually agreed upon by the parties hereto.

4.2 Company shall maintain the Software System with appropriate features that will enable the Client to comply with applicable regulations.

Mr. Robin H. Smith
Agreement Language
December,2, 1994
Page 6



4.7  "commercially best" should read "commercially reasonable best".

4.9 "(inclusive of the integration of Third Party products with the Software System)" should read "inclusive of the integration by other than Company of Third Party products with the Software System)".

(i)  It appears that a word or phrase may be missing from the language of clause
     (i) of Section 4.9.

4.11 The initial Maintenance Fee specified in Schedule 1 of this Agreement shall be effective on the Conversion Date and shall continue for a period of five (5) years. There may be an increase in the Maintenance Fee specified on
Schedule 1 on each anniversary of the Conversion Date. The Maintenance Fee shall not be increased by more than the lesser of (i) eight percent (81) per year or (ii) the change in the U.S. Department of Labor, Consumer Price Index for Urban Wage Earners and Clerical Workers, All Cities, (1982 = 1001) for the twelve month period preceding the annual anniversary of the Conversion Date, whichever is lesser.

4.12 Maintenance Fees shall also be subject to increase following the deliver of Enhancements to the Software System accepted by Client pursuant to a separate written agreement or due to changes in the number of accounts processed as specified in Schedule 1 of this Agreement.

5. Change the reference in the second sentence which reads "the License and Service Agreement" to read "this Agreement" in order to be consistent.

6.2  Maintenance Services may be renewed after the initial five
(5) year term following the Conversion Date for a successive term of one (1), two (2),'three (3), four (4) of five (5) years depending upon Company's business practice for renewal agreement terms in effect at that time and mutually agreed to by the parties hereto at a monthly fee of $5,000 for the first year of such agreement.

9.1 Client shall give Company full access to the Processing Location, the Software System, and the Computer System to enable the Company to provide services hereunder and shall make available information, facilities, and services reasonably required by company for the performance of its obligations under this Agreement provided that Client's

Mr. Robin H. Smith
Agreement Language

December 2, 1994
Page 7



cooperation with Company will not unreasonably interfere with the Client's on-going operation of its business.

12.1 The Company warrants, for the initial term of the Maintenance services that the Software System will perform the functions specified in the Documentation identified in Exhibit A of Schedule 1 to this Agreement. In the event the Software System fails to perform any of those functions, and the Company is notified in writing stating with particularity the nature of the Software System's failure to perform those functions, Company will promptly commence to correct these Nonconformities in accordance with the same provisions outlined in Section 4 of this Agreement. This warranty shall not apply to unauthorized changes to the Software System or by incorrect use. Circumvent procedures recommended by Company and agreed to by Client pursuant to Section 1.14 of this Agreement shall not constitute incorrect use for the purpose of this Agreement. Company warrants the Software System will operate to performance standards identified in this Agreement on the minimum Computer System specified on Schedule 2 of this Agreement and both parties agree that the warranties given by Company are conditional upon the procurement and maintenance by Client of the Computer System.

14.1  (a) the Use of any part of the Software System in combination with materials or software not approved by Company; or....

15.2  Capitalize the words "Enhancements" and "Upgrades".

17.3  The occurrence of any of the following shall constitute a default by the
Company: (i) Company shall fail to make payment due under this Agreement after ten (10) days' written notice from Client to Company, or (ii) Company has breached or failed to abide by a material provision of this Agreement and Company has not cured the breach or failure (or, if the breach or failure is such that its cure would take a longer period, commenced to cure and proceeds diligently therewith) within thirty (30) days of receiving written notice from Client specifying the breach or failure, or (iii) Company terminates or suspends its business, becomes subject to any bankruptcy or insolvency proceeding under federal or state law (unless removed or dismissed within sixty (60) days from the commencement thereof) or becomes insolvent, becomes subject to direct control by a trustee, receiver or similar authority, or makes an


      Mr. Robin H. Smith
Agreement Language
December 2, 1994
Page  8



assignment for the benefit of creditors, or(iv) the installation and use of the Computer system and the Software System including without limitation, the modifications listed on Exhibit A to Schedule 3 is delayed beyond the delivery dates specified in the Agreement, or (v) the delivery, installation and use of the modifications to the Software System listed on Exhibit B to Schedule 3 are delayed beyond the delivery dates specified in the Agreement, or (vi) the failure after receipt of written notice from the Client specifying the nature of the failure of the Company to specifically address, in an efficient and professional manner, within fifteen (15) business.days of receipt of said notice, any Nonconformity of the Software System pursuant to Section 4 of this Agreement, or (vii) the failure by the Company to provide appropriate software which will enable the Client to comply with the federal and state regulations, or (viii) the failure by the Company to provide appropriate Upgrades to the Software System, or (ix) the failure by the Company to maintain compatibility of the Software System with the Computer System, or (x) an attempted assign or assignment of the Agreement by the Company.

17.4 In the event of a default by Company, Client shall have the following remedies (i) Client may suspend performance of any or all of its obligations under the Agreement and so long as the non-fulfillment by the Client of its obligations under the Agreement does not prevent the performance by the Company of its obligations under the Agreement the Company shall continue to perform-such obligations, and further provided that, as long as the event of default by the Company continues, the Client is not obligated to pay the Company any sums due under the Agreement, (ii) Client may, upon notice to the Company, terminate this Agreement, and
(iii) Client shall have all other rights and remedies provided by law, including equitable remedies.

17.5 In the event of Termination of this Agreement, whether by Company or by Client, Company shall allow Client up to one
(1) year to continue using the Software System, provided thereafter, Client returns or destroys the Software System and provided that Client continues to pay all fees due and payable under this Agreement and Company returns all information and data which the Company has concerning the Client and any of its subsidiaries.

Mr. Robin H. Smith
Agreement Language
December 2, 1994
Page 9



Schedule 2 and Schedule 2.1: Hardware Configuration and Pricing

Bill Mixon and I have been unable to reconcile the hardware and IBM operating system software prices listed on Schedule 2 and Schedule 2.1 of the Agreement to prior CBS configurations. I believe that further clarification of the configuration and associated fees is required.

I understand that the Bank's team members have been working with your team on
                                          ----
questions relating to the Business Requirements and I expect to have either written changes or sign-off's in hand for the Exhibit A to Schedule 3 Business Requirements by Friday December 2. These will be promptly delivered to you.

I have also attached a checklist of the Schedules, Exhibits and Addenda to the Agreement that will help us both in pulling together the documents required for my delivery of the Agreement to the Bryn Mawr Bank Corporation Board for approval.

I look forward to your written response to this letter in the form of a revised Agreement with blacklined annotations indicating where changes have been made. I realize that these suggested changes will result in a renumbering of certain provisions of the Agreement and I ask you to keep this in mind when you are preparing the revised draft of this Agreement.

Most important though, I look forward to moving beyond this phase of our working together in order to turn our full energies toward a successful implementation of the CBS system and a long and mutually satisfying relationship for both CBS and the bank.

Sincerely,


10

Thomas M. Petro
Senior Vice President



CC:  Larry McAlee, Esquire
Bill Mixon
Geoff Halberstadt
Rick Crnovich
Dataprocessing Evaluation Team

Mr. Robin H. Smith
Agreement Schedules, Exhibits and Addendum
December 2, 1994
Page 10


Checklist of Attachments, Schedules and Amendments to this Agreement


Schedule 1           Fees: License Section, Professional Services
Section, Maintenance Services Section

Exhibit A  CBS Documentation Request

Schedule 2  Third Party Hardware and Operating System Software for AS/400 Model
310

Schedule 2.1 Third Party Hardware and Operating-System Software for AS/400 Model 200

Exhibit A  System Engineering Support

Schedule 3  Business Requirements

Exhibit A  Business Requirements to be Provided Prior to Conversion

Exhibit B  Business Requirements to be Provided Following Conversion

Schedule 4  Preliminary Project Plan

Exhibit A   Bryn Mawr Bank Corporation Project Plan Gantt Chart

Addendum No. 1  Consisting of:

(i) Professional Services Addendum to Section 3 concerning thirty five (35) programming days to be used by Client at no cost to Client (ii) Warranties Addendum to Section 12 concerning Software System performance. @ standards, and
(iii) Non-Assignment Addendum to Section 19 concerning Termination in the event of Assignment.

Addendum No. 2 Mr. Frank Martire's Letter of November 11, 1994 concerning Early Termination of the Fiserv Fusion Datacenter Processing Agreement and related
                                 -------------------------------
early termination fees, and the waiver of any and all Deconversion related expenses associated with Conversion from Fiserv Fusion to the Fiserv CBS Software System.

Mr. Robin H. Smith
Agreement Schedules, Exhibits and Addendum
December 2, 1994
Page 11


Addendum No. 3  CBS Response to the Vendor Questionnaire of March 10, 1994.
                ----------------------------------------

                    Addendum No. 4  Fiserv Comprehensive Banking System Proposal
                                    --------------------------------------------
for The Bryn Mawr Trust Company dated September 7, 1994.
-------------------------------

Addendum No. 5  Fiserv Inc.  Guarantee for Fiserv CIR, Inc.

Addendum No.  Letter from Fiserv CBS and Fiserv Fusion

          Inc.   specifying agreement to allow Client to continue   to process
on the Fiserv Fusion system if the   Conversion Date is later than December 31,
1995 under   the Maintenance Fee terms of this Agreement.

Addendum No.  Confidentiality Agreement between Company and Client dated
              -------------------------
November 7, 1994.

Addendum No. Letters to or from the parties to the Agreement dated November 23, 1994, and November 29, 1994, and three (3) letters dated December 2, 1994.

The Bryn Mawr Trust Company
BRYN MAWR, PENNSYLVANIA 19010-3396 (61O) 525-1700



December 5, 1994

Robin H. Smith
Senior Vice President
Fiserv CBS Division
2601 Technology Drive

Orlando, FL 32804


Dear Robin:

I am writing to confirm our understanding of the items detailed below and will assume that these issues are resolved as stated below unless I hear from you in writing to the contrary.

Teller Equipment

We understand that some of our present teller printers cannot be used with the Software System and that others can be if, appropriately upgraded. We understand that you will provide the appropriate upgrades and will recommend replacements where necessary as detailed below. The hardware and software will be provided at an additional cost to@the Bank subject to discounts as specified below. All upgraded printers and replacement printers are to be certified by Company to be,fully compatible with the Software System.

IBM 4710 Printers


                    This confirms our understanding that the IBM 4710 Receipt/Validation Printer cannot be used in conjunction with the Software System and will have to be replaced. We are waiting to hear from you concerning a replacement recommendation and associated price information. We presently have twelve (12) of these that will have to be replaced. The replacement equipment and any replacement software will be available at a fifteen percent (15%) discount from IBM list price.

IBM 4712 Model 001 Printers

This confirms our understanding that the IBM 4712 Model 001 Receipt/Validation Printer is fully compatible with the Software System and that you will provide
                 ----------
interface cards, cables, and any software that is required to fully integrate these printers into when you want a tanker not just a bank
                ------

Mr. Robin H. Smith
December 5, 1994
Page 2


the Software System. We presently operate twenty two (22) of these printers. The cables, interface cards and any other equipment and software will be available at a fifteen percent (15%) discount from IBM list price.

IBM 4720 Model 003 Printers

This confirms that the IBM 4720 Model 003 Form/Passbook Printer cannot be used
                                                                ------
with Software System. We are waiting to hear from you concerning a replacement recommendation and associated price information. We presently have two (2) of these printers that will have to be replaced. The replacement printers and related interface cards cables and other equipment and software will be available at a fifteen percent (15%) discount from IBM list price.

IBM 4722 Model 001 Printers

This confirms our understanding that the IBM 4722 Model 001 Document Printer is fully compatible with the Software System and that you will provide interface
      ----------
cards, cables, and any software that is required to fully integrate these into the Software System. We presently operate four (4) of these printers. The cables, interface cards and any other equipment and software will be available at a fifteen percent (15%) discount from IBM list price.

Teller Personal Computer Configuration

This confirms our understanding that the IBM PS/2 E 486 SLC2 50 mhz is acceptable for teller stations and is fully compatible with the Software System, CBS Teller Subsystem, IBM CT run time, Microsoft Windows and the IBM 4700 printers identified above, and will operate the

CBS Teller Subsystem utilizing
MS-Dos 6.0. We understand that this configuration is acceptable to

Company and that Section 12 - Warranties in Addendum 1 to the Agreement will be changed to reflect this.

Conversion Date

This confirms our agreement the Conversion Date will be on or before November 24, 1994.

Conversion Process and Resources

This confirms our understanding of Installation and Conversion services identified it Section 1.6 of the Agreement and the associated fee in the Professional Services Section Part A of

Mr. Robin H. Smith
December 5, 1994
Page 3


Schedule 1 of the Agreement. We agreed that there will be no other fees for Installation and Conversion other than those identified in Professional Services Section Part A of Schedule 1 of the Agreement. We also understand that Company will perform many of the conversion related tasks at the Bank's locations.

Pre-Installation Operations Audit - This is-a review by the CBS installation team designed to acquaint them with all aspects of the Bank's current operations and will involve at least two (2) CBS employees on-site at the Bank's location for three (3) days.

Common File Training - This is a one-week long intensive on-site training at the Bank's location to introduce Bank personnel the Software System Common File concept and will involve at least two (2) CBS employees on-site at the Bank's location for five (5) days.

Conversion Planning Testing and Sign-off - Following the receipt of the Bank's files from Fiserv Fusion, and from the Bank for safe deposit box and construction loans, Company will write and test file-to-file conversion programs on the Company's computer systems. Following such testing and then verification and Client sign-off, these programs will be loaded by Company on to the Client's Computer Systems for execution of the "live" conversion on the Conversion Date.

Pre-Conversion Training - Client will send a number of key individuals to Company's headquarters for pre-conversion training. The fees associated with this training are provided for in the Professional Services Section Part A of
Schedule 1 of the Agreement. Company will also provide CBS Training Guides to be used by Client's key individuals who are designated by Client to be the Client's trainers for the purpose of training remaining Client staff.

Data Verification And Conversion Readiness - In this phase, Client and Company will review the converted Client data from conversion tests performed by Company. Upon acceptance, Client will sign-off on converted data and balancing. This activity will involve at least six (6) to eight (8) CBS employees on-site at the Bank's location for three (3) to five (5) days.

Live Conversion - We understand that the "live" Conversion typically occurs on a Thursday, following Thursday's processing. Friday is the day of actual data conversion to the Software System, balancing of application data and other verification processes. Friday's work is processed on Saturday using the Software System. All software interfaces will be tested and verified and the conversion data Will be balanced and verified.

Mr. Robin H. Smith
December 5, 1994
Page 4


We further understand that the Company's entire installation team of six (6) to eight (8) people will be on-site for this phase of the project and will remain on-site for the entire following week. Client's assigned Customer Service Representative will also be on-site during this phase.

Post Installation Audit - Approximately 30 days after Conversion Date, Client's assigned Customer Service Representative and two or more other members of Company's installation team will return to Client's site for a progress review and to customize an ongoing support program for the Client. This will involve at least two (2) CBS employees on-site at the Bank's location for three
(3)  to five (5) days.

The description of the activities identified above will be expanded upon by the Company and Client as the Project Plan is refined by mutual agreement.

Business Requirements

Unless otherwise indicated by June Falcone's memorandum which is attached to this letter, the Business Modification changes submitted to you on December 2, 1994 in "draft" form are acceptable to me. Please have your team revise the Business Requirements,as indicated and send the revised Business Requirements to me for sign-off. Also, please include a Business Requirement for the Safe Deposit Box numbers Business Requirement which we have agreed to move to Exhibit A from Exhibit B to Schedule 3.

Maintenance Fees

This confirms our agreement that there are no additional maintenance fees for the use of the Cash Management subsystem or for the Exhibit A and Exhibit B to
Schedule 3 Business Requirements.

Non-Teller Personal Computer Configurations

The Bank's personal computer systems are substantially as follows: minimum IBM compatible 486 25sx or higher with a minimum of four meg RPM, Novell Netware version 3.12, Novell SAA gateway version 1.3, MS-Dos version 6.0, Microsoft Windows version 3.1 for all workstations, Wall Data Rumba Netware Systems version 3.2. We understand that this configuration is acceptable to you and that Section 12 - Warranties in Addendum 1 to the Agreement will be changed to reflect this.

Mr. Robin H. Smith
December 5, 1994
Page 5


Account Mix

Part I) of Section 12 - Warranties in Addendum 1 to the Agreement states that the performance warranties provisions are limited to an Account Mix which does not exceed fifty percent (50%) Transaction accounts. Please be advised that the Bank's present mix is sixty three percent (63%)

Transaction accounts and therefore, this limitation is unacceptable to us.

We need to have the Agreement in final form by December 9, 1994. I look forward to receiving a revised blacklined copy of the Agreement and associated Schedules and Addenda from you this week.

Sincerely,



Thomas M. Petro
Senior Vice President



Attachment (1)

CC:  Larry McAlee, Esquire
Bill Mixon
Geoff Halberstadt
Rick Crnovich
Dataprocessing Evaluation Team

THE BRYN MAWR TRUST COMPANY
Wayne Operations Center
Wayne, Pennsylvania


December 5, 1994

TO:  Gloria Brashears

FROM:  June Falcone
RE:      CBS License and Service Agreements
The following are changes and/or modifications to Exhibit A to Schedule 3:

 BackRoom Systems Software Interface:
APCS
This section is fine as written by CBS. Please note that the interface will require some internal changes to procedures.

RICS
----
I would like the interface to also include the following:

          Fees for DIR should pass to the Account Analysis counters if the account is on Account Analysis, if it is not on AA then the fee should post to the account
-The notices for accounts not on AA should print two separate debits, one for the DIR and one for the fee.
. We would also like to pass entries through interface for savings accounts.

Note:     At this time we manually place a hold on each account receiving a DIR debit during the nightly posting. We are looking into changing this function on our current system parameters in the BGS software.



Overdraft Processing - "Holdover):
----------
Deleted.
The tiered pricing should be changed as follows:

                     Items              Fee
          001-001    $25.00  Maximum charge of $55.00.
          002-004    $10.00
          > 004      $ 0.00


Under the constraints where it indicates that fees that are "accessed" in batch can not be overridden by an officer, Melody has informed me that all decisions will be made during the process and not assessed in batch.

I was concerned about the reports we would be getting from the changes that are listed. Melody informed me that it would keep track of what the actual charge should be and what is actually going to be charged to the account by the officer. I would like to see an example of the report which is stated in section 3.9.


Bankcard Limits:
----------------

This section will be rewritten into BMT terminology. Certain authorized officers should have the ability to change (increase 'Dr decrease) bankcard limits. The 10 standard VIP class codes mentioned an: codes which are preset in
         ---
the overall bankcoding. This would allow the representatives to choose a VIP class/Limit during account opening. These VIP codes will be "overridable" to an authorized officer, whereby making any limit applicable.


W-8's:
------

The regulatory requirement for Foreign status in PA must be recertified every 3 years.

Therefore, we need a date separate from the W-8 generation date noted in the schedule to keep track of all returned W-8 forms. Our current system calls this a "Certified Date", a calculation of 3 years is added onto this date when the next W-8 notice is generated. The 508 should be automatically generated every 3 years.

I requested from Melody that this section be modified to include this date and the corresponding calculation.



Other Issues:

Cash Management -  PC Banker/Telecash MicroACH

Postal Barcoding            Melody will get back to me about this.

cc:  S. O'Brien
R. Moore

The Bryn Mawr Trust Company
BRYN MAWR, PENNSYLVANIA 19010-3396 (610) 525-1700



December 9, 1994

Robin H. Smith
Senior Vice President
Fiserv CBS Division
2601 Technology Drive
Orlando, FL 32804


Dear Robin:

I'm writing to confirm our telephone conversions of Wednesday, December 7, 1994 and Friday December 9, 1994 and understand the items below to be resolved issues unless I hear otherwise from you in writing. The language changes referenced are based on my letter to you dated December 2, 1994, ("revised
Sections") re: Proposed Amendments, Deletions and Changes to the License and
               -------------------------------------------------------------
Service Agreement unless otherwise noted.
-----------------

In consideration for an incremental monthly maintenance fee of $650 per month, Exhibit A and Exhibit B to Schedule 3 will be maintained by Company and will be included in provisions of the Agreement as defined in Section 1.12 "Maintenance Services", Section 1.14 "Nonconformity", and all provisions of

Section 4 "Maintenance Services", and any other Section of the Agreement to which this concept applies. Specifically, the Modifications on Exhibit A and Exhibit B to Schedule 3 will not pertain to the Warranty provisions of the Agreement.

With respect to the revised Section 1.11 "License Fee", the last sentence should be amended to read as follows: "The Company hereby agrees that, other than as outlined on Schedule 1 to the Agreement, there will be no additional fees payable by the Client for the use of the modifications identified on Exhibit A and Exhibit B to Schedule 3."

With respect to the revised Section 1.14, "Nonconformity", the word "/or" is inserted following the word "and" at the end of the first line of the revised Section and the Exhibit A and B modifications will be added to the scope of coverage of this section.

The period at the end of revised Section 1.18, "Project Plan", is deleted and the following is inserted: "provided, however, that when you want a banker not just a bank
                ------
the Conversion Date may be delayed or postponed by the mutual agreement of the parties to this Agreement which,is evidenced by a writing signed by duly authorized representatives of the parties hereto."

Referring to revised Section 1.19, "Software System," the words "and modifications identified on Exhibit A and Exhibit B to Schedule 3" are deleted from the sixth through eighth lines of revised Section 1.19.

Revised Section 1.23, "Third Party", as revised, is amended by inserting a period after the word "subcontractors" on the second line and deleting the remainder of revised Section 1.23.

Referring to revised Section 1.24, "Upgrades", the last two lines of the revised
Section 1.24 are revised to read as follows: "are available to the Client for no additional License Fee or Maintenance Fee and typically do not involve additional Professional Service Fees."

The new Section "Conversion Date" is amended by replacing the date "November 20, 1995" with the date "November 24, 1995"-.

The same words are added at the end of Section 3.3 as were added at the end of
Section 1.18, "Project Plan" as follows, "provided, however, that the Conversion Date may be delayed or postponed by the mutual agreement of the parties to this Agreement which is evidenced by a writing signed by duly authorized representatives of the parties hereto."

Referring to Section 12.1, the Company warranty as provided in the revised
Section 12.1 will be for a period of ninety (90) days rather than as long as the Company maintains the Software System, otherwise revised Section 12.1 remains the same.

Section 16 is amended by adding a new Section 16.5 as follows:
"For the purposes of this Section 16 of the Agreement, the Client shall include the Client and its subsidiaries and their employees and their respective agents and subcontractors."

Section 17.3 is amended to delete all of the text following clause (iii) and insert in lieu thereof the following: "or (iv) failure by the Company to maintain compatibility of the Software System with the Computer system or (v) an attempt by the Company to assign the Agreement or any action by way of delegation of duties or otherwise the result of which is a de facto assignment of the Company's duties and or responsibilities under the Agreement, except as provided in Section 19.4 hereof."

We agree that you will draft language to reflect that the Modification Maintenance Fee of $650 per month will go away when, and if, the Exhibit-A and Exhibit B modifications are Y-N incorporated into the "base" product on a prorated basis.

Mr. Robin H. Smith
December 9, 1994
Page 3


Finally, we agree to "clean-up" the Agreement by consolidating Schedule 1 fees to add the Cash Management License Fee with the Software System License Fee, add the Cash Management Maintenance Fee to the Software System Maintenance Fee, and change the agreed to Maintenance Fee which would apply in year six (6), that being the first year of a rollover of the Service Agreement, to reflect the addition of Cash Management, which would result in a monthly Maintenance Fee of $5,690.

Modification Maintenance Fees will be listed separately, since in time, these might go away as the Modifications are added into "base".

We also agreed that there are no other financial issues remaining for the Software System or it's use.

Finally, I want to confirm that the blackline will be sent via overnight mail to arrive not later than Tuesday December 13, 1994. Please send one (1) copy to me at the bank and one (1) copy to Larry McAlee at his offices.

Sincerely,


Thomas M. Petro
Senior Vice President



CC:  Larry McAlee, Esquire
Bill Mixon
Geoff Halberstadt
Rick Crnovich
Dataprocessing Evaluation Team

The Bryn Mawr Trust Company
BRYN MAWR.  PENNSYLVANIA 19010-3396 (610) 525-1700



December 14, 1994

Robin H. Smith
Senior Vice President

Fiserv CBS Division
2601 Technology Drive
Orlando, FL 32804


Dear Robin:

Thank you f or the revised Agreement copies which we received on Tuesday December 13, 1994. We are reviewing the Agreement and Addenda and will respond to it tomorrow as soon as Larry McAlee and I complete our reviews. There are, however, three issues which I wanted to address with you immediately.

Modification Fees

Schedule 1, Maintenance Section, Part B overstates the Modification Fee Total by $3,500. We understand it to be $146,500 which we get by subtracting the $16,000 fee reduction per our agreement in the letter dated December 2, 1994 Re Response
                                                                     -----------
to November 29, 199 Letter from the $162,500 proposed amount.
------------------- ------

Warranties Agreement

The Warranties provisions in Addendum Number 1 were addressed in my letter to you dated November 23, 1994 and were agreed to by you as evidenced by your letter to me dated November 29,1994, yet the agreed upon language was not incorporated in the revised Agreement.

Cash Management Enhancements

Finally, I need written assurance from you, that because of the unresolved issues associated with the Bank's use of the CBS Cash Management System, these being Multi-bank balance reporting, Data Exchange for cash concentration and remote disbursements, and same day lock box deposit reporting with funds availability assignments, that there would be no additional License Fees or Enhancement Fees, or any other additional fees payable to Company associated with the delivery of these capabilities to the Bank at a future date. Clearly, there would be fees payable by the Bank to a Data Exchange and/or Multi-bank third party service provider. And I also want to when you want a banker
                ------
not just a bank

Mr. Robin H. Smith
December 14, 1994
Page 2


assure you of the Bank' s commitment to work with you to pilot these capabilities with the Bank' s present customers that are using these features as part of the Mellon Bank Enterprise Telecash product which we offer to our customers today.


I will deliver to you via fax transmission tomorrow our comments concerning the blacklined Agreement, and hope you will agree with me that we are very near full agreement.

Sincerely,

10

Thomas M. Petro
Senior Vice President


CC:  Larry McAlee, Esquire
Bill Mixon
Geoff Halberstadt
Rick Crnovich
Dataprocessing Evaluation Team

The Bryn Mawr Trust Company
BRYN MAWR.  PENNSYLVANIA 19010-3396 (610) 525-1700



December 15, 1994


Robin H. Smith
Senior Vice President
Fiserv CBS Division
2601 Technology Drive
Orlando, FL 32804

Dear-Robin:

Thank you for the revised blacklined Agreement we received on Tuesday December 13, 1994. We have reviewed the Agreement and attachments and have found it to be substantially in compliance with the correspondence we have exchanged other than outlined below. Please incorporate these comments into the Agreement and prepare two (2) revised blackline copies of the Agreement, one for Larry McAlee and one for me. You will note that we have sought to revise the language of the Agreement to be more precise concerning responsibilities of -,the parties with respect to 'Modifications'' and 'Software System, based on our agreement concerning the treatment of these items.

1.2  'Archive Location, means that premise identified on Schedule
1. of this Agreement in which Client will maintain a nonproduction copy of the Software System and Modifications.

1.6 'Conversion, means the development by Company of computer programs designed to transfer the Client's existing data to the Software System and Modifications specified on Exhibit A to Schedule 3 of the Agreement (the "Exhibit A Modifications") and the actual successful transfer of Client's existing data to the Software System and Exhibit A Modifications in a form which is efficiently readable by the Software System and Exhibit A Modifications and that can be effectively processed by the Software System and Exhibit A Modifications. The Company hereby agrees to accept Fiserv Fusion deconversion media and formats on behalf of Client. Client agrees to

I"Modifications" as used in this letter means modifications to the Software System performed by the Company.



when you want a banker, not just a bank

Mr. Robin H. Smith
December 15, 1994
Response to Blackline Agreement Page 2


provide its records and data not processed with Fiserv Fusion in a media format approved for use by the Company in order for the Company to fulfill its Conversion related tasks. Conversion -of Client's data to the Software System and Exhibit A Modifications shall be deemed to be completed upon the conclusion of the events identified on Schedule 4 of this Agreement as well as the following: (clause (i), (iv) and (v) revise as follows]

          (i) Application file to file conversion of Client input files, reports and history to the Software System and Exhibit A Modifications. Client oust be able to prove monetary amounts, with reasonable allowance for rounding errors.

(iv) Successful mapping of Client products to the Software System and Exhibit A Modifications from the Fiserv Fusion systems, CLCS Construction Loan system, and Bryn Mawr Trust Safe Deposit Box system.

(v)  Successful interface of the following sub-systems with the Software System:

a.                 Culverin Platform Automation System
b.                 CCAS Credit Collection Accounting System
c.                 MAC ATM processing
d.                 Fiserv Distributed Processing Group Automated Return System
e.                 Fiserv Distributed Processing Group Proof and
                        Correction System
f.                Intervoice Telephone Banker VRU
g.                Credit Bureau acceptance of tapes produced by the CBS system
h.                CBS Cash Management System
i.                Regulatory Assistance Center Interface

1.6.1 Company agrees to assist Client by exercising reasonable professional effort to help facilitate the interface of the following with the Software System at no additional cost to Client:

j.                      Level 3 Audit Software

k.                      IPS Accounts Payable Software
1.                      IPS Investment Account Software
m.                      IPS Fixed Asset Accounting Software
n.                      OKRA MCIF file preparation
X-N                       o. GG Pulley POD Interface

Mr. Robin H. Smith
December 15, 1994
Response to Blackline Agreement Page 3


1.11 'License Feel means the total sum specified on Schedule 1 to this Agreement for the subsystems of the Software System identified on Schedule 1 of
          ---
this Agreement, together with three (3) sets of the Company standard Documentation including Complimentary Product Guides and Internal Operations Guides for the subsystems identified on Schedule 1, License Section Part A. of
                                                    ---------------
this Agreement. Company hereby agrees that there will be no additional License Fees payable by the Client for Use of the Modifications identified on Exhibit A and Exhibit B to Schedule 3 of this Agreement.

      1.13 'Maintenance Services' means services to keep the Software System and Exhibit A and Exhibit 3 Modifications on Schedule 3 of this Agreement up to date through periodic Upgrades, sometimes referred to as base releases, including without limitation maintaining compliance with regulations and for services to correct a Nonconformity in the Software System and Modifications identified on Schedule 3 of this Agreement as it is upgraded from time to time. Maintenance Services will also apply to Enhancements, though the Company may add additional maintenance fees for Enhancements which the Client consents to acquire and use. Maintenance Services are available only for the current and last prior release of the Software System.

1.14 'Nonconformity, means a failure of the Software System and modifications identified on Exhibit A and Exhibit B to Schedule 3 of this Agreement to accurately and efficiently process Client's data or to perform functions described in Company's Documentation and/or Company's System Detailed Specifications. Each reported Nonconformity will be classified by Company in accordance with the following list of priorities:

(a) Level One: Any Nonconformity which renders the Software System or any modification to it performed by Company inoperative.

(b) Level Two: Any Nonconformity which significantly degrades the performance of the Software system or modifications to it performed by- Company, or which affects regulatory compliance, including but not limited to the calculation of interest, fees and balances, and errors affecting the accuracy of customer statements.

(Otherwise, Section 1.14 remains unchanged.]

1.24 'Upgrades' means changes made to the Software System and modifications to it, performed by Company and related

Mr. Robin H. Smith
December 15, 1994
Response to Blackline Agreement
Page  4


Documentation to maintain compatibility with operating system software releases, improve upon previously existing features, perform program f ixes and I maintain the Software System and modifications in compliance with regulatory requirements and which are sometimes referred to as "base releases" and are available to Client for no additional License, Maintenance and/or Professional Services Fees.

1.25 'Use' means copying or loading any portion of the Software System or modifications thereof from storage units or media into any equipment for the processing of data by the Software System and modifications once so loaded, or the operation of any procedure or machine instruction utilizing any portion of either the computer program or instructional material supplied with the Software System. Use is deemed to occur at the Processing Location where any of the above processes happen. Use is limited to type of operations described in Company documentation solely to process Client's own work and that of majority-owned affiliates. Use specifically excludes any service bureau or time-share services to minority-owned or unaffiliated third parties without prior written consent by Company and payment by Client of additional fees in accordance with mutually agreed terms.

1.27  'Conversion Date' means the date on which the results identified on
Section 1.6 of this Agreement are successfully attained and the successful completion of tasks identified on the Project Plan which must occur on or before November 24, 1995. This date cannot be delayed or postponed without prior written agreement by Company and Client.

2.1 Company agrees to furnish the Software System and Modifications identified on Exhibit A and Exhibit B to Schedule 3 of this Agreement to Client and does hereby grant to Client a non-exclusive, nontransferable License to Use the Software System and modifications thereof at the Processing Location to process the designated number of Accounts as specified on Schedule 1 of this Agreement.

2.4 Client shall maintain copies of the Software System and modifications thereof at the location (s) specified on Schedule 1 of this Agreement. Client may, in the event of a Computer System failure, malfunction, disaster or for disaster recovery testing purposes, utilize copies of the Software System and modifications at other than the Processing Location, provided that upon correction of the Computer System failure, malfunction, disaster or completion of the disaster recovery testing, the Software System and modifications thereof are

Mr. Robin H. Smith
December 15, 1994
Response to Blackline Agreement
Page 5


returned to production Use solely at the Processing Location.

2.5 Robin, we wish to comply with Section 2.5 of the Agreement. Please send us copies of the Company's copyright and proprietary notices that you wish us to use to satisfy Section
2.5  of the Agreement.

3.3 Section 3.3 reads "upon requirements set forth on Schedule 4" . There are no requirements contained on

Schedule 4.

3.4  Company is to provide modifications defined on Exhibit A and Exhibit B to
Schedule 3 of this Agreement, and is to provide installation and conversion services and training services for Client for the Software System and modifications. The fees for the modifications are specified on Schedule 1. The nature and timing of installation, conversion tasks and -training shall be specified in the Project Plan mutually agreed upon by the parties hereto.

3.5 (iv) The Software system modifications shall be deemed to have been accepted by Client upon the completion of a formal acceptance test (as set forth in the Systems Detail Specifications) and Client written acceptance. Acceptance by Client will not be unreasonably withheld or unduly delayed. Client agrees promptly to notify Company in writing (and with reasonable particularity) upon conclusion of the acceptance test or earlier upon discovery of any Specification Nonconformities disclosed by such testing or use. Company shall correct any Specification Nonconformities disclosed by such testing without further charge to Client within a reasonable time of Client's notice.

4.2 Company shall maintain the Software System and Modifications identified on Exhibit A and Exhibit B to Schedule 3 of this Agreement with appropriate features that will enable the Client to comply with applicable Federal and State regulations.

4.4 Company shall promptly assign such technical personnel as are necessary to identify, isolate, and reconstruct any reported Level One Nonconformity and, provided that such Level One Nonconformity is capable of reconstruction and is due to a defect in the Software System or modification thereof performed by Company, Company shall utilize its best efforts to correct or utilize a circumvent procedure to restore system operation,within twenty-four hours of Company' s receipt of the call. Company shall provide such services to Client free of any additional Maintenance Fees and charges, including but not

Mr. Robin H. Smith
December 15, 1994
Response to Blackline Agreement Page 6


limited to any reimbursement for travel of Company technical personnel incurred (hiring the resolution -of ;t Level One Nonconformity.


4.7  Replace "base release" with "Upgrade".

4.8  Replace "Software System Release" with "Upgrade".

4.9 Should Company's review of the Level One, Level Two or Level Three Nonconformity indicate, in Company' s reasonable opinion, that the reported problem is not in the Software System or Exhibit A and Exhibit B to Schedule 3 modification but is due to Client's abuse or misuse of the Software System or modification thereof, or by a modification or addition to the Software System as modified not performed by Company (inclusive of the integration by other than Company of Third Party products with the Software System or Modifications) , or by Client's failure to properly maintain the Computer System or Modifications, or to install the required System Software releases as instructed by Company, then:

(i)  and (ii) remain unchanged.

4.11 The initial Maintenance Fee specified in Schedule 1 of this Agreement shall be effective on the Conversion Date and shall continue for a period of five (5) years. There may be an increase in the Maintenance Fee specified on
Schedule 1 on each anniversary of the Conversion Date. The Maintenance Fee shall hot be increased by more than the lesser of (i) eight percent (8*) per year or
(ii) the change in the U.S. Department of Labor, Consumer Price Index for Urban Wage Earners and Clerical Workers, All Cities, (1982 = 100%) for the twelve month period preceding the annual anniversary of the Conversion Date.

7. The Company agrees to deliver the Software System and modifications identified on Exhibit A and Exhibit B to Schedule 3 to the Processing Location. The Client is responsible for copying and maintaining any additional copies of the Software System and modifications at other authorized locations.

9.1  The word "interface" should be replaced with the word "interfere".

9.3  Client agrees to maintain the Computer System and operate the
Software   System    According    to   Company's     reasonable

Mr. Robin.H. Smith
December 15, 1994
Response to Blackline Agreement
Page 7


recommendations during the term of this Agreement.

10. The text of Section 10 is deleted and replaced by the following: "Company and Client do not contemplate rescheduling of the Conversion Date."

ii.  Schedules, Exhibits, Addenda and Other Documents

The attached Schedules, Exhibits, Addenda and other documents form part of and are included in this Agreement.

12.1 Add the following sentence: "Circumvent procedures recommended by Company and agreed to by Client pursuant to Section 1.14 of this Agreement shall not constitute incorrect use for the Purpose of this Agreement."

12.1 The Company warrants, for at period of ninety (90) days following Client acceptance of the Software System, the Software System will perform the functions specified in the Documentation identified in Exhibit A of Schedule 1 to this Agreement. In the event the Software System fails to perform any of those functions, and the Company is notified in writing stating with reasonable particularity the nature of the Software System's failure to perform those functions, Company will promptly commence to correct these Nonconformities in accordance with the same provisions outlined in Section 4 of this Agreement. This warranty shall not apply if the failure has been caused kg- unauthorized changes to the Software System or modifications identified on Exhibit A and Exhibit B to Schedule 3 or by incorrect Use. Furthermore, Company warrants the Software System and those modifications are designed to operate on the minimum Computer System specified on Schedule 2 of this Agreement and both parties hereto agree that the warranties given by Company are conditional upon the procurement and. maintenance by Client of the

Computer System.  Circumvent procedures
recommended by Company and agreed to by Client pursuant to Section 1.14 of this Agreement shall not constitute incorrect use for the purpose of this Agreement.

12.3 The Company warrants that it has the right to License the Use of the Software System and modifications thereto performed by Company identified on Exhibit A and Exhibit B to Schedule 3 of this Agreement.

      2   We suggest that an index listing of all of the Schedules, Exhibits and other attachments be prepared and included in the Agreement.

Mr. Robin H. Smith
December 15, 1994
Response to Blackline Agreement
Page  8


13.1 Company shall indemnify Client and hold it harmless, including Client's incursion of any legal fees, associated with any claim or action which alleges that the Use of the Software System and modifications thereof performed by Company infringes a patent, copyright or other proprietary right of a third party. Client agrees that it will notify Company promptly in writing of any such claim and grants Company sole right to control the defense and disposition of such claim.

13.2 If as a result of any such claim Company or Client is permanently enjoined from using the Software System or modifications thereof performed by Company by a final nonappealable decree, Company at its sole option and expense may procure for Client the right to continue to use the Software System or modification thereof or At its sole option and expense, may provide a replacement or modification for the Software System so as to settle such a claim. If modification of the Software System is not reasonably practical in the sole opinion of the Company (reasonably given), Company may discontinue and terminate this License upon written notice to Client and shall refund to Client all License and Modification Fees paid to Company under this Agreement. In making this determination, Company will give due consideration to all factors including financial expense.

13.4 The foregoing states the entire liability of Company for the infringement of any copyrights, patents or other proprietary rights of a third person by the Software System or any parts thereof or any modifications thereof performed by-Company, and Client hereby expressly waives any other liabilities on the part of Company arising therefrom.

16.6 Company agrees not to use the Client's name in any press release or any public disclosure without prior written consent of Client.


New
17.6 Not withstanding any other provision of the Agreement, in the event that the Client is acquired and the Company refuses for whatever reason to assign this Agreement to an entity satisfactory to the Client or terminate this Agreement at the Client's request, the Client may terminate this Agreement and will be relieved of any further obligations and liability under the Agreement to the Company on the Termination Date, herein defined, by (i) giving the Company not less than Thirty (30) days prior written notice of the date on which the Client will terminate the Agreement (the "Termination Date") and

Mr. Robin H. Smith
December 15, 1994
Response to Blackline Agreement Page 9

(ii) tendering to the Company on or prior to the Termination Date the aggregate unpaid balance of Maintenance Fee due to the Company pursuant to this Agreement.

Schedule 1, License Section, Part C should reflect our agreement concerning 25,000 account increments and related fees and maximum fees as per our letter of agreement dated November 23, 1994 as follows:

An incremental License Fee will be paid after the 100,000 account threshold is reached of $25,000 for each 25,000 accounts up to a total of 175,000 accounts, and $75,000 for each 75,000 accounts thereafter to a maximum of: $1,225,000 after which no additional License Fee would be due.

Schedule 1,Professional Services Section, Part B overstates the Modification Fee Total by $3,500. We understand it to be $146,500 which we get by subtracting the $16,000 fee reduction per our agreement in the letter dated December 2, 1994

Re: Response-to November 29, 1994 Letter from the $162,500 proposed amount.
--------------- ------------------------


Schedule 1, Professional Services Section, Part E should reflect our agreement concerning the use of the thirty five programming days as stated in our letter of agreement dated November 23, 1994. as follows:

Company agrees to provide Client with up to thirty-five (35) days of programming support for modifications which may be uncovered during the conversion process and mutually agreed to by both Company and Client in writing and are expressly to be used for activities associated with moving Client's products, services and processing onto the Software System and Exhibit A and Exhibit B to Schedule 3 modifications at conversion. Days remaining, after Client acceptance testing and sign-off for both the Conversion and Exhibit 13 Modifications are released by Client and cease to be a. responsibility of Company.

Schedule 1, Maintenance Services Section, Part A concerning the calculation for the pro-rata reduction in Modification Maintenance Fees is confusing to us. Please restate the calculation methodology more clearly or provide an example.

Schedule 1, Maintenance Section, Part B should reflect our agreement concerning 25, 000 account increments and related fees and maximum fees as per our letter of agreement dated November 23, 1994 as follows:

      Mr. Robin H. Smith
December 15, 1994
Response to Blackline Agreement
Page  10


An incremental monthly Maintenance Fee will be paid after the 100,000 account threshold is reached of $375 for each 25,000 accounts up to a total of 175, 000 accounts, and $1, 125 will be paid for each 75,000 accounts processed thereafter to a total of 1,000,000 accounts above which no additional incremental Maintenance Fees would be due.

Schedule 3, Exhibit.h, Business Requirements for Construction Loans is missing
a. phrase in the following sentence found in Section 3.8.3, which should read:
"Any sub-commitment that is coded as A stand-by letter of credit in the purpose code, and/or when the purpose code defines the sub-commitment as suspense funds should be excluded from this report."

Schedule 4, Exhibit A, Project Plan should be clearly labeled as Exhibit A to
Schedule 4.

Addendum Number 1. Section 3.9 should indicate that the fees associated with the Day Two modifications are fixed as identified on Schedule 1 of the Agreement.

Addendum Number 1, Additional Provisions, should be changed to state:

Company and Client agree that in no event will Client be responsible for reimbursing to Company travel and living expenses incurred by Company exceeding
a. total of $50,000 associated' with Company's (i) Professional Services for

Conversion and installation as described on the Project Plan in Exhibit A to
----------------------------
Schedule 4 of this Agreement, (ii) Training. as described in Schedule 1,

Professional Services Section, Part C% Paragraph b), (iii) Special Professional
-------------------------------                            --------------------
Services as defined in Schedule 1, Professional Services Section, Part E, and
---------
(iv) Systems Engineering Support responsibilities described in Exhibit A to
     ---------------------------
Schedule 2 under this Agreement.

Addendum Number 7 should be revised to include my letters to you dated December 5, December 9, December 14 and December 15, and your letter to me dated December 12, 1994 and any other correspondence. As you request, I will provide copies of the letters addressed to you from me.

I believe that these items address our remaining issues, and that the Agreement, as revised per this letter and my letter dated December 14, 1994 will be acceptable to the Bank.

Mr. Robin H. Smith
December 15, 1994
Response to Blackline Agreement Page 11


Please send via overnight delivery two revised blackline copies of the Agreement indicating only those Sections of the Agreement and Addenda changed by our agreement as stated in this letter for delivery on December 15, 1994 to both the Bank,and Larry McAlee's office.

Sincerely,



Thomas M. Petro
Senior Vice President



cc:  Larry McAlee, Esquire
Bill Mixon
Geoff Halberstadt
Rick Crnovich
Dataprocessing Evaluation Team

The Bryn Mawr Trust Company
BRYN MAWR.  PENNSYLVANIA 19010-3396 (215) 525-1700



December 19, 1994



Mr. Robin H. Smith
Senior Vice President
Fiserv CBS Division
2601 Technology Drive
Orlando, FL 32804


Dear Robin:

    I am writing to summarize the telephone conversation f rom Friday, December 16, 1994, between Melody Traeger, Lawrence Rorstrom, Brad Smock, Dave Peterson, Geoff Halberstadt and myself about the Business Requirement for Construction Loans

    The purpose of that call was to discuss our need to track accrued interest at a unit level. It is our understanding this request has caused you to revise your approach to how your system will handle our construction loans. Because of our request, the concept of a "master note" will become the basis for the Construction Loan Business Requirement.

    As we understand it, the creation of a master note will allow multiple CBS accounts (which we describe as construction units) to be considered together as one loan. As a result, construction loan billing will be consolidated (include all units) , but interest will be accrued at the unit level.

    All other features, functionality and reports from the previous versions of this Business Requirement will remain unchanged. Additionally, it is out expectation that both interest and principal payments will be made at the unit level rather than at the master note level.

    It is our understanding that this Business Requirement change will not preclude us from using all other, CBS Loan Subsystem features including, but not limited to, loan participations.



when you want a banker not just a bank
                ------

Mr. Robin H. Smith
December 19, 1994

    We also discussed the concept of a payoff letter for our construction loans. It was decided that we would be better served by using the report writer to address this issue rather than have this incorporated into the Business Requirement for our Construction Loans.

    Please inform me in writing if the contents of this letter are unacceptable to you. Please incorporate these changes into a revised Business Requirement for my review and signoff.



Sincerely,



           Joseph S. Saraceno
           Comptroller



cc: Melody Traeger Thomas M. Petro Larry McAlee, Esquire William R. Mixon Geoff Halberstadt Rick Crnovich Data Processing Team

THE FINANCIAL DATA SERVICES COMPANY


December 19,1994


Mr. Thomas M. Petro
Senior Vice President
The Bryn Mawr Trust Company
801 Lancaster Avenue
Bryn Mawr, PA 19010

Dear Tom:

It appears we are very close to concluding our negotiations, and barring any unforeseen complications, look forward to entering into the Agreements with The Bryn Mawr Trust Company on Wednesday, December 21,1994 when Dave Ulrich visits the bank. Enclosed are the final Agreements which reflect the changes which were outlined in your correspondence of December 15,1994 as well as those which were overlooked or we discussed via phone on Monday, December 19,1994. If we discover any oversights between now and Wednesday afternoon, please note and initialize the appropriate changes on the executed copies and we will do the same once we have executed the Agreements. To that end, you need to have three
(3) originals executed. We will then execute all three and return an original to yom

The others will be kept at our office in Orlando and an original will be forwarded to our corporate offices in Milwaukee. If you have any questions, please feel free to call.

Secondly, as we discussed, I would like to take this opportunity to formally respond to the issues regarding cash management and the potential changes associated with the construction lending modification.

Cash Management

As we have discussed for several months, the cash management needs of The Bryn Mawr Trust Company, extend farther than those currently supported by the CBS System and/or our PC based Corporate Cash Management product.
Specifically,these needs tend to revolve around the need for a "data exchange facility" to support consolidated/cross bank reporting, cash concentration/remote disbursement processing and same day lock box deposit reporting. As we have stated previously, it is our commitment to work with The Bryn Mawr Trust Company, as well as other CBS users to develop these capabilities. The nature of this effort is in several directions. One, we are actively pursuing acquisition opportunities which will enable us to "own" the data exchange facility and be able to offer this service ta other CBS Clients, Other FIserv Clients and the market in general. We are very optimistic regarding the potential outcome of these discussions and would expect to be able to disclose more


CBS Division
2601 Technology Drive, Orlando, Florida 3407-299-5400
     ------------------------------------------------

Corporate Headquarters: 255 FiServ Drive, Brookfield, Wisconsin 53045 9 414-87@
-------------------------------------------------------------------------------
Mailing Address- PO.  Box 979, Brookfield, Wisconsin 53008-0979
---------------------------------------------------------------

   Mr. Thomas M. Petro
   -------------------
December 19,1994
Page 2


details within the next ninety days. Secondly, if the potential acquisition of the data exchange facility is not realized, we recognize the need for this capability and are prepared to establish a firm relationship with another entity to provide these services and make these available to our client base. In either case, we recognize there will need to be changes made to both the CBS System and the PC based Cash Management System to enable our clients to utilize these facilities. It is our intention that once a determination has been made regarding the choice of a data exchange facility, we will begin the effort to assess the potential financial impact this dioice will have on our clients with respect to the service itself and any modification costs which might be incurred by our clients. Our intention at this stage would be to present these opportunities to our cash management clients as a cooperative development effort which would effectively "spread" any modification cost between ourselves and the cash management customers. Based on the number of potential participants and previous cooperative development efforts, we would not expect given approximately ten participants, for this effort to exceed $20,000 per participant. Obviously our goal would be to involve as many clients as possible, provide as much functionality as possible and reduce the overall cost for everyone.

We will keep you informed of our progress in this area and provide details as they become available.

Construction Lending Modification
---------------------------------

Based on Melody Traeger's conversation with your staff last week, they have added significant effort to the modification as it was originally sized. Based on those discussions, we estimate the additional effort will increase the cost@of the modification by an amount not to exceed $12,000. We would propose utilizing the next four weeks to redefine this modification in its entirety and subsequently amending our Agreezwnt with The Bryn Mawr Trust Company to reflect this change in functionality as well as the change in pricing for the modification.

Thank you again for the time you, your staff and Larry McAlee have spent on this matter. We look forward to a long and mutually beneficial relationship with The Bryn Mawr Trust Company.

Sincerely,



 Robin H. Smith
Senior Vice President

RS/sl 252
Enclosures


v
FINANCIAL DATA SERVICES COMPANY


Addendum No. 8
to
Comprehensive Banking System
License and Service Agreement

Between Bryn Mawr Bank Corporation ("Client") and FIserv CIR, Inc. ("Company").



Client and Company wish to amend Agreement No.
December 30,1994. Notwithstanding anything in this Addendum to the contrary, in
------------------
the
event of a conflict between the terms of the Agreement and Ohs Addendum, the provisions of this Addendum shall take precedence.


Agreement for Additional Subsystem
-------------------------------

Client wishes to license, for the fees outlined, the following additional Subsystem which shall be included as part of the Software System as defined in this Agreement:

                                     Initial   Monthly Software
                                    License F=

Credit Collection Accounting Subsystem  $35,000  $250
(CCAS)

with an Effective Date of



Payment Terms


Event                                                 Amount Payable

     Upon Contract Execution                                  $11,667
     Upon Completion and Client Acceptance of Data
        Verification Phase                                    $11,667
     Upon Client Acceptance of Conversion                     $11,666

For and on behalf of Client  By:
                         Name:       Samuel C. Wasson, Jr.
Title:      Secretary

For and on behalf of Company  By:

Name:                                        Raju M. Shivdasani
                                             ------------------
Title:        President, CBS Division
              -----------------------
THE REGULATORY ASSISTANCE CENTER, INC.

Compliance Division



SOFTWARE LICENSE AGREEMENT
CONTINUOUS USE


This constitutes the software license agreement between The Regulatory Assistance Center, Inc., hereinafter called "RAC", a Massachusetts corporation having a principal place of business at 400 Auburn Street, Whitman, MA 02382 and Bryn Mawr Trust Company having a principal place of business at 801 Lancaster Avenue, Bryn Mawr, PA 19010-3396 hereinafter called "Licensee".

THE PARTIES AGREE TO THE FOLLOWING TERMS AND OCNDITIONS.

1. IDENTIFICATION OF SYSTEM. The software system is called "Currency Reporting Control SystemTm", hereinafter called "CRC SystemTm" and consists of the following:

CRC SystemTm Primary Package Object Code;
CRC SystemTm Exemption Management Module Object Code;
CRC SystemTm Magnetic Media Filing Module Object Code;
CRC SystemTm Installation Guide;
CRC SystemTm Reference Guide;
CRC SystemTm Training Tutorial;
CRC System@ Daily Processing Guide;
BCC Systemtm Object Code (Covering 30 Teller Workstations); BCC Systemtm Installation and Reference Guide;
TIL SystemTm Object Code;
TIL SystemTm Reference Guide;
RJS Systeni"4 431ject Code;

     RJS SystemTm Installation and Reference Guide;
     WTC Systemtm Object Code;
WTC SystemTm Installation and User's Guide.

2. INSTALLATION FEE. Licensee agrees to pay RAC a one-time installation fee for the CRC System@. The total installation fee for the CRC SystemTm shall be $18,000.00. Said fee is payable in two installments; one upon execution of this agreement for the amount $13,500.00 and the remainder due fifteen (15) days after CRC SystemTm delivers principal place of business of Licensee stated above. Should Congress mandate a r sales tax on goods and services that is applicable to this purchase, Licensee shall be responsible for payment to RAC of any such sales tax as dictated by law.

3. DELIVERY OF CRC SYSTEM. RAC will deliver the CRC SystemTm to Licensee within thirty (30) days of License Agreement execution. RAC will assume all risks of loss or damage to the CRC System while in transit to the Licensee.

4, GRANT OF LICENSE. Subject to the terms of this agreement, RAC grants Licensee a non-transferable and non-exclusive right to use the CRC SystemTm for Licensees own purposes, within and limited to Licensee. License may not transfer any of its rights to the CRC SystemTm except to its successor organization, to be used in the same site only, should it be acquired. Licensee may not copy, rent, lease, or otherwise distribute the CRC SystemTm.

Cl@



400,Auburn Street - Whitman, MA 02382 - (617) 447-5585

SOFTWARE LICENSE AGREEMENT
CONTINUOUS USE

5. SYSTEM OWNERSHIP. All copyright, patent trade secret and other proprietary rights to the CRC SystemTm are owned by, RAC. The copy of the RAC CRC System@ licensed to Licensee 9 protected by United States copyright laws ia accordance
                                                  ---------
with such law.

6. SUPPORT SERVICES. RAC agrees to provide to Licensee reasonable technical and software support relative to the operation of the software during the first year after execution of this Agreement. RAC further agrees to periodically provide CRC SystemTm updates to Licensee: (a) to incorporate CRC SystemTm enhancements, and (b) to comply with Bank Secrecy Act regulatory changes. This support may be continued for additional one year terms by payment of an annual maintenance fee of $3,600.00. (The break down of this fee is as follows: 10% ($2,400.00) of the list price of the CRC SystemTm at the time of purchase ($24,OOO.00) and 10% ($1,200.00) of the list price of the BCC SystemTm at the time of purchase
                        -----
($12,000.00). Such maintenance fee b) be invoiced on the first and subsequent anniversary dates. If on-site support is requested, Licensee shall reimburse RAC for all reasonable travel expenses, including but not limited to lodging, transportation and meals incurred in providing such training and support.

7. LIMITATION OF LIABILITY. RAC MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, IN FACT OR IN LAW, INCLUDING THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, NOTWITHSTANDING THE FORM (E.G. CONTRACT, TORT OR OTHERWISE) IN WHICH ANY LEGAL OR EQUITABLE ACTION MAY BE BROUGHT AGAINST RAC. RAC SHALL IN NO EVENT BE LIABLE FOR DAMAGES WHICH EXCEED THE AMOUNT OF THE FEES PAID BY LICENSEE FOR THE CRC SYSTEMrm WHICH GAVE RISE TO THE DAMAGES. HOWEVER, IN NO EVENT SHALL RAC BE LIABLE FOR SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR ANY INDIRECT DAMAGES SUCH AS BUT NOT LIMITED TO EXEMPLARY OR PUNITIVE DAMAGES, EVEN IF RAC II&S BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

S. GENERAL. This Agreement is governed by the laws of the State of Massachusetts. This License shall be deemed effective from the date of execution and shall be valid only as long as licensee uses or possesses the CRC SystemTm. As security and protection to the end user, RAC has escrowed the CRC Systemtm source code at the firm of McSwiney, Jones, Semple and Douglas, P.C. This constitutes the complete and exclusive statement of terms and conditions between Licensee and IIAC covering performance hereof and cannot be altered,
                          --------
amended, or modified except in writing executed by an authorized representative of each party.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date set forth below.
DATED: 12/5/94
tory Assistance Center,@C.  Hamelin, Presi--nt & CEO@

DATED: 1/5/95                                        Bryn Mawr TrustCompany
(Signature)


Name and Title


2.

COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF BANKING
333 MARKET STREET, 16TH FlOOR           FAX (717) 7871773
HARRISBURG, PENNSYLVANIA 171011290


(717) 783-8240


December 12, 1994



Mr. Joseph W. Rebl, CPA
Senior Vice President and Treasurer
THE BRYN MAWR TRUST COMPANY
801 Lancaster Avenue
Bryn Mawr, PA 19010-3396

Dear Mr. Rebl:

This will respond to your letter dated December 8, 1994, in which you request the approval of the Pennsylvania Department of Banking (the "Department") f or The Bryn Mawr Trust Company (the "Company") to further increase its investment in fixed assets by $2,002,000 for 1995. This approval is required by Section 202 (e) of the Banking Code of 1965, as amended, for banks that propose to exceed or already exceed the 25% limitation for bank premises and equipment. The additional investment of $2,002,000 in bank premises and equipment will be used to bring the Company's data processing services back "in-house," using FiServ CBS and for other planned capital expenditures for 1995.

The Department has reviewed this matter as well as the supporting documentation included with your letter and hereby approves the Company's request to increase its investment in bank premises and equipment for an aggregate investment in fixed assets of

$8,696,000 or 34.51% of the Company's projected equity capital aggregating $25,200,000 as of December 31, 1994 pursuant to the provisions of
Section 202(e) of the Banking Code of 1965. This approval will expire one year from the date of this letter. If the full amount of the additional investment is not booked in that time period, a new request must be made to the Department. We note that the Company projects the fixed asset total to be $7,879,000 as of December 31, 1995 or 27.35% of the Company's projected equity capital of $28,804,000 for the same date.

As long as the Company's investment in fixed assets exceeds the statutory limitation, additional expenditures for such premises must have the prior approval of this Department. Therefore, I would like to recommend that future expenditures for bank premises and equipment be closely monitored until the Company's investment therein conforms to the provisions of Section 202(e) of the Code.

mm. Joseph W. Rebl CPA
December 12, 1994

-Page 2-In addition, you are reminded that purchased computer software should be reported as "other assets" as per call report instructions and not included in the fixed asset computation.

Very truly yours,




Richard S. DeMartino
             Director--supervision and
Enforcement Bureau

RSD:EAK:eak